FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2003

Commission file number 1-1097

OKLAHOMA GAS AND ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	73-0382390 (I.R.S. Employer Identification No.)

321 North Harvey
P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(Address of principal executive offices)
(Zip Code)

405-553-3000
(Registrant’s telephone number, including area code)

Item 5. Other Events

        On August 18, 2003, Oklahoma Gas and Electric Company (the "Company") signed an asset purchase agreement to acquire NRG McClain LLC's 77 percent interest in the 520 megawatt ("MW") NRG McClain Station. The purchase price for the interest in the plant is approximately $159.9 million, subject to adjustment for prepaid gas and property taxes. The plant includes gas-fired combined cycle combustion turbine units and is located near Newcastle, Oklahoma in McClain County, Oklahoma. The plant began operating in 2001. The owner of the remaining 23 percent in the plant is the Oklahoma Municipal Power Authority (“OMPA”).

        Closing is subject to customary conditions including receipt of regulatory approval by the FERC. Because the current owner of the plant has filed for bankruptcy protection, the acquisition also is subject to approval by the bankruptcy court. The Company expects that as part of the bankruptcy approval process, NRG McClain LLC’s interest in the plant will be subject to an auction process to be approved by the bankruptcy court. Although NRG McClain has reached an agreement with its secured lenders and the creditors’ committee for its parent, NRG Energy, on the sale of the plant, these and other NRG McClain LLC’s creditors can object to the asset purchase agreement and the auction under certain conditions. The Company cannot guarantee the terms of the auction process or that it will be the winning bidder in the auction or that the Company may not raise the price it proposes to pay for the power plant. Assuming the bankruptcy court approves the sale on a timely basis, the Company anticipates that the acquisition will be completed no later than December 1, 2003.

        Following the acquisition, the Company expects to operate the plant in accordance with a joint ownership and operating agreement with the OMPA that is in the process of being negotiated. Under this agreement, the Company would operate the facility, and the Company and the OMPA would be entitled to the net available output of the plant based on their respective ownership percentage. All fixed and variable costs would be shared in proportion to the respective ownership interests. The Company expects to utilize its portion of the output, 400 MWs, to serve its native load. The Company will file with the OCC a request to increase its base rates to recover its investment in, and the operating expenses of, the plant. As provided in its most recent rate settlement with the OCC, pending approval of the request to increase base rates to recover the investment in the plant, the Company will have the right to accrue a regulatory asset, for a period not to exceed 12 months subsequent to the acquisition, consisting of the non-fuel operation and maintenance expenses, depreciation, cost of debt associated with the investment and ad valorem taxes. Upon approval by the OCC of the Company’s request, all prudently incurred costs accrued through the regulatory asset within the 12 month period will be included in the Company’s prospective cost of service.

        As part of its most recent rate settlement with the OCC, the Company undertook to acquire electric generating capacity of not less than 400 MWs. The acquisition of a 77 percent interest in the NRG McClain Station would constitute an acquisition of such generation under the recent OCC settlement order. The Company expects this new generation will provide savings, over a three-year period, in excess of $75.0 million to its Oklahoma customers. These savings will be derived from: (i) the avoidance of purchase power contracts otherwise needed; (ii)

replacing an above market cogeneration contract when it can be terminated at the end of August 2004; and (iii) fuel savings associated with operating efficiencies of the new plant. These savings, while providing real savings to Oklahoma customers are not expected to effect the profitability of the Company because the Company's rates would not need to be reduced to accomplish these savings.

        As indicated above, the decision of the Company with respect to the purchase of this new generation will be subject to a review by the OCC as a part of a general rate case for the purpose of determining the level of just and reasonable costs associated with the new generation to be included in customers’ rates. The OCC’s review is expected to include, but not be limited to, an analysis and review of the alternatives to purchasing the new generation, the amount paid for such new generation and the level of capacity purchases. The Company will provide monthly reports, for a period of 36 months after the acquisition, to the OCC Staff, documenting and providing proof of savings experienced by the Company’s customers. In the event the Company is unable to demonstrate at least $75.0 million in savings to its customers during this 36-month period, the Company will have an obligation to credit its Oklahoma customers any unrealized savings below $75.0 million as determined at the end of the 36-month period, which shall be no later than December 31, 2006.

        In the event the Company does not acquire the new generation by December 31, 2003, the settlement order requires the Company to credit $25.0 million annually (at a rate of 1/12 of $25.0 million per month for each month that the new generation is not in place) to its Oklahoma customers beginning January 1, 2004 and continuing through December 31, 2006. However, if the Company purchases the new generation subsequent to January 1, 2004, the credit to Oklahoma customers will terminate in the first month that the new generation begins initial operations and any previously-credited amounts to Oklahoma customers will be deducted in the determination of the $75.0 million targeted savings.

        The Company expects to fund the acquisition with a combination of a capital contribution from its parent, OGE Energy Corp., and the issuance of long-term debt.

        The press release announcing the execution of the purchase agreement is attached hereto as Exhibit 99.01. Also, attached as Exhibit 2.01 is the Asset Purchase Agreement dated August 18, 2003 between the Company and NRG McClain LLC.

Item 7. (c) Exhibits

Exhibit Number	Description
2.01	Asset Purchase Agreement, dated as of August 18, 2003 by and between OG&E and NRG McClain
LLC. (Certain exhibits and schedules hereto have been omitted and the registrant agrees to furnish supplementally a copy of such omitted exhibits and schedules to the Commission upon request).

99.01	Press release dated August 19, 2003, announcing OG&E to acquire 77% Interest in McClain Power Plant.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY (Registrant)
By	/s/ Donald R. Rowlett
Donald R. Rowlett Vice President and Controller (On behalf of the registrant and in his capacity as Chief Accounting Officer)

August 18, 2003

Exhibit 2.01

ASSET PURCHASE AGREEMENT
DATED AS OF AUGUST 18, 2003

BY AND BETWEEN

OKLAHOMA GAS AND ELECTRIC COMPANY

and

NRG McCLAIN LLC

ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of August 18, 2003, is made by and between NRG McClain LLC, a Delaware limited liability company (“Seller”), and Oklahoma Gas and Electric Company, an Oklahoma corporation (“Buyer”).

Preliminary Statements

        A.      Seller owns a 77% undivided interest as a tenant in common (with the Oklahoma Municipal Power Authority, a governmental agency and body politic and corporate of the State of Oklahoma (“OMPA”) owning the remaining 23% undivided interest) in an approximately 520 MW gas-fired combined cycle electric generating facility primarily located in McClain County, Oklahoma (including all equipment, electrical transformers, pipeline and electrical interconnection facilities (including water discharge facilities and water injection facilities) related thereto, the “Power Plant”), and is engaged in the business of generating and selling electric power therefrom (the “Business”).

        B.      Seller desires to sell substantially all of its assets, properties, rights and interests, including its interest in the Power Plant, to Buyer.

        C.      Buyer desires to purchase and acquire from Seller, upon the terms and subject to the conditions hereinafter set forth, substantially all assets, properties, rights and interests of Seller used or useful in connection with the operation of the Business, but specifically excluding the Retained Assets and the Retained Liabilities (each as defined below), in consideration of certain payments by Buyer and the assumption by Buyer of specified liabilities and obligations of Seller specifically disclosed in this Agreement (such purchase, the “Asset Purchase”).

        D.      Seller has filed, or the Business Day after the execution and delivery of this Agreement by the parties hereto will file, a voluntary petition initiating a case under chapter 11 of the Bankruptcy Code in the Bankruptcy Court (the “Case”) and intends that the transactions contemplated by this Agreement shall be implemented through the filing of a motion for the sale of such assets (other than the Retained Assets) pursuant to Sections 363 and 365 of the Bankruptcy Code in accordance with the terms of this Agreement, in which case the consummation of such sale shall be subject to the entry by the Bankruptcy Court of the Approval Order (as defined below), approving such sale.

        E.      Until the closing of the Asset Purchase, Seller intends to continue in the management and possession of its properties as a debtor in possession in the Case pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code and subject to the terms and conditions of this Agreement.

        In consideration of the premises and the mutual covenants hereinafter contained and other good and valuable consideration had and received, Buyer and Seller, on the basis of, and in reliance upon, the representations, warranties, covenants, obligations and agreements set forth in this Agreement, and upon the terms and subject to the conditions contained herein, hereby agree as follows:

ARTICLE I
Certain Definitions

        As used in this Agreement, the following terms shall have the following respective meanings:

        “AAA” has the meaning set forth in Section 13.14(a).

        “AAA Rules” has the meaning set forth in Section 13.14(a).

        “Accounts Receivable” means: (i) all of Seller’s trade and other accounts and notes receivable; and (ii) subject to Section 5.12, all rights, claims, and benefits under all performance bonds, surety bonds, and Insurance Policies.

        “Acquisition Proposal” means a proposal involving a third party (other than Buyer or any of its Affiliates) and Seller or any of its Affiliates relating to any merger, consolidation, business combination, sale of all or substantially all of Seller’s assets, sale of equity interests or any restructuring, recapitalization, investment, or similar transaction (whether through a plan of reorganization or otherwise) involving Seller or any significant portion of the assets or Business to be purchased by Buyer pursuant to this Agreement.

        “Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. As used in this definition, “control” (including, with correlative meanings, “controlled by” and “under common control with”) mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

        “Agreement” has the meaning set forth in the initial paragraph hereof.

        “Alternative Transaction” has the meaning ascribed to it in the Sale Motion and shall include, without limitation, a Recapitalization.

        “Approval Order” has the meaning set forth in Section 5.3(a).

        “Asset Purchase” has the meaning set forth in the Preliminary Statements.

        “Assumed Liabilities” has the meaning set forth in Section 2.9.

        “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§101-1330, as now in effect or hereafter amended.

        “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.

        “Bidding Procedures” has the meaning given such term in Section 5.4.

        “Bidding Procedures Order” has the meaning given such term in Section 5.3(a).

        “Books and Records” means all of Seller’s files and records (or copies of relevant portions thereof) relating to the Purchased Assets, the Assumed Liabilities, or the operations of the Business as of or prior to the Closing Date, including without limitation all documents, drawings, reports, operating data, operating safety and maintenance manuals, inspection reports, engineering design plans, blueprints, specifications and procedures, and similar items, but only insofar as the same are not Retained Books and Records or may be disclosed without (a) violating any legal constraints or obligations regarding the confidentiality thereof, provided all such materials excluded from the definition of “Books and Records” pursuant to this clause (a) are described on Schedule 2.2(e), (b) waiving any attorney/client, work product, or like privilege, (c) disclosing information about the activities of Seller or its Affiliates that is unrelated to the Power Plant or the Business, or (d) disclosing confidential proprietary models or other information of Seller or any of its Affiliates pertaining to energy project evaluation, energy or natural gas price curves or projections, or other economic predictive models, which excluded files and records shall be deemed Retained Books and Records.

        “Business” has the meaning given such term in the Preliminary Statements.

        “Business Day” means a day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in New York City, New York.

        “Business Employee” has the meaning given such term in Section 3.5.

        “Buyer Required Regulatory Approvals” means those consents, approvals, filings and notices set forth in Schedule 4.4 that the Buyer must obtain from or make with any Governmental Authority in connection with the transactions contemplated by this Agreement.

        “Case” has the meaning given such term in the Preliminary Statements.

        “Cash” means all cash, time deposits, certificates of deposit, marketable securities, short-term investments and other cash equivalents of Seller, but excluding any Prepaid Items.

        “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., as amended.

        “Chapter 11 Expenses” means the costs incurred and expenses paid or payable by Seller or any Affiliate in connection with the administration of the Case, including, without limitation: (a) fees and expenses related to any debtor-in-possession financing, (b) obligations to pay professional and other fees and expenses in connection with the Case (including, without limitation, fees of attorneys, accountants, investment bankers, financial advisors, noticing agents, and consultants retained by Seller or any Affiliate thereof, any creditors’ or equity holders’ committee, or any debtor-in-possession or pre-petition lender, and any compensation for making a substantial contribution to the Case), (c) fees and expenses payable to the United States Trustee or the Clerk of the Bankruptcy Court under Section 1930 of title 28, United States Code, and (d) expenses of members of any creditors’ or equity holders’ committee.

        “Closing” has the meaning set forth for such term in Section 2.6.

        “Closing Date” has the meaning set forth for such term in Section 2.6.

        “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.

        “Contracts” means (a) all existing contracts, agreements and commitments, whether written or oral, of Seller and (b) all contracts, agreements and commitments, whether written or oral, of Seller that are entered into between the date of this Agreement and the Closing Date in compliance with Section 5.1 or, if not entered into in compliance with Section 5.1, are consented to in writing by Buyer after the date of this Agreement. Notwithstanding the foregoing or the contents of any Schedule to this Agreement, “Contracts” shall not include any Excluded Contracts.

        “Debt” of any specified Person means: (a) any and all liabilities and obligations of any Person (i) for borrowed money (including the current portion thereof), (ii) under or related to any reimbursement obligation relating to a letter of credit, bankers’ acceptance or note purchase facility, (iii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation), (iv) for the payment of money relating to a lease or instrument that is required to be classified as a capitalized/finance lease obligation in accordance with GAAP, (v) for all or any part of the deferred purchase price of property or services (other than trade payables), (vi) under or related to any DIP Arrangement, and (vii) under or related to any agreement that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or other similar agreement (including any option to enter into any of the foregoing), and (b) any and all liabilities and obligations of others described in the preceding clause (a) that such Person has guaranteed or that is recourse to such Person or any of its assets or that is otherwise its legal liability or that is secured in whole or in part by the assets of such Person. For purposes of this Agreement, Debt shall include any and all accrued interest, success fees, prepayment premiums, make-whole premiums or penalties, and fees or expenses (including, without limitation, attorneys’ fees) associated with any Debt.

        “DIP Arrangement” means a debtor-in-possession financing facility or cash collateral arrangement in the Case for Seller.

        “Effective Time” has the meaning given such term in Section 2.1.

        “Emission Allowances” means all authorizations to emit specified units of pollutants or Hazardous Substances from the Power Plant, which units are established by the Governmental Authority with jurisdiction over the Power Plant under (a) an air pollution control and emission reduction program designed to mitigate global warming or interstate or intrastate transport of air pollutants, (b) a program designed to mitigate impairment of surface waters, watersheds, or groundwater, or (c) any pollution reduction program with a similar purpose, in each case regardless of whether the Governmental Authority establishing such authorizations designates such authorizations by a name other than “allowances.”

        “Employee Benefit Plans” has the meaning given such term in Section 3.14(a).

        “Environmental Condition” means any event, circumstance or condition, whether discovered or undiscovered as of the Closing Date, related in any manner whatsoever to: (i) the past, continuing, or current presence, Release or threatened Release of material amounts of any Hazardous Substance into the environment or any building, structure, or workplace, in violation of any Environmental Law; (ii) the presence of any Hazardous Substance on or under the Owned Real Property, or any building or structure thereon, which presence either: (A) is not in material compliance with any Environmental Law; or (B) causes Buyer to be subject to any material liability or any obligation to investigate, remediate, or remove such Hazardous Substance under any Environmental Law; (iii) the past, continuing, or current Release, threatened Release, transportation, arrangement for transportation, treatment, storage, or disposal of any material amounts of any Hazardous Substance originating on or from the Owned Real Property to or at any off-site location; (iv) the placement of structures or materials into waters of the United States; (v) the presence of friable asbestos; or (vi) any material violation by Seller or any of its Affiliates of any Environmental Law existing as of the Closing Date or arising from conditions existing as of or prior to the Closing Date (including, but not limited to, the revocation of or failure to possess any required permits or licenses).

        “Environmental Law” means all Laws relating to pollution or protection of the environment, natural resources or human health and safety, as the same may be amended or adopted, including, without limitation, laws relating to Releases or threatened Releases or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport, disposal or handling of Hazardous Substances, including: CERCLA; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq.; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 through 2629; the Oil Pollution Act of 1990, 33 U.S.C. Sections 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C.

Sections 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. Sections 300f through 300j; the Occupational Safety and Health Act, 29 U.S.C. Sections 651 et seq.; the Surface Mining Control and Reclamation Act of 1977, 30 U.S.C. Sections 1201 et seq.; any similar laws of the State of Oklahoma or of any other Governmental Authority having jurisdiction over the site at which the Power Plant is located or otherwise applicable to the Power Plant, Seller or the operator(s) thereof; and regulations implementing the foregoing.

        “Environmental Reports” means any and all environmental review and assessment reports, including, but not limited to, Phase I or II environmental site assessments, results of any environmental sampling and any reports discussing compliance with Environmental Laws, which Seller has ever caused to be prepared or has ever received within the last five (5) years with respect to the Power Plant and the Owned Real Property, all of which are identified on Schedule 3.13(c).

        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

        “ERISA Affiliate” means (i) any corporation or other entity included with Seller in a controlled group of corporations or other entities within the meaning of Section 414(b) of the Code; (ii) any trade or business (whether or not incorporated) which is under common control with Seller within the meaning of Section 414(c) of the Code; (iii) any member of an affiliated service group of which Seller is a member within the meaning of Section 414(m) of the Code; or (iv) any other person or entity treated as an affiliate of Seller under Section 414(o) of the Code.

        “Excluded Contracts” means any and all of the contracts, agreements, and commitments that: are set forth on Schedule 2.2(j) hereto; evidence Debt (including, without limitation, Debt under or related to the Prepetition Credit Agreement); relate to any amounts payable to current or former equityholders or Affiliates of Seller; or are removed by Buyer from Schedule 3.8 pursuant to Section 5.6(b).

        “Executory Contracts” means all Contracts (including, but not limited to, any Contracts that are unexpired leases) entered into by or assigned to Seller that are executory (as provided under the Bankruptcy Code and applicable case law) as of the Petition Date, but not including the Excluded Contracts.

        “Existing Survey” means that certain plat of a survey prepared by Covey Land Surveying, dated October 29, 2001 and last revised on November 29, 2001, covering all or part of the Owned Real Property.

        “Existing Title Policy” means, that certain title policy no. 72004 1602, dated December 3, 2001, issued by Chicago Title Insurance Company.

        “FERC” means the Federal Energy Regulatory Commission, or any successor agency thereto.

        “Final Order” means an order of the Bankruptcy Court or other court of competent jurisdiction as to which no stay is in effect.

        “GAAP” means generally accepted accounting principles in effect in the United States at the time of application thereof applied on a consistent basis.

        “Good Utility Practices” means, with respect to the Business and the Power Plant, any of the practices, methods and acts generally engaged in or approved by a significant portion of the independent electric power generation industry during the relevant time period that, in the exercise of reasonable judgment in light of the applicable manufacturer’s recommendations and the facts known or that reasonably should have been known at the time the decision was made, would reasonably have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practice is intended to consist of practices, methods or acts generally accepted in the region where the Power Plant is located, and is not intended to be limited to optimum practices, methods or acts to the exclusion of all others.

        “Governmental Authority” means any federal, state, county, local, municipal or foreign governmental or administrative agency or political subdivision thereof, any governmental authority, board, bureau, commission, department or instrumentality, any court or administrative tribunal, and any Native American tribal council or similar governing entity.

        “Hazardous Substance” means (a) any petrochemical or petroleum products, radioactive materials, radon gas, asbestos in any form, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid that may contain polychlorinated biphenyls, (b) any chemicals, materials or substances, whether solids, liquids, semi-liquids or gas, defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “hazardous constituents,” “restricted hazardous materials,” “extremely hazardous substances,” “toxic substances,” “contaminants,” “pollutants,” “irritants,” “toxic pollutants” or words of similar meaning and regulatory effect under any applicable Environmental Law, and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any applicable Environmental Law.

        “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        “Insurance Policies” has the meaning given such term in Section 3.17.

        “Intellectual Property” has the meaning given such term in Section 3.7.

        “Interconnect Point” has the meaning given such term in Section 2.1(j).

        “Inventories” means all of Seller’s inventory, including fuel, chemical and gas inventories, materials, supplies, and spare parts, whether on hand or in transit.

        “IRS” means the Internal Revenue Service.

        “Key Contracts” means those Contracts listed on Schedule 8.4 hereto.

        “Knowledge” means (a) in the case of Seller, all information that is actually known by any of the following individuals: George Schaefer, Kurt Reuman, Jim Milkovich, David Lloyd, Michael Manning and John R. Whiteley, and all individuals who, after the date hereof, replace any such person in such person’s employment position with Seller or an Affiliate thereof; and (b) in the case of Buyer, all information that is actually known by any of the following individuals: Peter Delaney, Jesse Langston and Leon Howell.

        “Law” means any law (including common law), statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

        “Licenses” means all governmental licenses, permits, franchises and other authorizations of any Governmental Authority set forth on Schedule 3.10.

        “Lien” means any security interest, pledge, mortgage, lien, charge, encumbrance, conditional sale agreement, title retention contract, right of first refusal, option to purchase, proxy, voting trust or voting agreement or any similar interest.

        “Loss” and “Losses” means any and all liabilities, damages, losses, deficiencies, interest, claims, actions, demands, causes of action, judgments, settlements, fines, costs and expenses (including, without limitation, reasonable attorney’s fees, accountants’ fees and all other expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened, but excluding punitive, special, incidental and consequential damages).

        “Material Adverse Effect” means any change or effect that is, individually or in the aggregate, materially adverse to the business, condition, assets, properties or operations of Seller, the Power Plant or the Business, taken as a whole, other than: (a) the mere filing or commencement of the Case; (b) any change or effect resulting from the announcement by Seller of its intention to sell the Purchased Assets to Buyer; (c) any change (or changes taken together) or effect (i) generally affecting the international, national or regional or local electric generating, transmission or distribution industry as a whole, (ii) resulting from changes in the international, national, regional or local wholesale or retail markets for electric power, (iii) resulting from changes in the international, national, regional or local fuel markets for the type of fuel used at the Power Plant, (iv) on the North American, national, regional or local electric transmission or distribution systems or (v) resulting from changes in the general national or regional economic or financial conditions; (d) any change in Law, or any judgments, orders or decrees that apply generally to all similarly situated Persons; or (e) any order or act of any Governmental Authority applicable to providers of generation, transmission or distribution of electricity generally.

        “Material Contracts” has the meaning given such term in Section 3.8.

        “Nonassignable Item” has the meaning given such term in Section 2.12.

        “NRG Marks” means the names and marks “NRG Energy” and “NRG,” together with all derivations and variations thereof, and the NRG Energy corporate logo, together with all derivations or variations thereof.

        “Objections” has the meaning given such term in Section 5.2(e).

        “OCC” means the Oklahoma Corporation Commission, or any successor agency thereto.

        “O&O Agreement” means the Ownership and Operating Agreement for the McClain Generating Facility by and between OMPA and Seller (f/k/a Duke Energy McClain, LLC), dated as of March 1, 2001, as amended by the first amendment thereto dated as of August 31, 2001 and the second amendment thereto dated as of November 28, 2001.

        “OMPA” has the meaning given such term in the Preliminary Statements.

        “Optional Procedures” has the meaning set forth in Section 13.14(c).

        “Ordinary Course” means the ordinary and normal course of Seller’s conduct of the Business consistent with past practice employed by Seller.

        “Owned Real Property” means the undivided ownership interest in and to the real property, including any easements, rights-of-way and servitudes, identified in Schedule 3.11 hereto, together with a like undivided interest in and to all buildings, structures and improvements thereon (including the Power Plant), but only to the extent such buildings, structures and improvements constitute fixtures under applicable Law.

        “Permitted Liens” means all (a) Liens that are set forth on Schedule 3.4 hereto, the terms and provisions of the Contracts listed on Schedule 3.8 (without giving effect to any deletion from such schedule pursuant to Section 5.6(b)) and Licenses listed on Schedule 3.10, and the other matters specifically described as Liens or potential Liens referred to in Schedules 3.12 and 3.13(b); (b) Liens for Taxes and other governmental charges and assessments which are not yet due and payable, or Taxes the validity of which is being contested in good faith by appropriate proceedings and listed on Schedule 3.12; (c) exceptions set forth in the Existing Title Policy and all matters shown on the Existing Survey which are not otherwise a Permitted Lien under another clause of this definition, together with any exceptions set forth in the Title Report that become Permitted Liens pursuant to Section 5.2(e); (d) exceptions, restrictions, easements, charges, rights-of-way and monetary and nonmonetary encumbrances which are set forth in any License; (e) mechanics’, carriers’, workers’, repairers’ and other similar Liens arising or incurred in the Ordinary Course and not yet due and payable, or which are being contested in good faith by appropriate proceedings and listed in Schedule 3.12; (f) zoning, entitlement, conservation restriction and other land use and environmental regulations of any Governmental Authority; (g) restrictions and regulations imposed by any Governmental Authority or any local, state, regional, national or international reliability council, or any independent system operator or regional transmission organization with jurisdiction over either Seller or the Power Plant; (h) Liens in favor of the Prepetition Lenders securing obligations under the Prepetition Credit Agreement, and any instruments and agreements executed in connection therewith, but only to the extent that such Liens are released from the Purchased Assets at or prior to Closing; (i) the Seller Required Consents and Seller Required Regulatory Approvals; and (j) such other Liens or imperfections in or failures of title that would not, individually or in the aggregate, materially detract from the value or use of the Purchased Assets, taken as a whole.

        “Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, estate, trust, Governmental Authority or body or other entity, and shall include any successor (by merger or otherwise) of such Person.

        “Personal Property” means all of the personal property (excluding Inventories) of Seller used or held for use by Seller, including, without limitation, all machinery, furniture, fixtures, equipment, computer hardware, vehicles, lubricants, chemicals, filters, fittings, connectors, seals, gaskets, tools, special tools, dies, construction in progress, and repair and replacement parts (except to the extent disposed of in the Ordinary Course prior to the Closing Date or otherwise at the direction of the Bankruptcy Court), and such additional items of personal property as are acquired prior to the Closing Date.

        “Petition Date” means the date on which Seller files a voluntary petition initiating a case under chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

        “Power Act” means the Federal Power Act of 1935, as amended, and the rules and regulations promulgated thereunder.

        “Power Plant” has the meaning given such term in the Preliminary Statements.

        “Prepaid Estimate” has the meaning given such term in Section 2.7(a).

        “Prepaid Items” means all of the prepaid expenses, advance payments, surety accounts, deposits and other similar assets of Seller.

        “Prepetition Credit Agreement” means the credit agreement, dated as of November 28, 2001, among NRG McClain LLC, WestLB AG, New York Branch (formerly known as Westdeutsche Landesbank Girozentrale, New York branch), as agent and collateral agent, and the lenders party thereto, as such credit agreement has been and may be amended, supplemented, restated or otherwise modified.

        “Prepetition Lenders” means the Persons (other than Seller and its Affiliates) from time to time that are parties to the Prepetition Credit Agreement.

        “Property Tax” means any ad valorem, personal property, real property or similar Tax, liability for which arises from ownership of a Purchased Asset.

        “Purchased Assets” has the meaning set forth in Section 2.1.

        “Purchase Price” has the meaning given such term in Section 2.3.

        “Recapitalization” means a transaction pursuant to which the holders of the Debt of Seller obtain a majority of the equity interests of Seller or all or substantially all of the assets of Seller in exchange for such Debt.

        “Release” means any release, spill, leak, discharge, abandonment, disposal, pumping, pouring, emitting, emptying, injecting, leaching, dumping, depositing, dispersing, allowing to escape or migrate into or through the environment (including ambient air, surface water, ground water, wetlands, land surface and subsurface strata or within any building, structure, facility or fixture) of any Hazardous Substance, including the abandonment or discarding of Hazardous Substances in barrels, drums, or other containers.

        “Remediation” means any action of any kind to address an Environmental Condition or Release or threatened Release or the presence of Hazardous Substances on or in the air, soil or groundwater, including the following: (i) monitoring, investigation, assessment, treatment, cleanup, containment, remediation, removal, mitigation, response or restoration work; (ii) obtaining any permits, consents, approvals or authorizations of any Governmental Authority necessary to conduct any such work; (iii) preparing and implementing any plans or studies for such work; (iv) obtaining a written notice from a Governmental Authority with jurisdiction under applicable Environmental Laws that no material additional work is required by such Governmental Authority; (v) any response to, or preparation for, any inquiry, order, hearing or other proceeding by or before any Governmental Authority with respect to any such Environmental Condition, Release or threatened Release or presence of Hazardous Substances; (vi) any other activities required under Environmental Laws to address an Environmental Condition or the presence of or Release of Hazardous Substances in the air, soil or groundwater; and (vii) attorney, consultant and other expert fees associated with any activity listed above.

        “Representatives” means, collectively, such Person’s Affiliates and his, her or its and their respective directors, officers, partners, members, employees, representatives, agents, advisors (including accountants, legal counsel, environmental consultants, engineering consultants and financial advisors), parent entities and other controlling Persons.

        “Retained Assets” has the meaning set forth in Section 2.2.

        “Retained Books and Records” has the meaning set forth in Section 2.2(e).

        “Retained Liabilities” has the meaning set forth in Section 2.10.

        “Retained Name” has the meaning set forth in Section 2.2(f).

        “Sale Motion” has the meaning given such term in Section 5.3(a).

        “Seller Required Consents” means those consents, approvals and authorizations set forth on Schedule 3.3(c) that Seller must obtain from, or make with, any third party (other than a Governmental Authority) in connection with the transactions contemplated by this Agreement.

        “Seller Required Regulatory Approvals” means those consents, approvals, filings and notices set forth on Schedule 3.3(b) that Seller must obtain from, or make with, any Governmental Authority in connection with the transactions contemplated by this Agreement.

        “Survey” has the meaning given such term in Section 5.17.

        “Taxes” means all taxes, charges, fees, levies or like other assessments (whether U.S. federal, state, local or foreign) based upon or measured by income and any other tax, including, without limitation, gross receipts, profits, premium, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, unemployment, excise, windfall profits, transfer, license, occupation or property taxes, together with any interest, penalties or additions to tax resulting from, attributable to, or incurred in connection with any such taxes or any contest or dispute thereof.

        “Taxing Authority” means a taxing authority of the United States of America, any state thereof or the District of Columbia, any local governmental subdivision thereof or any foreign government.

        “Tax Returns” means returns, reports, statements, notices, forms or other documents or information required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of any Taxes or in connection with the administration, implementation or enforcement of or compliance with any legal requirement relating to any Taxes.

        “Title Insurer” has the meaning given such term in Section 5.2(e).

        “Title Policy” has the meaning given such term in Section 5.16.

        “Title Report” has the meaning given such term in Section 5.2(e).

        “Transaction Documents” means this Agreement, together with all Exhibits and Schedules hereto, and any and all related agreements and instruments (including, without limitation, the Bidding Procedures Order and the Approval Order).

        “Transaction Taxes” has the meaning given such term in Section 7.1.

        “WARN” has the meaning given such term in Section 2.10(g).

        All other initially capitalized terms will have the meaning ascribed to them elsewhere in this Agreement.

ARTICLE II
Sale of Assets; Closing

        Section 2.1     Purchase and Sale.  On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth herein, at the Closing, Seller shall sell, convey and transfer to Buyer and Buyer shall purchase from Seller as of and with effect from 12:01 a.m. central standard time on the Closing Date (the “Effective Time”), all of Seller’s right, title and interest in and to all assets owned by or leased or licensed to Seller and used or held for use by Seller whether real, personal or mixed, tangible or intangible, with such changes to such assets as may occur from the date hereof to the day immediately preceding the Closing Date consistent with the terms and conditions of this Agreement, excepting only the Retained Assets (Seller’s right, title and interest in and to all such assets other than the Retained Assets being, collectively, the “Purchased Assets”). Without limiting the generality of the foregoing, except as set forth in Section 2.2 below or otherwise constituting Retained Assets, the Purchased Assets shall include all of Seller’s right, title and interest in:

                (a)     the Personal Property;

                (b)     the Inventories;

                (c)     the Contracts;

                (d)     the intellectual property owned by or licensed to Seller;

                (e)     the Books and Records (subject to the provisions of Section 5.2(c) below);

                (f)     the Owned Real Property;

                (g)     [intentionally omitted];

                (h)     the Prepaid Items;

                (i)     the Licenses;

                (j)     the electrical connection equipment and ancillary support facilities located on the Power Plant side of any distribution or transmission interconnection point used in the Business (the “Interconnect Point”);

                (k)     unexpired, transferable warranties and guarantees from third parties to the extent relating to or of Purchased Assets; and

                (l)     all Emission Allowances with respect to the Power Plant.

        Section 2.2      Retained Assets.  Notwithstanding anything herein to the contrary, Seller shall retain and the Purchased Assets shall not include the following assets of Seller (collectively, the “Retained Assets”):

                (a)     Cash;

                (b)     subject to Section 5.12, all performance bonds, surety bonds, and insurance policies and other similar assets with respect to the Business or Power Plant, including all rights, claims and benefits thereunder, and including Prepaid Items in respect thereof;

                (c)     all Accounts Receivable;

                (d)     all rights to the refund or credit of any Taxes for taxable periods or portions thereof ending on or prior to the Closing Date, but only to the extent such Taxes are Retained Liabilities or are not otherwise paid by Buyer;

                (e)     corporate seals, minute books, charter documents, corporate equity registers, Tax and financial records, and such other books and records (i) pertaining to the organization, existence, equity capitalization or debt financing of Seller, (ii) to the extent subject to attorney/client, work product or like privilege, (iii) to the extent relating to activities of Seller or its Affiliates unrelated to the operation of the Power Plant or the Business or (iv) subject to legal constraints or obligations regarding confidentiality and listed on Schedule 2.2(e) (the “Retained Books and Records”);

                (f)     all rights to or goodwill represented by or pertaining to all names, marks, trade names, trademarks and service marks incorporating the name “NRG” (the “Retained Name”) either alone or in combination with any other name, including without limitation, the corporate design logo associated with the Retained Name or variant of the Retained Name;

                (g)     subject to Section 2.1(k) and 5.12, all rights, claims, credits, allowances, rebates, and causes of action of Seller to the extent relating to or arising from any of the Retained Assets or the Retained Liabilities (including, without limitation, rights of indemnification or contribution from third parties and insurance claims related thereto) and all claims and causes of action existing on the Closing Date or arising with respect to events or occurrences prior to the Closing Date other than claims and causes of action that relate to the condition of the Power Plant (or affect the post-closing operation thereof) or other tangible Purchased Assets;

                (h)     any and all avoidance or other causes of action arising under Sections 510, 544 through 550 and 553 of the Bankruptcy Code or under similar state laws;

                (i)     any and all rights that accrue or will accrue to Seller under this Agreement and the Transaction Documents;

                (j)     the Excluded Contracts and Nonassignable Items;

                (k)     the rights of Seller under, and any funds and property held in trust or any other funding vehicle pursuant to, any Employee Benefit Plan; and

                (l)     the specific items identified on Schedule 2.2(l) hereof.

        Section 2.3      Consideration.  Subject to adjustment as provided in Sections 2.7, 5.12 and 7.2, in full consideration for the Purchased Assets, at the Closing Buyer shall pay by wire transfer in immediately available funds $159,950,000 (the “Purchase Price”) to the Seller, unless otherwise directed by the Bankruptcy Court pursuant to the Sale Motion and Approval Order, in which case Buyer shall pay the Purchase Price as so directed by the Bankruptcy Court.

        Section 2.4      Deliveries by Seller.  At the Closing, Seller shall deliver (or cause to be delivered) the following to Buyer:

                (a)     special warranty deeds (with respect to real property owned wholly or partially in fee), bills of sale and assignments in substantially the forms attached as Exhibit A hereto;

                (b)     assignments as to that portion of the Owned Real Property that constitutes easements;

                (c)     the certificate contemplated by Section 8.1 below;

                (d)     a certificate, in form and substance reasonably satisfactory to Buyer, of a Secretary, Assistant Secretary, or other officer or manager, as appropriate, (i) of NRG Energy Inc., as the sole member of Seller, certifying as to its resolutions approving and authorizing this Agreement and the transactions contemplated by this Agreement and (ii) of Seller certifying as to (A) the resolutions of the manager of Seller approving and authorizing this Agreement and the transactions contemplated by this Agreement and (B) the amended and restated limited liability company agreement of Seller.

                (e)     good standing certificates of Seller issued by the Secretary of State of the State of Delaware and the Secretary of State of the State of Oklahoma;

                (f)     the certificate of formation of Seller, certified by the Secretary of State of Delaware;

                (g)     a certified copy of the Approval Order;

                (h)     a certified copy of the docket as of the most recent practicable date showing that the Approval Order is a Final Order;

                (i)     [intentionally omitted];

                (j)     [intentionally omitted];

                (k)     the non-foreign affidavit contemplated by Section 8.8 below;

                (l)     evidence of all Seller Required Regulatory Approvals, in form and substance reasonably satisfactory to Buyer; and

                (m)     any other documents and instruments required by this Agreement to be delivered by Seller or reasonably requested by Buyer, including certificates of title, to effect or evidence the transactions contemplated by the Transaction Documents.

        Section 2.5      Deliveries by Buyer.  At the Closing, Buyer shall deliver the following to Seller (or, with respect to clause (a) below, as directed by the Bankruptcy Court pursuant to the Sale Motion and Approval Order if otherwise so directed):

                (a)     subject to Sections 2.7, 5.12 and 7.2, cash in the amount of the Purchase Price by wire transfer of immediately available funds to an account designated by the recipient of such funds at least three Business Days prior to the Closing Date;

                (b)     only if the Long Term Service Agreement, dated as of December 29, 1999, as amended, between Seller (f/k/a Duke Energy McClain LLC) and General Electric International, Inc. (“GE”) is not deleted from Schedule 3.8 as permitted by Section 5.6 and such agreement is at Closing a Contract, a release or other agreement from GE terminating, as of Closing, all obligations of NRG Energy, Inc. under the NRG Energy, Inc. Corporate Guaranty to the Benefit of GE dated August 30, 2001;

                (c)     an assumption agreement and other appropriate instruments of assumption as shall be necessary for Buyer to assume the Assumed Liabilities as of the Closing Date, in such form as is reasonably acceptable to Seller;

                (d)     the certificate contemplated by Section 9.1 below;

                (e)     a certificate of the Secretary of Buyer in form and substance reasonably satisfactory to Seller, certifying as to (i) the resolutions of the directors of Buyer approving and authorizing this Agreement and the transactions contemplated by this Agreement and (ii) the bylaws of Buyer;

                (f)     a good standing certificate of Buyer issued by the Secretary of State of Oklahoma;

                (g)     the certificate of incorporation of Buyer, certified by the Secretary of State of Oklahoma;

                (h)     evidence of all consents and approvals referenced in Schedule 4.4; and

                (i)     any other documents and instruments required by this Agreement to be delivered by Buyer.

        Section 2.6      Time and Place of Closing.  The consummation of the Asset Purchase pursuant to this Agreement (the “Closing”) shall take place as soon as reasonably practicable, and in any event within 10 days after the later to occur of: (a) the date of entry on the docket of the Bankruptcy Court of the Approval Order; (b) the date of termination or expiration of the waiting period under the HSR Act; (c) the obtaining of all Buyer Required Regulatory Approvals and Seller Required Regulatory Approvals; and (d) satisfaction of all conditions to Closing set forth in Articles VIII and IX (other than conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) or waiver thereof by the applicable party (the “Closing Date”). The Closing shall be held at 9:00 A.M., local time, at the Chicago, Illinois offices of Jones Day.

        Section 2.7      Proration for Certain Prepaids.

                (a)      No less than 10 days prior to Closing Seller shall provide to Buyer (i) a list identifying all then existing Prepaid Items for the purchase of natural gas, (ii) its reasonable good faith estimate, as of the Closing Date, of the value of that portion of each such Prepaid Item attributable to natural gas to be delivered to Buyer from and after the Closing determined based upon the price (or a reasonable good faith estimate thereof if not fixed in the applicable agreement) of such gas, and the estimated quantity to be supplied after (as compared to before) Closing (the “Prepaid Estimate”), and (iii) such data, information and calculations as are reasonably necessary or Buyer otherwise reasonably requests to audit and verify such Prepaid Estimates. No more than five days following its receipt of the Prepaid Estimate, Buyer shall notify Seller of any amounts specified therein that it disputes. Any Prepaid Estimate that Buyer fails to dispute within such five-day period shall be deemed accepted by Buyer. If Buyer shall timely dispute any Prepaid Estimate, the parties shall, acting reasonably and in good faith, endeavor to resolve such dispute on or before two days prior to Closing. If the parties are unable to resolve any dispute within such time period, the Prepaid Item(s) (and the concomitant natural gas) then in dispute shall constitute and be deemed Retained Assets. If Seller shall fail to so list any Prepaid Item, or fail to provide to Buyer a Prepaid Estimate with respect to any listed Prepaid Item, Seller shall be deemed to have waived any right to a Purchase Price adjustment with respect to such Prepaid Item, and such Prepaid Item shall be conveyed to Buyer. At Closing, the Purchase Price shall be increased by the sum of all Prepaid Estimates not timely disputed by Buyer, and the amounts, if any, agreed by the parties with respect to any Prepaid Estimates timely disputed by Buyer and resolved by Buyer and Seller prior to Closing (and the concomitant Prepaid Item(s) and natural gas shall be deemed Purchased Assets and not Retained Assets). Such Purchase Price Adjustment shall, as to the applicable Prepaid Items, be final and binding upon the parties.

                (b)      With respect to the Prepaid Item, if any, that is a “Quarterly Payment” (as such term is defined in Exhibit A to the Long Term Service Agreement between Seller and General Electric International, Inc. dated as of December 29, 1999, as amended by amendment number 1 thereto dated as of December 29, 1999, and amendment number 2 thereto dated as of February 6, 2001), the Purchase Price shall be further increased by an amount equal to the product of $290,840.55 and a ratio, the numerator of which is the number of days in the portion of the calendar quarter to which such payment applies that begins on the day after the Closing Date, and the denominator of which is the number of days in that entire calendar quarter.

        Section 2.8      Purchase Price Allocation.  The Purchase Price represents the amount agreed upon by the parties for Tax purposes to be the aggregate value of the Purchased Assets, and shall be allocated among the Purchased Assets as set forth on Schedule 2.8, which schedule shall be prepared in accordance with Section 1060 of the Code and the related regulations. The parties shall report the transactions contemplated in this Agreement in a manner consistent with such agreed upon allocation, and neither of them will take any position inconsistent therewith in any Tax Returns, in any refund claim, in any litigation, or otherwise. Each of the parties agrees to notify the other if any Taxing Authority proposes to reallocate the Purchase Price. Seller and Buyer shall cooperate in good faith in the joint preparation of IRS Form 8594 on a basis consistent with such allocation of the Purchase Price.

        Section 2.9      Assumed Liabilities.  At the Closing, Buyer shall execute an assumption agreement whereby Buyer shall, as of the Closing Date, assume and agree to pay, perform, and discharge the liabilities and obligations of Seller (a) arising under the Contracts that are transferred to Buyer at Closing, except liabilities or obligations arising out of any breach or default (including for this purpose any event which, with notice or lapse of time would constitute such a breach or default) by Seller or its Affiliates of any provision of any Contract, including liabilities or obligations arising out of Seller’s or its Affiliates’ failure to perform any agreement, contract, commitment or lease in accordance with its terms prior to the Closing or (b) in respect of unpaid Property Taxes for taxable periods beginning before and ending after the Closing Date (collectively, the “Assumed Liabilities”). For the avoidance of doubt, liabilities or obligations to the extent arising in connection with or relating to Buyer’s ownership and operation of the Purchased Assets after the Closing (as opposed to Seller’s ownership and operation thereof prior to the Closing) shall be liabilities and obligations of Buyer and not of Seller.

        Section 2.10      Retained Liabilities.  Except for the Assumed Liabilities, Seller (or its Affiliates) shall retain all liabilities and obligations of Seller (or its Affiliates), whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due (the “Retained Liabilities”), including, without limitation, the following:

                (a)     all Accounts Payable;

                (b)     all Debt of Seller;

                (c)     any and all liabilities and obligations of Seller arising under or relating to the Excluded Contracts;

                (d)     any Taxes (other than Transaction Taxes) imposed on Seller or, if Seller is disregarded for Tax purposes, any Person owning an interest in Seller;

                (e)     all liabilities and obligations of Seller for costs and expenses (including legal, investment banking, and publication fees and expenses) Seller has incurred in connection with this Agreement and the transactions contemplated hereby;

                (f)     other than those liabilities and obligations contained in Contracts that are Assumed Liabilities, all liabilities and obligations of Seller or any Affiliate of Seller relating to any employment, stay, retention, severance, change of control, deferred compensation, or other similar arrangement or agreement entered into by Seller or any Affiliate of Seller with any current or former employee (including, without limitation, any termination and severance benefits, costs, charges and liabilities of any nature incurred with respect to the termination of an employee of the Business on, before or after the Closing Date);

                (g)     all liabilities and obligations of Seller or any Affiliate of Seller arising under or related to the Worker Adjustment Retraining and Notification Act of 1988, 29 U.S.C. Section 2101, et seq., as amended (“WARN”), and any applicable state or local notification law with respect to a layoff or plant closing relating to the Business that occurred on or before the Closing Date;

                (h)     all liabilities and obligations relating to any matters set forth on Schedule 3.12 and for any other liabilities and obligations relating to any claims, litigation, actions, suits, investigations, or proceedings relating to circumstances or events relating to the Business, the Purchased Assets, or the Assumed Liabilities arising or occurring prior to Closing;

                (i)     all Chapter 11 Expenses;

                (j)     all liabilities and obligations relating to matters disclosed on Schedule 3.13(b) or any other Environmental Condition existing or occurring prior to the Closing Date that relates to the Power Plant, Owned Real Property or any of the other Purchased Assets, including, but not limited to, all liabilities or obligations of Seller or any of its Affiliates arising under or relating to the following: (i) the costs for Remediation or other corrective actions associated with any violation or alleged violation of Environmental Laws with respect to the ownership, lease, maintenance or operation of any of the Purchased Assets, prior to the Closing Date, (ii) any fines or penalties arising in connection with any violation or alleged violation of Environmental Laws with respect to the ownership, lease, maintenance or operation of any of the Purchased Assets prior to the Closing Date, (iii) loss of life, injury to Persons or property or damage to natural resources (whether or not such loss, injury or damage arose or was made manifest before the Closing Date or arises or becomes manifest on or after the Closing Date), in each case caused (or allegedly caused) by any Environmental Condition or the presence or Release of Hazardous Substances at, on, in, under, or migrating from or to any of the Purchased Assets prior to the Closing Date, including any Environmental Condition or Hazardous Substances contained in building materials at or adjacent to any of the Purchased Assets or in the soil, surface water, sediments, groundwater, landfill cells, or in other environmental media at or near to any of the Purchased Assets, and (iv) the investigation or Remediation (whether or not such investigation or Remediation commenced before the Closing Date or commences on or after the Closing Date) of any Environmental Condition or Hazardous Substances that are present or have been Released prior to the Closing Date at, on, in, under or migrating from or to any of the Purchased Assets or in the soil, surface water, sediments, groundwater, landfill cells or in other environmental media at or adjacent to any of the Purchased Assets; and

                (k)     all and any other liabilities and obligations of Seller and its Affiliates and ERISA Affiliates, including, without limitation, those under or relating to the Employee Benefit Plans or to employees or former employees of Seller or any Affiliate of Seller, that are not expressly Assumed Liabilities.

        Section 2.11      Pre- and Post-Closing Accounts Receivable.  As between Seller (and its Affiliates and creditors) and Buyer, subject to Section 5.12, Seller shall be entitled to receive and be paid any and all payments and revenues to the extent resulting from the operation of the Power Plant prior to the Effective Time (and any other payments that are Retained Assets), and Buyer shall be entitled to receive and be paid any and all payments and revenues to the extent resulting from the operation of the Power Plant from and after the Effective Time. If after Closing either party (or Affiliate or creditor thereof) shall receive any payment or revenue that, as set forth in this Section 2.11, belongs to the other party, the party receiving such amounts (or whose Affiliate or creditor received such amounts) shall promptly remit or cause to be remitted the same to the other party, without set-off or deduction of any kind or nature.

        Section 2.12      Nonassignable Items.  On the Closing Date and to the extent permitted by Law and the terms of Contracts, Licenses and licenses for the use of intellectual property sought to be transferred as part of the Purchased Assets, Seller shall transfer and assign to Buyer, and Buyer shall assume, the Contracts, Licenses and licenses for the use of intellectual property which are to be transferred to Buyer as provided in this Agreement. Notwithstanding anything in this Agreement to the contrary, to the extent that the assignment of all or any portion of any Contract, License or license for the use of intellectual property shall be prohibited by Law or the terms thereof or require the consent of the other party thereto (if any) or any other third party and such prohibition or requirement is not overridden by an order of the Bankruptcy Court (which order Seller hereby agrees to use commercially reasonable efforts to promptly obtain), (a) this Agreement shall not constitute an agreement to assign any such Contract, License or license for the use of intellectual property included in the Purchased Assets (each, a “Nonassignable Item”), and (b) no breach of this Agreement shall have occurred by virtue of such nonassignment. Seller agrees that on and after the Closing, it will, at the request of Buyer but without any obligation to incur any material cost, expense or liability, use its commercially reasonable efforts (a) to provide Buyer with the benefits of and to preserve for the benefit of Buyer the rights of Seller under such Nonassignable Items and (b) to facilitate receipt of any consideration which may be received by Seller in and under every such Nonassignable Item, which consideration, to the extent received, shall be held for the benefit of, and shall be delivered to, Buyer; provided, however, that nothing in this Section 2.12 shall (i) require Seller to make any material expenditure or incur any material obligation on its own or on Buyer’s behalf, or (ii) prohibit Seller from ceasing all operations and business activities and winding up its affairs subsequent to the Closing.

ARTICLE III
Representations and Warranties of Seller

        Seller represents and warrants to Buyer as follows:

        Section 3.1      Organization; Authorization; Etc.

        Seller is a limited liability company, duly formed, validly existing, and in good standing under the laws of the State of Delaware. Seller is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, including the State of Oklahoma. Subject to any necessary authorization from and the jurisdiction of the Bankruptcy Court, Seller has all requisite limited liability company power and authority to own its properties and assets and to carry on its business as it is now being conducted and, upon entry of the Approval Order, shall have all limited liability company power and authority to perform its obligations hereunder and to take all actions necessary or appropriate to consummate, and to consummate, the transactions contemplated by this Agreement. Seller has full limited liability company power to execute and deliver this Agreement and, subject to entry of the Approval Order, the other Transaction Documents to be executed and delivered by Seller. The execution and delivery of this Agreement and the other Transaction Documents to be executed and delivered by Seller, the performance of Seller’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company proceedings on the part of Seller. This Agreement has been duly executed and delivered by Seller, and, assuming the due execution hereof by Buyer, this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. Seller has no subsidiaries.

        Section 3.2      No Conflict.  Subject to the entry of the Approval Order and to obtaining or making all Seller Required Consents, Seller Required Regulatory Approvals, and notices and filings with respect to Licenses listed on Schedule 3.10 under the heading “Environmental Permits, Approvals and Authorizations” and marked with an asterisk (“*”) or double-asterisk (“**”), and approval of the Federal Communications Commission to assignment of Seller’s radio license (FCC Reg. No. 0005035852), the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not: (a) violate any provision of the organizational instruments of Seller; (b) except as result solely from the Case, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, permit, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien (other than a Permitted Lien) upon any of the Purchased Assets), except where the violation, breach, default, acceleration, termination, modification, cancellation, failure to give notice or Lien would not be materially adverse to the Business, Purchased Assets or the ability of Seller to consummate the

Asset Purchase; or (c) violate any Law applicable to Seller, the Business or any Purchased Asset (including the Power Plant).

        Section 3.3      Consents and Approvals.  Subject to the entry of the Approval Order, no consent, approval or authorization of, or declaration, filing, or registration with, any Person is required to be made or obtained by Seller in connection with the performance of this Agreement and the consummation of the transactions contemplated hereby, except for: (a) consents, approvals or authorizations of, or declarations or filings with, the Bankruptcy Court; (b) Seller Required Regulatory Approvals; (c) Seller Required Consents; (d) notices and filings with respect to Licenses listed on Schedule 3.10 under the heading “Environmental Permits, Approvals and Authorizations” and marked with an asterisk (“*”) or double-asterisk (“**”); and (e) approval of the Federal Communications Commission to assignment of Seller’s radio license (FCC Reg. No. 0005035852), except to the extent the failure to obtain such consent, approval or authorization would not reasonably be expected to materially and adversely affect the operation of the Business or Power Plant.

        Section 3.4      Ownership of Purchased Assets.  Subject to Permitted Liens and any additional disclosure set forth on Schedule 3.4 hereto, Seller owns: (i) good and valid title in and to the Purchased Assets, except the Purchased Assets that are not owned by Seller; and (ii) valid and existing leasehold or license interests in the Purchased Assets that are not owned by Seller. Schedule 3.4 lists all material assets and properties owned by or leased or licensed to Seller’s Affiliates that are necessary for the generation of electric power at the Power Plant and transmission thereof to the Interconnect Point.

        Section 3.5      Labor Matters.  Seller does not have, and since August 31, 2001 (and to its Knowledge prior to such date) has never had, any employees. No Affiliate of Seller is a party to any labor agreement, solely with respect to employees thereof employed primarily in connection with the Power Plant (“Business Employees”), with any labor organization, union, group or association, and there are no Business Employee employee unions (or any other similar labor or employee organizations) under local statutes, custom or practice. No Affiliate of Seller has experienced any attempt within the past five years by organized labor or its representatives to make it conform to demands of organized labor relating to Business Employees or to enter into a binding agreement with organized labor that would cover Business Employees. There is no labor strike or labor disturbance pending or, to the Knowledge of Seller and its Affiliates, threatened with respect to Business Employees, nor is any grievance currently being asserted with respect to Business Employees, and Seller’s Affiliates have not experienced a work stoppage or other labor difficulty in the past five years with respect to Business Employees, and are not and have not engaged in any unfair labor practice with respect to Business Employees. Without limiting the foregoing, Seller’s Affiliates, solely with respect to Business Employees, are in compliance with the Immigration Reform and Control Act of 1986 and maintain a current Form I-9 as required by such Act, in the personnel file of each Business Employee hired after November 9, 1986.

        Section 3.6      Compliance with Orders.  Except as set forth in Schedule 3.6 hereto, Seller has not received written notice of, and has no Knowledge of, any default in any material respect under any material order, writ, judgment, award, injunction or decree of any

Governmental Authority applicable to the Business, the Purchased Assets, or the Owned Real Property.

        Section 3.7      Intellectual Property.  Schedule 3.7 sets forth all material intellectual property owned by Seller, and all material licenses and other rights to use intellectual property of others used by Seller, in the operation of the Power Plant (the “Intellectual Property”). Seller owns, or owns an undivided 77% interest in, or possesses licenses or other valid rights to use all of the Intellectual Property.

        Section 3.8      Seller’s Contracts.  Schedules 3.7 and 3.8 hereto set forth lists, as of the date hereof, of each existing contract or agreement to which Seller is a party or by which its properties and assets are bound (true, correct, and complete copies, subject to redaction only to the extent by third parties prior to Seller’s receipt or control of any such redacted contract or agreement (in the case of written contracts), and summaries (in the case of oral contracts) of which have been provided or made available to Buyer), except for Excluded Contracts and contracts entered into by Seller in the Ordinary Course containing obligations of less than $50,000 (such Contracts as required to be listed, subject to Section 5.20, being the “Material Contracts”). Except as set forth on Schedules 3.7 and 3.8 hereto, each Material Contract is a legal, valid and binding obligation of Seller and, to the Knowledge of Seller, the other parties thereto, enforceable against Seller and, to the Knowledge of Seller, the other parties thereto in all material respects in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. The copy of each written Contract or summary of each oral Contract furnished or made available to Buyer is a true and complete copy of the document it purports to represent or summarize, as the case may be, and reflects all material amendments thereto made through the date of this Agreement, subject to redaction only to the extent by third parties prior to Seller’s receipt or control of any such redacted contract or agreement. Except as set forth on Schedules 3.7 and 3.8 hereto and for the filing of or which result from the Case, no event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a material default by Seller under any Material Contract, and to the Knowledge of Seller no such event has occurred which constitutes or would constitute a material default by any other party to any Material Contract.

        Section 3.9      [Intentionally omitted.]

        Section 3.10      Permits and Licenses.  The attached Schedule 3.10 identifies the material Licenses, if any, from all Governmental Authorities which relate to the Business, the Power Plant or any of the other Purchased Assets and which are used or held by Seller or any of its Affiliates in connection with operation of the Power Plant, and the holder thereof. Except as described on Schedule 3.10, Seller or its Affiliates currently own, or own an undivided 77% interest in, or have the right to use and will use commercially reasonable efforts to maintain in effect until the Closing Date its ownership or right to use such Licenses. Except as set forth on Schedule 3.12, no governmental proceeding is pending nor does Seller have Knowledge of any threat by any

Governmental Authority to cancel, modify, or fail to renew any such License, which cancellation, modification or failure to renew would reasonably be expected to have a Material Adverse Effect.

        Section 3.11      Owned Real Property.  Schedule 3.11 hereto describes all real property owned in whole or in part (and states the ownership percentage of any partially owned real property) by Seller or its Affiliates and used in connection with the operation of the Power Plant, other than lands owned or leased by Seller’s Affiliates and used for remote operation of the Power Plant. Except as described on Schedule 3.11, there is no real property other than the Owned Real Property owned, leased, used or occupied by Seller in connection with the Power Plant. Seller has made available to Buyer, to the extent within Seller’s possession or control, a copy of all certificates of occupancy for the Owned Real Property and a copy of any variance granted with respect to the Owned Real Property pursuant to applicable zoning laws or ordinances, all of which documents are true and complete copies thereof. Other than Permitted Liens, to Seller’s Knowledge there is no unrecorded Lien, easement, right-of-way agreement, license, sublease, occupancy agreement, or like instrument burdening the Owned Real Property. Seller has not received any written condemnation notice from any Governmental Agency with respect to the Owned Real Property. The Owned Real Property complies in all material respects with all applicable easements, covenants and similar restrictions. Seller has provided or made available to Buyer all material existing surveys or topographic maps for the Owned Real Property, title policies, engineering reports, Environmental Reports, soil tests, and such other similar information in Seller’s possession or control.

        Section 3.12      Litigation.  Except (a) as set forth on the attached Schedule 3.12 and (b), upon filing, the Case, there are no actions, suits or proceedings pending or, to Seller’s Knowledge, threatened, against or involving Seller, the Power Plant, or the Business. Except as set forth on Schedule 3.12, and for such as may be entered in connection with the Case, there are no outstanding judicial orders or judgments to which Seller is subject or by which Seller, the Business, the Power Plant or any of the other Purchased Assets are bound.

        Section 3.13      Compliance with Applicable Laws and Regulations.

                (a)     General. Except as set forth on Schedule 3.13(a), Seller and its Affiliates have complied in all respects with all Laws (other than Environmental Laws) applicable to the operation of the Power Plant, and the operation of the Power Plant has been and is in compliance with all applicable Laws, in each case except to the extent such failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                (b)     Environmental Matters. Except as set forth on Schedule 3.13(b), to Seller’s Knowledge: (i) there have been and are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release of any Hazardous Substance on the Owned Real Property or any other property that could reasonably form the basis of any environmental claim against Buyer, Seller or against any Person whose liability for any material environmental claim Buyer or Seller has or may have retained or assumed either contractually or by operation of law; and (ii) there has been no material violation of any Environmental Law with respect to the Business, the Power Plant, or any other Purchased or Retained Assets. Except as set forth on Schedule 3.13(b), Seller has not received, and has no Knowledge of, any actual or threatened order, notice or other written communication from any Governmental Authority with respect to the Business, the Power Plant or any other Purchased Assets of any actual or potential violation or failure to comply with any Environmental Law.

        Section 3.14      Employee Benefit Plans.

                (a)     Schedule 3.14 lists all employee welfare benefit plans and employee pension benefit plans as such terms are defined, respectively in Sections 3(1) and 3(2) of ERISA (including any multiemployer plan, as defined in Section 3(37) of ERISA), bonus, incentive, profit sharing, stock option, stock appreciation, pension, deferred compensation, excess benefit, change in control, retention, stay-pay, supplemental unemployment, vacation, sick-pay, employment or consulting agreements, severance, retirement, stock purchase, hospitalization, group or individual life, disability or health insurance, workers’ compensation, or employee welfare benefit or similar plan, program or agreement whether written or unwritten, qualified or nonqualified, funded or unfunded, maintained or contributed to by Seller or any of its Affiliates in respect of current or former Business Employees, or with respect to which Seller or any of its Affiliates has any liability in respect of each current or former Business Employee (all collectively referred to as the “Employee Benefit Plans”). Seller has provided or made available to Buyer complete and correct copies of all Employee Benefit Plans, and, as applicable, all related summary plan descriptions with all amendments, and summaries of material modifications.

                (b)     Schedule 3.14 describes all material employment practices, policies, contracts, programs or arrangements which are applicable to the Business Employees.

                (c)     Except as set forth on Schedule 3.14:

                          (i)      Each of the Employee Benefit Plans that is intended to be qualified under Section 401(a) of the Code and which provides for payment of eligible rollover distributions described in Section 402(f)(2)(A) of the Code has been operated, maintained and administered in compliance in all material respects with its terms and with all provisions of all applicable Laws, including, without limitation, ERISA, the Code (and the rule and regulations promulgated thereunder).

                          (ii)      With respect to each Employee Benefit Plan subject to Section 302 of ERISA or Section 412 of the Code and any other employee benefit plan subject to Section 302 of ERISA or Section 412 of the Code maintained or contributed to by any ERISA Affiliate, there was no, and as of the Closing Date there will be no accumulated funding deficiency within the meaning of Section 412 of the Code, whether or not waived. All contributions or payments required to be made by Seller or any ERISA Affiliate with respect to any Employee Benefit Plan have been timely made.

                          (iii)      Except for the transactions contemplated hereby, no reportable event within the meaning of ERISA Section 4043 has occurred with respect to any Employee Benefit Plan or any other employee benefit plan maintained or contributed to by Seller or any

ERISA Affiliate that is subject to Title IV of ERISA, which would subject Buyer or any of its Affiliates or any of the Purchased Assets to any liability, and neither Seller nor any ERISA Affiliate has incurred any liability (other than for premium payments to the Pension Benefit Guaranty Corporation not yet due) under Title IV of ERISA that could become an obligation or liability of Buyer or any of its Affiliates.

                          (iv)      Neither Seller nor any ERISA Affiliate and, to the Knowledge of Seller, no other Person, has taken any action, failed to take any action or otherwise incurred any liability with respect to any Employee Benefit Plan or any other employee benefit plan subject to ERISA that is maintained or contributed to by any ERISA Affiliate that may subject Buyer or its Affiliates to any liability, including, without limitation, to any Tax or penalty under ERISA or the Code.

                          (v)      No Purchased Asset is subject to a Lien (other than a Permitted Lien) under ERISA or under Section 412 of the Code.

        Section 3.15      Warranty Matters.  Except as set forth on Schedule 3.15, as of the date hereof neither Seller nor any Affiliate of Seller has made any material warranty (or similar) claim, or has Knowledge of any matter, defect or condition that would serve as the basis for any material warranty (or similar) claim, with respect to any material Purchased Asset.

        Section 3.16      Tax Matters.  Except as set forth in Schedule 3.16:

                (a)      Seller has filed all Tax Returns that it was required to file, all such Tax Returns are correct and complete in all respects, and all Taxes owed by Seller, whether or not shown on a Tax Return, have been timely paid. Seller is not currently the beneficiary of any extension of time within which to file a Tax Return, has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No Taxing Authority has assessed any additional Taxes against Seller for any taxable period or otherwise claimed in writing that Seller owes or may owe additional Taxes. The Oklahoma Tax Commission has approved Seller’s Application for Five-Year Ad Valorem Tax Exemption with respect to 2002, and no other Property Taxes are being contested by Seller or any of its Affiliates.

                (b)      Seller has at all times since its organization been treated as a disregarded entity for United States federal and Oklahoma state income tax purposes.

                (c)      No Purchased Asset secures any Debt the interest on which is tax exempt under Section 103 of the Code, is “tax exempt use property” within the meaning of Section 168(g)(5) of the Code, or will be treated as owned by another Person pursuant to former Section 168(f)(8) of the Code.

                (d)      No Lien other than a Permitted Lien has been filed on or against any Purchased Asset with respect to Taxes.

                (e)      Seller has withheld and timely paid over to the appropriate Governmental Authority all Taxes required to have been paid in connection with amounts remitted to any employee, independent contractor, creditor or other third party.

        Section 3.17      Insurance.  Seller is covered by valid, outstanding and enforceable policies of insurance covering the Owned Real Property and all other material Purchased Assets against risks of the natures normally insured against, and in coverage amounts consistent with, Good Utility Practices (the “Insurance Policies”). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. To Seller’s Knowledge, Seller has complied with the provisions of such Insurance Policies in all material respects. Schedule 3.17 hereto contains a complete and correct list of all Insurance Policies and all amendments and riders thereto, and identifies the insurer, type of coverage and policy period for each policy. From June 30, 2002 to the date hereof, Seller has not made any claim under any of the Insurance Policies, or to its Knowledge suffered any losses that could give rise to any such claims, for an amount in excess of $100,000 except as set forth on Schedule 3.17 hereto. To Seller’s Knowledge, neither Seller nor its Affiliates has failed to give, in a timely manner, any material notice required under any of the Insurance Policies to preserve its rights thereunder with respect to the Owned Real Property and all other material Purchased Assets.

        Section 3.18      Workers Compensation.  There are no compensation liabilities and obligations with respect to Business Employees that could become liabilities or obligations of Buyer.

        Section 3.19      [Intentionally omitted.]

        Section 3.20      Brokers, Finders, Etc.  Seller has not employed, and is not subject to any valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission in connection with such transactions from Buyer.

        Section 3.21      Absence of Changes.  Except as disclosed on Schedule 3.21, from April 30, 2003 to the date hereof Seller has not (i) sold, transferred or otherwise disposed of any properties or assets other than in the Ordinary Course; (ii) sustained any material damage, loss or destruction of or to any of the Purchased Assets (whether or not covered by insurance); (iii) entered into any transaction or otherwise conducted the Business other than in the Ordinary Course consistent with Good Utility Practices; (iv) suffered a Material Adverse Effect; or (v) agreed to, or obligated itself to, do anything identified in (i) through (iii) above (other than, with respect to (i), the sale contemplated by this Agreement).

        Section 3.22      Regulatory Status.  Seller is an “exempt wholesale generator” within the meaning of Section 32(a) of the Public Utility Holding Company Act of 1935, as amended.

ARTICLE IV
Representations and Warranties of Buyer

        Buyer hereby represents and warrants to Seller as follows:

        Section 4.1      Incorporation; Authorization; Etc.  Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma. Buyer is duly authorized to conduct business in each jurisdiction where such qualification is required, including the State of Oklahoma. Buyer has full corporate power to execute and deliver this Agreement and the other Transaction Documents to be executed and delivered by Buyer, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the other Transaction Documents to be executed and delivered by Buyer, the performance of Buyer’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate proceedings on the part of Buyer. This Agreement has been, and the Transaction Documents to be delivered by it at Closing pursuant to Section 2.5, will be duly executed and delivered by Buyer, and, assuming the due execution hereof by Seller, this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

        Section 4.2      No Conflict.  Subject to the entry of the Approval Order and subject to obtaining or making all Buyer Required Regulatory Approvals, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not: (a) violate any provision of the certificate of incorporation or bylaws of Buyer; or (b) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, permit, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets), except where the violation, breach, default, acceleration, termination, modification, cancellation, failure to give notice or Lien would not have a material adverse effect on the ability of Buyer to consummate the Asset Purchase; or (c) violate any Law applicable to Buyer.

        Section 4.3      Brokers, Finders, Etc.  Buyer has not employed, and is not subject to any valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission in connection with such transactions from Seller.

        Section 4.4      Consent, Approvals or Authorizations.  Subject to the entry of the Approval Order, except with respect to the Buyer Required Regulatory Approvals and Federal Communications Commission approval of assignment of Seller’s radio license (FCC Reg. No. 0005035852), no consent, approval or authorization of, filing or registration with, or notification to, any Person is required in connection with the execution and delivery of this Agreement by Buyer or the consummation of the transactions contemplated hereby, other than any consent, approval or authorization, filing or registration with, or notification to, which if not obtained or made would not materially and adversely affect Buyer’s ability to consummate the transactions contemplated hereby, including the Asset Purchase.

        Section 4.5      Financing.  Buyer has sufficient cash, available lines of credit or other sources of funds to enable it to make payment of the Purchase Price and all other amounts payable pursuant to this Agreement and to perform all of its other obligations under this Agreement and the documents executed by it in connection herewith.

        Section 4.6      Absence of Regulation.  Buyer is not an “investment company,” a company “controlled” by an “investment company” or an “investment advisor” within the meaning of the Investment Company Act of 1940.

        Section 4.7      Litigation.  As of the date hereof, other than with respect to the Buyer Required Regulatory Approvals, there is no claim, action or proceeding pending or, to Buyer’s Knowledge, threatened, against Buyer before any Governmental Authority that would, individually or in the aggregate, reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by this Agreement.

        Section 4.8      No Knowledge of Seller Breach.  Buyer has no Knowledge of any condition or event of which Seller does not have Knowledge that constitutes a material breach of any representation, warranty or covenant made by Seller in this Agreement, and will promptly notify Seller if it acquires Knowledge of any such breach.

        Section 4.9      Due Diligence Investigation and Other Acknowledgments.

                (a)      Buyer acknowledges and agrees that it is relying exclusively upon (i) the representations and warranties made by Seller in this Agreement and (ii) its own and its Representatives’ inspections and investigation to satisfy itself as to the condition and suitability of the Business, assets, real and personal properties, liabilities, results of operations, condition and prospects of the Purchased Assets.

                (b)      Buyer acknowledges and agrees that, except as set forth herein, Seller makes no representations or warranties (express, implied, at common law, statutory or otherwise) with respect to the accuracy or completeness of the Books and Records and other data, information and materials previously or hereafter made available to the Buyer in connection with this Agreement.

                (c)      Buyer acknowledges and agrees that it has reviewed and accepted the disclaimers set forth in Article X of this Agreement.

ARTICLE V
Covenants of Seller and Buyer

        Section 5.1      Conduct of Business Before the Closing Date.  Unless otherwise ordered by the Bankruptcy Court sua sponte or on motion by a third party, or as otherwise required by applicable Law or this Agreement, from the date hereof through the Closing or earlier termination of this Agreement pursuant to Section 12.1, Seller will conduct the Business, and will operate and maintain (or cause to be operated and maintained) the Power Plant, only in the Ordinary Course consistent with Good Utility Practices and in material compliance with all applicable Laws; provided, however, that unless otherwise ordered by the Bankruptcy Court, no provision of this Section 5.1 shall require Seller to make any payment to any of its creditors with respect to any amount owed to such creditors on the Petition Date or otherwise violate the Bankruptcy Code. Except as disclosed in Schedule 5.1 hereto or otherwise provided for in, or contemplated by, this Agreement, and except as consented to or approved by Buyer in writing (such consent and approval not to be unreasonably withheld or delayed), Seller covenants and agrees with respect to the Business that unless otherwise ordered by the Bankruptcy Court sua sponte or on motion by a third party or required by applicable Law, from the date hereof through the Closing:

                (a)     Seller shall not:

                          (i)      voluntarily incur any obligation or liability or enter into any material transaction, contract or commitment for which Buyer may have responsibility or liability after Closing in any single instance in excess of $50,000 and, in any event, in an aggregate principal amount for all such incurrences exceeding $500,000 in any month;

                          (ii)      enter into any joint venture, partnership, or other similar arrangement, form any other similar new material arrangement for the conduct of the Business, or permit any amendment, modification or termination of any such arrangement, including without limitation, the O&O Agreement and any other agreement to which it and OMPA are party;

                          (iii)      sell, transfer or otherwise dispose of any Purchased Asset other than as sold, used or consumed in the Ordinary Course; or

                          (iv)      make any material change in the levels of Inventory maintained at the Power Plant for the applicable time of year, except for such changes as are consistent with Good Utility Practices;

                (b)      Seller shall not enter into binding commitments to make capital expenditures in an aggregate amount exceeding $500,000;

                (c)      Seller shall not materially amend, terminate, or modify any of the Material Contracts (including the O&O Agreement and any other agreement to which it and OMPA are parties) outside the Ordinary Course;

                (d)      Seller shall not voluntarily incur any Lien upon any Purchased Asset, except for Permitted Liens, Liens incurred in the Ordinary Course, and Liens incurred in connection with the DIP Arrangement;

                (e)      Seller shall not agree to take any action to do any of the foregoing;

                (f)      with respect to any Licenses for which the date for filing a renewal application will have passed by the Closing Date, Seller will file by the Closing Date all applications necessary to renew such Licenses in a timely fashion without any material modifications to the terms of such Licenses;

                (g)      Seller shall (or shall cause its Affiliates to) maintain to and including the Closing Date all Insurance Policies in the Ordinary Course consistent with Good Utility Practices; and

                (h)      Seller shall, or shall cause its Affiliates to, (i) notify Buyer in writing at least three Business Days prior to relocating, terminating the employment of, or materially changing the terms and conditions of employment of, any Business Employee and (ii) notify Buyer in writing within three Business Days after the cessation of employment of any Business Employee for any reason other than termination by the employer thereof.

        Notwithstanding the provisions of this Section 5.1, nothing in this Agreement shall be construed or interpreted to prevent Seller from taking actions and entering into transactions reasonably necessary to file the Case or to effect the sale of the Purchased Assets pursuant to provisions of the Bankruptcy Code and the Bidding Procedures Order.

        Section 5.2      Investigation of Business; Access to Properties and Records.

                (a)      Seller shall afford, or cause to be afforded, to Buyer such access as is requested by Buyer to the offices, personnel, plants (including the Owned Real Property), properties, books and records (other than books and records that are subject to confidentiality agreements in favor of third parties that are not Affiliates of Seller (and which books and records are identified to Buyer) or attorney/client, work product or like privilege, or to the extent disclosing information about the activities of Seller or its Affiliates unrelated to the Power Plant or the Business or confidential proprietary models or other information of Seller or any of its Affiliates pertaining to energy project evaluation, energy or natural gas price curves or projections, or other economic predictive models) of Seller and its Affiliates relating to the Business and Business Employees so that Buyer may have full opportunity to make such investigations as it reasonably desires of the affairs of the Business (including, but not limited to, title to the Owned Real Property, zoning matters, land use designation, soil conditions, sewer, water and other utilities, and availability of building permits related to the Purchased Assets); provided, however, that (i) such investigation shall not unreasonably disrupt the personnel and operations of Seller, its Affiliates or OMPA or the conduct of the Business, (ii) all such investigations shall be at Buyer’s sole cost and expense, (iii) Buyer shall restore and repair promptly any physical damage caused by its investigations and testing, (iv) Buyer shall keep the Owned Real Property free and clear of Liens caused by Buyer’s access to and investigation thereof, and (v) Buyer shall indemnify and hold Seller harmless from all liabilities, claims, damages, losses, costs and expenses actually incurred by Seller (but not consequential, incidental, special or punitive damages) to the extent resulting from any personal injury or property damage caused by Buyer (or its Representatives) in the conduct of any such access and investigation.

                (b)      Any information provided to, or obtained from Seller or any of its Affiliates by, Buyer or its Representatives pursuant to this Agreement shall be held by Buyer and its Representatives in accordance with, and shall be subject to the terms of, the Confidentiality Agreement dated April 30, 2003 by and between Buyer and Seller, which is hereby incorporated in this Agreement as though fully set forth herein. At the Closing, such Confidentiality Agreement and the confidentiality requirements of this clause (b) shall terminate and be of no further force or effect.

                (c)      Buyer agrees to: (i) hold all of the Books and Records included in the Purchased Assets and transferred to Buyer at the Closing and not to destroy or dispose of any thereof for a period of five years from the Closing Date and (ii) following the Closing Date to afford Seller and its Representatives during normal business hours, upon reasonable request, at any time during such period, reasonable access to such Books and Records to the extent that such access may be requested for any legitimate purpose. Seller will bear all reasonable out-of-pocket costs and expenses incurred by Buyer (excluding salaries or wages of its employees) in connection with Seller’s requests for access. Seller may retain copies of all Books and Records.

                (d)      Buyer will provide Seller notice prior to communicating with any other party to any Material Contract prior to the Closing Date with respect to such contract or the subject matter of this Agreement and will subsequently inform Seller of the general substance and results of such communications to the extent relating to such contracts or the subject matter of this Agreement. Prior to the Closing Date, without Seller’s consent (not to be unreasonably withheld or delayed) Buyer will not communicate with any party (other than Seller) to any Excluded Contract with respect to such contract.

                (e)      Buyer may obtain (and Seller shall promptly provide Buyer with all reasonable assistance requested by Buyer in connection with obtaining) a title commitment, issued by the issuer of the Existing Title Policy or such other title insurance company as is reasonably satisfactory to Buyer and Seller (the “Title Insurer”), indicating the condition of title to the Owned Real Property (the “Title Report”), accompanied by copies of all recorded documents listed as exceptions to coverage in the Title Report. Buyer shall promptly deliver to Seller copies of all such materials after receipt thereof by Buyer. After receiving the Title Report, all of the recorded documents listed as exceptions therein, and the Survey, Buyer will have fifteen days in which to notify Seller in writing of any objection Buyer may have to any exceptions reported in such Title Report or matters shown on such Survey (the “Objections”); provided, however, that Buyer shall be limited to making Objections that relate to any exceptions appearing on the Title Report or in the Survey that are not Permitted Liens. Seller shall have no obligation to bring any action or proceeding or otherwise incur any expense whatsoever to eliminate or modify any Objections. Within ten days after Buyer’s notification (if any) to Seller of the Objections, Seller shall notify Buyer whether it intends to cure or otherwise eliminate all Objections. If Buyer has notified Seller of Objections within the fifteen-day time period set forth above, Buyer may terminate this Agreement by notice in writing to Seller (i) given within ten days after written notification by Seller to Buyer that Seller does not intend to cure or otherwise eliminate all Objections, (ii) given within ten days after Seller’s failure (if any) to notify Buyer within the ten-day period referenced in the prior sentence that Seller intends to cure or otherwise eliminate all Objections, or (iii) if Seller has notified Buyer that Seller intends to cure or otherwise eliminate all Objections, given after the expiration of such period as would be sufficient for a reasonable Person to have cured or otherwise eliminated all Objections, provided such period shall not be deemed to exceed 50 days from the date of Buyer’s timely notification to Seller of the Objections or extend to (or beyond) the Closing Date for any reason and provided further such notice, if any, shall be given within 60 days after the date of Buyer’s timely notification to Seller of the Objections. If Buyer does not terminate this Agreement pursuant to this Section 5.2(e) (or Section 12.1) at the Closing it will accept such title to the Owned Real Property as Seller can deliver without any reduction in the Purchase Price, in which event such uncured Objections shall be included in the term “Permitted Liens” as used herein.

        Section 5.3      Bankruptcy Actions.

                (a)      No later than the Business Day immediately subsequent to the execution of this Agreement, Seller shall file a voluntary petition under chapter 11 of the Bankruptcy Code with the Bankruptcy Court, and, within three Business Days after the execution of this Agreement, shall file with the Bankruptcy Court a motion in the form of Exhibit B hereto (the “Sale Motion”) seeking, among other things, entry of (i) an order approving (A) the terms of this Agreement, (B) the bidding protections described and/or set forth in Section 5.4 of this Agreement or otherwise set forth in the Sale Motion, and (C) certain procedures relating to alternative offers for the Purchased Assets, which order shall be in the form of Exhibit C hereto (the “Bidding Procedures Order”), and (ii) an order approving the sale of the Purchased Assets to Buyer free and clear of all Liens and claims (as defined under the Bankruptcy Code) pursuant to Section 363(f) of the Bankruptcy Code, which order shall be in substantially the form of Exhibit D hereto (the “Approval Order”).

                (b)      Seller shall use commercially reasonable efforts to have the Bankruptcy Court (i) schedule an expedited hearing on the Sale Motion, (ii) enter the Bidding Procedures Order as soon as practicable following the Petition Date, but in any case no later than September 11, 2003, (iii) enter the Approval Order as and when contemplated by the Bidding Procedures Order, but in any case no later than November 14, 2003, and (iv) not vacate, stay, amend, reverse, supplement, or modify the Bidding Procedures Order or the Approval Order. Seller shall use its commercially reasonable efforts to cause the Bidding Procedures Order and the Approval Order to become Final Orders as soon as possible after their entry and shall not withdraw the Sale Motion or seek to revoke, modify, or supplement the Sale Motion, the Bidding Procedures Order, or the Approval Order without the prior written consent of Buyer. Furthermore, Seller shall use commercially reasonable efforts to obtain any other approvals or consents from the Bankruptcy Court that may be reasonably necessary to consummate the transactions contemplated in this Agreement.

                (c)      Buyer shall use its commercially reasonable efforts to assist Seller in obtaining the Bidding Procedures Order and the Approval Order, including providing testimony as required at any hearing before the Bankruptcy Court.

                (d)      Seller shall promptly provide Buyer with drafts of all documents, motions, orders, filings, or pleadings that Seller or any Affiliate thereof proposes to file with the Bankruptcy Court or any other court or tribunal which relate in any manner, directly or indirectly, to (i) this Agreement or the transactions contemplated thereby; (ii) the Sale Motion; (iii) entry of the Bidding Procedures Order or the Approval Order; or (iv) the Business (including all “first-day papers” to be filed in the Case), and, if practicable, will provide Buyer with a reasonable opportunity to review such documents in advance of their service and filing. To the extent practicable, Seller shall consult and cooperate with Buyer, and consider in good faith the views of Buyer, with respect to all such filings.

                (e)      Seller shall comply with all requirements of the Bankruptcy Code and Federal Rules of Bankruptcy Procedure in connection with obtaining approval of the sale of the Purchased Assets (including the assumption and assignment to Buyer of any Executory Contracts) to Buyer pursuant to this Agreement. Notice of the hearings on the request for entry of the Bidding Procedures Order and the Approval Order pursuant to the Sale Motion, notice of any hearings at which objections to proposed cure amounts or other issues regarding the proposed assumption and assignment of the Executory Contracts pursuant to the Sale Motion, and notice of the deadline for all objections to entry of the Bidding Procedures Order, the Approval Order, or any other order related thereto or to the Sale Motion shall be properly served by Seller in accordance with all applicable Federal Rules of Bankruptcy Procedure and all applicable local rules and standing orders of the Bankruptcy Court on all parties required to receive such notices, including, without limitation, all parties who have asserted Liens in the Purchased Assets, all parties to Executory Contracts, counsel to any statutory committee appointed in the Case, the Office of the United States Trustee for the Southern District of New York, all financial institutions that have provided loans to Seller, all parties filing notices of appearance or requests for papers in the Case, the Internal Revenue Service, the U.S. Environmental Protection Agency and any applicable Oklahoma environmental agency, the Pension Benefit Guaranty Corporation, and, to the extent required, each of Seller’s other creditors. In addition, notice of the Sale Motion and the hearing on the request for entry of the Approval Order and the objection deadline for such hearing shall be given by Seller, in a form reasonably satisfactory to Buyer, by publication of a notice in the Wall Street Journal National Edition and the Daily Oklahoman at a time reasonably in advance of such objection deadline and hearing. Upon entry of the Bidding Procedures Order by the Bankruptcy Court, Seller (and its Affiliates) will strictly comply with such Bidding Procedures Order.

        Section 5.4      Bidding Procedures.  Seller acknowledges that this Agreement is the culmination of an extensive process undertaken by Seller to identify and negotiate a transaction with a bidder who was prepared to pay the highest or otherwise best purchase price to date for the Purchased Assets while assuming or otherwise satisfying certain liabilities in order to maximize value for Seller’s constituents. Seller agrees that the bidding procedures (the “Bidding Procedures”) to be employed with respect to this Agreement concerning the sale of the Purchased Assets to Buyer shall be employed pursuant to the terms of the Bidding Procedures Order and the terms and conditions of that order are incorporated by reference and made an integral part of this Agreement as if fully set forth herein. The Bidding Procedures and related bid protections are designed to compensate Buyer for its efforts and agreements to date and to facilitate a full and fair process designed to maximize the value of the Purchased Assets for the benefit of Seller’s bankruptcy estate. In particular, Seller acknowledges and agrees that (i) no other party to date has been willing to enter into a definitive agreement for the purchase of the Purchased Assets on terms acceptable to Seller and its creditor constituencies, (ii) the execution of this Agreement by Buyer is a necessary prerequisite to determining whether any party other than Buyer is willing to enter into a definitive agreement for the purchase of the Purchased Assets on terms acceptable to Seller and its creditor constituencies, (iii) Buyer would not be willing to enter into this Agreement without the protections afforded to it pursuant to the Bidding Procedures, and (iv) as a result, such protections are expenses necessary to maximize the value of Seller’s bankruptcy estate.

        Section 5.5      Regulatory Approvals.

                (a)      Buyer and Seller will give any notices to, make any filings with, and use their commercially reasonable efforts to obtain as promptly as is reasonably practicable, any authorizations, consents and approvals of any Person necessary in connection with the transactions contemplated by this Agreement, including the Seller Required Consents, Seller Required Regulatory Approvals and Buyer Required Regulatory Approvals.

                (b)      As promptly as reasonably practicable after the entry of the Bidding Procedures Order, each of the parties will file any notification and report forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, will use its commercially reasonable efforts to obtain an early termination of the applicable waiting period and will make any further filings that may be necessary, proper or advisable relating to the HSR Act. Each party will cooperate and coordinate with the other party in connection with such filings and actions. Each party will bear its own costs of the preparation of any such filings, except that Buyer will pay the entire amount of the filing fee with respect to all HSR Act filings made pursuant to this Section 5.5.

                (c)      As promptly as reasonably practicable after the entry of the Bidding Procedures Order, Seller will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any consents, approvals and authorizations from the FERC that may be required to be obtained by Seller under Section 203 of the Power Act. Each party will cooperate and coordinate with the other in connection with seeking to obtain the Seller Required Regulatory Approvals and the Buyer Required Regulatory Approvals. The parties will respond promptly to any requests for additional information made by any Governmental Authority and will use their respective commercially reasonable efforts to cause all such consents and approvals to be obtained or waived at the earliest possible date after the date of filing. Each party will bear its own costs of the preparation of any such filing or notice, except that Buyer will bear all filing fees and fees of third party experts and consultants reasonably required (but excluding fees of legal counsel and internal time charges, wages or salary of employees of Seller or any of its Affiliates) with respect to Power Act filings made pursuant to this Section 5.5. If any filing is rejected by the FERC, Seller will so inform Buyer and at Buyer’s request, Seller will petition the FERC for rehearing or permission to resubmit an application with the FERC. Buyer will bear all out-of-pocket costs with respect to any such requested petition, rehearing or resubmission incurred by Seller (not including internal time charges, wages or salary of employees of Seller or any of its Affiliates) prior to the earlier of (i) termination of this Agreement pursuant to Section 12.1 and (ii) Buyer’s request, if any, that Seller cease seeking FERC approval of the transaction contemplated by this Agreement.

        Section 5.6      Assignment of Contracts.

                (a)     The Approval Order shall include an authorization for Seller to assume and assign to Buyer all Executory Contracts, with Seller responsible for the cure of all monetary defaults with respect to those Executory Contracts in accordance with Section 5.7 below. Without limiting the foregoing, the Approval Order shall provide that (i) all right, title, and interest of Seller under each of the Executory Contracts shall, upon Closing, be transferred and assigned to and fully and irrevocably vest in the Buyer; (ii) Seller may assume each Executory Contract pursuant to Section 365 of the Bankruptcy Code; (iii) Seller may assign each Executory Contract to Buyer pursuant to Section 365 of the Bankruptcy Code free and clear of all Liens and any provisions in any such Executory Contract which purport to prohibit or condition the assignment of such contract constitute unenforceable anti-assignment provisions which are void and of no force or effect; (iv) Seller shall be required to cure any and all monetary defaults with respect to the Executory Contracts in the respective amounts set forth in the Approval Order; (v) all other requirements and conditions of Section 365 of the Bankruptcy Code for the assumption by Seller and assignment to the Buyer of each Executory Contract have been satisfied; (vi) the assignments of each Executory Contract to Buyer is in good faith under Sections 363(b) and 363(m) of the Bankruptcy Code; and (vii) Seller gave due and proper notice of such assumption and assignment to each party to a Executory Contract.

                (b)      Notwithstanding anything to the contrary in this Agreement or otherwise Buyer shall have the right through Closing to amend Schedule 3.8 hereto to (i) delete from Schedule 3.8 any Executory Contract; and (ii) add any contract or agreement to which Seller is a party to Schedule 3.8 (other than the Excluded Contracts). Seller shall use reasonable commercial efforts to assist Buyer in making its determination as to whether to delete Executory Contracts from Schedule 3.8, including, without limitation, providing Buyer with, or making available to Buyer, copies of all such Executory Contracts and all amendments or supplements thereto and providing Buyer with access to, and contact and other information it possesses, with respect to all third parties to such Executory Contracts. Buyer agrees and acknowledges that its right to take assignment of Executory Contracts added to Schedule 3.8 shall be subject to the obligation of Seller to give reasonable notice to parties to such additional Executory Contracts of Seller’s intent to assume such contracts and assign such contracts to Buyer and any other applicable procedures established by the Bankruptcy Court or required by the Bankruptcy Code. No representation, warranty or covenant of Seller made herein shall be deemed breached as a result of the removal by Buyer of any Executory Contract from Schedule 3.8 pursuant to this Section 5.6(b).

        Section 5.7      Cure of Defaults.  Subject to entry of the Approval Order with the requirement referred to in Section 5.6 and the occurrence of the Closing, Seller shall at its expense cure any and all defaults with respect to the Executory Contracts that will be transferred to Buyer at Closing as and in the amount required by the Bankruptcy Court.

        Section 5.8      Further Assurances.  Seller and Buyer agree that, from time to time for a reasonable period after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be reasonably requested by the other party to carry out the purposes and intents of this Agreement and the transactions contemplated hereby, including without limitation, assistance in transferring (or reissuing, if necessary) Licenses and providing Buyer the rights to all Emissions Allowances to be transferred pursuant to this Agreement.

        Section 5.9      Adequate Assurances Regarding Executory Contracts.  With respect to each Executory Contract, Buyer will provide adequate assurance to the extent required under the Bankruptcy Code of the future performance of such Executory Contract by Buyer. Buyer and Seller agree that they will promptly take all actions reasonably required to assist in obtaining a Bankruptcy Court finding that there has been an adequate demonstration of adequate assurance of future performance under the Executory Contracts, such as furnishing affidavits, non-confidential financial information or other documents or information for filing with the Bankruptcy Court and making Buyer’s and Seller’s Representatives available to testify before the Bankruptcy Court.

        Section 5.10      Performance Under Contracts.  Subject to the terms and conditions of this Agreement, Buyer shall, from and after the Closing Date, (a) assume all obligations and liabilities of Seller that constitute Assumed Liabilities under the Contracts that are transferred to Buyer at Closing; and (b) take all actions reasonably necessary to satisfy the Assumed Liabilities.

        Section 5.11      Public Announcements.  Prior to the filing of the Case, except as may otherwise be required by applicable Law, this Agreement, or as may be required for Buyer’s, Seller’s, and each of their Affiliates’ professional advisors, accountants, lawyers, consultants, and lenders to advise Buyer, Seller, and each of their Affiliates regarding the transactions contemplated by this Agreement, the parties hereto agree to keep in strict confidence the fact and the content of the negotiations and the agreements concerning the Asset Purchase. Except as otherwise required by applicable law, this Agreement, or required or permitted by the Bidding Procedures Order, prior to the Petition Date, Seller and Buyer will obtain the written consent of the other (such consent not to be unreasonably withheld or delayed) before issuing, or permitting any agent or Affiliate to issue, any press releases or otherwise making, or permitting any agent or Affiliate to make, any public statements with respect to the negotiations and the agreements concerning the Asset Purchase.

        Section 5.12      Insurance.  If before the Closing Date any damage or casualty loss shall occur with respect to the Power Plant or any other Purchased Assets, and claims associated with such losses have or may be made against insurance policies maintained by Seller or its Affiliates prior to the Closing or under policies otherwise retained by Seller or its Affiliates after the Closing, in each case to recover amounts necessary to repair or replace the affected asset(s), then Seller shall use commercially reasonable efforts so that Buyer can file, notice, and otherwise pursue such claims and recover proceeds under the terms of such policies. Seller, its Affiliates to the negotiations and the agreements concerning the Asset Purchase.

and WestLB AG, New York Branch (in its capacity as collateral agent for the Prepetition Lenders) shall be reimbursed by Buyer (or otherwise indemnified and held harmless) for any Losses or other costs incurred by Seller, its Affiliates or WestLB AG, New York Branch (in its capacity as collateral agent for the Prepetition Lenders) (including by way of any reduction in, or loss of, available insurance to cover other insurable losses or associated expenses of Seller, its Affiliates or WestLB AG, New York Branch (in its capacity as collateral agent for the Prepetition Lenders)) arising out of Buyer pursuing such claims under any such insurance policies. If Seller or WestLB AG, New York Branch (in its capacity as collateral agent for the Prepetition Lenders) shall receive any such proceeds prior to Closing, Seller or WestLB AG, New York Branch (in its capacity as collateral agent for the Prepetition Lenders) shall, to the extent such proceeds are not, prior to Closing, applied to pay the costs associated with affecting the necessary repairs on replacements, pay such unused amounts to Buyer or deduct such amounts from the Purchase Price.

        Section 5.13      NRG Marks.  The NRG Marks appear on some of the Purchased Assets, including on signage. Buyer acknowledges and agrees that it does not have and, upon consummation of the transactions contemplated by this Agreement, will not have, any right, title, interest, license or other right to use the NRG Marks. Buyer will promptly after the Closing Date use commercially reasonable efforts, but at no undue or unreasonable expense to Buyer, to remove the NRG Marks from, or cover or conceal the NRG Marks on, the Purchased Assets, or to otherwise refrain from the use or display of Purchased Assets on which the NRG Marks are affixed.

        Section 5.14      Efforts to Close.  Buyer and Seller will use commercially reasonable efforts to satisfy the conditions set forth in, respectively, Article VIII and Article IX. Neither party will, without the prior written consent of the other party, take or fail to take any action (unless (a) the taking or failure to take such action is commercially reasonable or (b) the other party is in material breach of this Agreement) that would reasonably be expected to prevent or materially impede, interfere with or delay the Closing of the transactions contemplated by this Agreement; provided, however, that this Section 5.14 shall not limit either party’s right to terminate this Agreement pursuant to Section 12.1.

        Section 5.15      Bulk Sale.  Each of the parties to this Agreement hereby waives compliance with the bulk sales or bulk transfer laws that may be applicable to the sale of the Purchased Assets.

        Section 5.16      Title Insurance.  Buyer may obtain, at Buyer’s cost, on or before the Closing, from the Title Insurer an owner’s title insurance policy insuring title to a fee simple interest in the Owned Real Property (in amounts reasonably satisfactory to Buyer) and with extended coverage over the general exceptions contained therein, free of all Liens except Permitted Liens (the “Title Policy”). Subject to Section 5.2(e), Seller will deliver to the Title Insurer all affidavits, undertakings and other title clearance documents reasonably necessary to issue the Title Policy and endorsements thereto. The Title Policy will be dated as of the Closing Date and insure title to the Owned Real Property and all recorded easements benefiting such parcels and contain such other endorsements as Buyer may reasonably request, in each such circumstance where the endorsement is available.

        Section 5.17      Survey.  Buyer, at Buyer’s cost, may obtain a current ALTA/ACSM survey of the Owned Real Property prepared by the preparer of the Existing Survey or another licensed surveyor reasonably satisfactory to Buyer and Seller (the “Survey”), and conforming to such standards as the Title Insurer may reasonably require as a condition to the removal of any survey exception from the Title Policies, and certified to Buyer, and the Title Insurer, in a form reasonably satisfactory to such parties.

        Section 5.18      No Solicitation of Transactions.  Seller shall not, and shall cause its Affiliates not to, directly or indirectly, through any officer, director, employee, agent, representative, shareholder, or otherwise, solicit or initiate Acquisition Proposals until the entry of the Bidding Procedures Order by the Bankruptcy Court and, thereafter, any such solicitation and initiation may only be in accordance with the Bidding Procedures Order. Seller shall not provide any non-public information with respect to Seller or its Affiliates or the transactions contemplated by the Transaction Documents to any Person that expresses a bona fide interest in making a bid in accordance with the terms of the Bidding Procedures Order unless: (i) such non-public information is provided pursuant to a customary confidentiality agreement (with terms regarding the protection of the confidential information at least as restrictive as the terms of the Confidentiality Agreement described in Section 5.2(b) hereof); and (ii) such non-public information has been delivered or is then also made available to the Buyer. Seller may not release any Person from, or waive any provisions of, any such confidentiality agreement to which Seller is a party.

        Section 5.19      Inventory.  After the date of this Agreement and prior to the Closing Date, Seller will: (i) conduct a physical audit of all of the Inventories in a manner reasonably satisfactory to Buyer and its accountants; and (ii) provide Buyer with an inventory audit report in form and substance reasonably satisfactory to Buyer, which report will, among other things, set forth the results of such physical audit. Buyer and its accountants shall be entitled to be present during such physical audit.

        Section 5.20      Contracts Schedule.

                (a)      Seller will use commercially reasonable efforts to, within 15 Business Days of the date hereof, supplement Schedule 3.8 to add to such schedule (if not already listed thereon) all contracts and agreements (other than Excluded Contracts) existing as of the date hereof to which Seller is a party or by which its properties and assets are bound containing obligations greater than $10,000, and will by such time provide or make available to Buyer true, correct and complete copies, subject to redaction only to the extent by third parties prior to Seller’s receipt or control of such redacted contract or agreement (in the case of written contracts) and summaries (in the case of oral contracts) of such contracts and agreements. As of the date of such supplement, “Material Contracts” shall be deemed to include all such additionally scheduled contracts.

                (b)      Seller will use commercially reasonable efforts to, at least two weeks prior and again immediately prior to the Closing Date, update Schedule 3.8 to reflect all additional contracts and agreements entered into by Seller after the date hereof or otherwise binding Seller’s assets, other than Excluded Contracts and contracts entered into by Seller in the Ordinary Course containing obligations of less than $10,000 (true, correct and complete copies (in the case of written contracts) and summaries (in the case of oral contracts) of which will have been provided or made available to Buyer) and as of the Closing Date “Material Contracts” shall be deemed to include all such additionally scheduled contracts.

ARTICLE VI
Employee Benefits

        Section 6.1      Employee-Related Matters.

                (a)      Nothing herein is intended to confer upon any employee of Seller or of any Affiliate of Seller any rights of any kind whatsoever under or by reason of this Agreement, including, without limitation, any rights to or of employment for a specified period or any other form of employment security. Buyer shall not assume any obligation or liability for employment practices or policies maintained by Seller or any Affiliate of Seller with respect to employees thereof. Buyer shall have no obligation or liability nor incur any cost or expense with respect to any claims, whether arising before or after the Closing, by any employee or former employee of Seller or any Affiliate of Seller arising by reason of the sale or purchase of the Purchased Assets pursuant to this Agreement or by reason of such employee or former employee’s employment, or the termination of his or her employment, by Seller or any Affiliate of Seller.

                (b)      Buyer shall be responsible for providing any notice required, pursuant to WARN and any other state or local applicable plant closing notification law with respect to a mass layoff or plant closing relating to the Business that occurs after the Closing Date.

ARTICLE VII
Tax Matters

        Section 7.1      Transaction Taxes.  Seller shall use its commercially reasonable efforts to obtain an exemption, under Section 1146(c) of the Bankruptcy Code, from all state and local transfer, recording, stamp and other transfer or transaction Taxes that may be imposed by reason of the transactions contemplated by this Agreement (collectively “Transaction Taxes”). To the extent an exemption is not available under Section 1146(c) of the Bankruptcy Code, Buyer and Seller shall cooperate in the preparation and timely delivery of any resale exemption or similar certificate or instrument that would entitle either party to claim an exemption from a Transaction Tax. To the extent a Transaction Tax is still payable after giving effect to Section 1146(c) of the Bankruptcy Code and any available resale or other exemption, Buyer shall pay the Transaction Tax.

        Section 7.2      Property Taxes.  Responsibility for Property Taxes shall be allocated as follows:

                (a)      Seller shall be responsible for Property Taxes that are payable with respect to any taxable period that ends before the Closing Date, regardless of when such Property Taxes are due.

                (b)      Property Taxes that are payable with respect to any taxable period that begins before and ends after the Closing Date shall be apportioned, as of the Closing Date, between Seller and Buyer. Seller shall be allocated an amount equal to the product of each such Property Tax and a ratio, the numerator of which is the number of days in the portion of the taxable period that ends on and includes the Closing Date and the denominator of which is the number of days in the entire taxable period. Buyer shall be allocated an amount equal to the product of such Property Tax and a ratio, the numerator of which is the number of days in the portion of the taxable period that begins on the day after the Closing Date and the denominator of which is the number of days in the entire taxable period. To the extent a Property Tax for a taxable period that includes the Closing Date cannot be determined because current tax rates, assessed values or other information is not yet available, such Property Tax shall be deemed to be 110% of the amount of such Property Tax for the most recent taxable period for which such information is known. Buyer shall be responsible for the payment of all unpaid Property Taxes for taxable periods that begin before and end after the Closing Date.

                (c)      Buyer shall be responsible for all Property Taxes that are payable with respect to any taxable period that begins after the Closing Date.

                (d)      The Purchase Price shall be reduced by an amount equal to the Property Taxes not otherwise paid by Seller prior to the Closing Date which are allocated to Seller under clause (b) of this Section 7.2.

        Section 7.3      Cooperation on Tax Matters.  Buyer and Seller shall furnish to each other, as promptly as practicable, such information and assistance relating to the Business and the Purchased Assets as is reasonably necessary for the preparation and filing of a Tax Return or the conduct of a contest with respect to Taxes.

ARTICLE VIII
Conditions to Buyer’s Obligation to Close

        Buyer’s obligation to consummate the Asset Purchase and to assume the Assumed Liabilities shall be subject to the satisfaction or written waiver on or prior to the Closing Date of all of the following conditions:

        Section 8.1      Representations, Warranties and Covenants of Seller.   The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects (except that any representation or warranty which by its terms is expressly qualified by materiality shall be true and correct in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects or in all respects, as applicable, as of such date or time), and the covenants and agreements of Seller to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects. At the Closing, Seller will deliver to Buyer a certificate of the manager or an officer of Seller, dated as of the Closing Date, whereby such manager or officer certifies that the conditions set forth in this Section 8.1 have been satisfied.

        Section 8.2      Filings; Consents; Waiting Periods.  The Buyer Required Regulatory Approvals, Seller Required Regulatory Approvals and any other consent required for Buyer to perform this Agreement in accordance with the Bankruptcy Code shall have been obtained and in full force and effect on the Closing Date and in form and substance reasonably acceptable to Buyer, and the waiting period applicable to the purchase and sale contemplated by this Agreement under the HSR Act, if applicable, shall have expired or been terminated. No injunction or restraining order shall have been issued by any court of competent jurisdiction and be in effect which restrains or prohibits any material transaction contemplated hereby and no other legal restraint or prohibition preventing the consummation of any such material transaction shall be in effect.

        Section 8.3      Entry of Orders By Bankruptcy Court.  The Bankruptcy Court shall have entered the Approval Order, and the Approval Order shall have become a Final Order and shall not then be vacated, stayed, or reversed, or modified, amended, or supplemented in any manner adverse in any material respect to Buyer in its reasonable opinion.

        Section 8.4      Assignment of Key Contracts.  With respect to each Key Contract, as listed on Schedule 8.4, the Approval Order shall provide, without limitation, that: (i) all right, title, and interest of Seller under such Key Contract shall, upon Closing, be transferred and assigned to and fully and irrevocably vest in Buyer and remain in full force and effect; (ii) such Key Contract is in full force and effect and is an executory contract or unexpired lease of Seller under Section 365 of the Bankruptcy Code; (iii) Seller may assume such Key Contract pursuant to Section 365 of the Bankruptcy Code; (iv) Seller may assign such Key Contract to Buyer pursuant to Section 365 of the Bankruptcy Code free and clear of all Liens and any provisions in such Key Contract which purport to prohibit or condition the assignment of such contract constitute unenforceable anti-assignment provisions which are void and of no force or effect; (v) all other requirements and conditions of Section 365 of the Bankruptcy Code for the assumption by Seller and assignment to the Buyer of such Key Contract have been satisfied; (vi) upon Closing, in accordance with Section 365 of the Bankruptcy Code, Buyer shall be fully and irrevocably vested in all right, title, and interest of Seller in such Key Contract; (vii) the assignments of such Key Contract to Buyer is in good faith under Sections 363(b) and 363(m) of the Bankruptcy Code; and (viii) Seller gave due and proper notice of such assumption and assignment to each party to such Key Contract.

        Section 8.5      No Material Adverse Effect.  Since the date hereof there shall have occurred no material damage or casualty loss to, and there shall be no material defects in or condition of (whether latent or patent, and whether existing before or arising after the date hereof), the Power Plant that individually or collectively renders the Power Plant physically incapable of generating electric power and delivering it to the Interconnect Point in the Ordinary

Course on the Closing Date. All components of all buildings, structures and other improvements included in or located on the Owned Real Property shall be reasonably sufficient in all material respects and reasonably adequate in all material respects for Buyer to generate electric power at the Power Plant and transmit it to the Interconnect Point in the Ordinary Course on the Closing Date.

        Section 8.6      [Intentionally omitted.]

        Section 8.7      [Intentionally omitted.]

        Section 8.8      Non-Foreign Person Affidavit.  Seller shall deliver to Buyer an affidavit to the effect that it is not a “foreign person” within the meaning of Sections 1445 or 7701 of the Code, executed under penalties of perjury and satisfying the requirements of the Treasury Regulations promulgated pursuant to such Code sections.

        Section 8.9      Other.  Seller shall have delivered all items and satisfied all obligations arising under Section 2.4.

        Buyer may waive any condition specified in this Article VIII if it executes a writing so stating at or prior to Closing.

ARTICLE IX
Conditions to Seller’s Obligation to Close

        Seller’s obligation to consummate the Asset Purchase is subject to the satisfaction or written waiver on or prior to the Closing Date of all of the following conditions:

        Section 9.1      Representations, Warranties and Covenants of Buyer.  The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects (except that any representation or warranty which by its terms is expressly qualified by materiality shall be true and correct in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects or in all respects, as applicable, as of such date or time), and the covenants and agreements of Buyer to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects. At the Closing, Buyer will deliver to Seller a certificate of an officer of Buyer dated as of the Closing Date whereby such officer certifies that the conditions set forth in this Section 9.1 have been satisfied.

        Section 9.2      Filings; Consents; Waiting Periods.  The Seller Required Regulatory Approvals, Buyer Required Regulatory Approvals and any other consent required for Seller to perform this Agreement in accordance with the Bankruptcy Code, shall have been obtained and be in full force and effect on the Closing Date and (with respect to Seller Required Regulatory Approvals) in form and substance reasonably acceptable to Seller, and the waiting period applicable to the purchase and sale contemplated by this Agreement under the HSR Act, if applicable, shall have expired or been terminated. No injunction or restraining order shall have been issued by any court of competent jurisdiction and be in effect which restrains or prohibits any material transaction contemplated hereby and no other legal restraint or prohibition preventing the consummation of any such material transaction shall be in effect.

        Section 9.3      Entry of Orders By Bankruptcy Court.  The Bankruptcy Court shall have entered the Approval Order, and the Approval Order shall have become a Final Order and shall not then be vacated, stayed, or reversed, or modified, amended, or supplemented in any manner adverse in any material respect to Seller in its reasonable opinion.

        Section 9.4      Other.  Buyer shall have delivered all items and satisfied all obligations arising under Sections 2.5.

        Seller may waive any condition specified in this Article IX if it executes a writing so stating at or prior to Closing.

ARTICLE X
Disclaimers

        Section 10.1      Disclaimers.

                (a)      EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE III OF THIS AGREEMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO THE PURCHASED ASSETS AND TITLE THERETO, THE OPERATION OF THE PURCHASED ASSETS, OR THE PROSPECTS (FINANCIAL AND OTHERWISE), RISKS AND OTHER INCIDENTS OF THE PURCHASED ASSETS AND BUSINESS, INCLUDING WITHOUT LIMITATION WITH RESPECT TO THE ACTUAL OR RATED GENERATING CAPABILITY OF THE POWER PLANT OR THE ABILITY OF BUYER TO GENERATE OR SELL ELECTRICAL ENERGY.

                (b)      WITHOUT LIMITING THE FOREGOING, AND EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE III OF THIS AGREEMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY, USAGE OR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE PURCHASED ASSETS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, OR COMPLIANCE OF SUCH ASSETS WITH ANY LAWS, INCLUDING ENVIRONMENTAL LAWS, OR AS TO THE CONDITION OF THE PURCHASED ASSETS, OR ANY PART THEREOF, OR AS TO THE ABSENCE OF HAZARDOUS SUBSTANCES OR LIABILITY OR POTENTIAL LIABILITY UNDER ENVIRONMENTAL LAWS WITH RESPECT TO THE PURCHASED ASSETS. ANY SUCH OTHER REPRESENTATIONS AND WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

                (c)      THE PURCHASED ASSETS ARE SOLD AND PURCHASED “AS-IS, WHERE-IS” ON THE CLOSING DATE, AND IN THEIR CONDITION ON THE CLOSING DATE “WITH ALL FAULTS.”

                (d)      WITHOUT LIMITING THE FOREGOING, NO MATERIAL OR INFORMATION PROVIDED BY OR COMMUNICATIONS MADE BY SELLER OR ITS REPRESENTATIVES WILL CAUSE OR CREATE ANY REPRESENTATION OR WARRANTY (OTHER THAN THOSE SET FORTH HEREIN) OF ANY KIND OR NATURE, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO TITLE, CONDITION, VALUE OR QUALITY OF THE PURCHASED ASSETS.

                (e)      NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN THIS AGREEMENT, OTHER THAN SECTION 10.1(f), SELLER AND BUYER AGREE THAT THE RECOVERY BY EITHER PARTY OF ANY DAMAGES

SUFFERED OR INCURRED BY IT AS A RESULT OF ANY BREACH BY THE OTHER PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR OBLIGATIONS UNDER THIS AGREEMENT SHALL BE LIMITED TO THE ACTUAL DAMAGES SUFFERED OR INCURRED BY THE NON-BREACHING PARTY AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS AND OBLIGATIONS HEREUNDER AND IN NO EVENT SHALL THE BREACHING PARTY BE LIABLE TO THE NON-BREACHING PARTY FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES (INCLUDING ANY DAMAGES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES OR LOST OR DELAYED GENERATION) SUFFERED OR INCURRED BY THE NON-BREACHING PARTY AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS AND OBLIGATIONS HEREUNDER.

                (f)      NOTHING IN THIS SECTION 10.1, OR ELSEWHERE IN THIS AGREEMENT, SHALL LIMIT BUYER’S RIGHTS OR REMEDIES WITH RESPECT TO FRAUD.

        Section 10.2      Specific Performance.  Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement is not performed in accordance with its specific terms or otherwise is breached. Accordingly, each of the parties agrees that the other party is entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement, in addition to any other remedy to which it may be entitled, at law or in equity.

        Section 10.3      Survival After Closing.  Except with respect to Sections 2.8 through 2.12, 5.2(a), 5.8, 5.12, 5.13, 5.15, 6.1(a), 7.1, 7.2 and 7.3 and Articles X and XIII (and the definitions referenced in this Agreement used therein), the representations, warranties, covenants and agreements of the parties shall not survive Closing and the execution and delivery of the other Transaction Documents.

ARTICLE XI
[Intentionally omitted]

ARTICLE XII
Termination

        Section 12.1      Termination.  This Agreement may be terminated at any time prior to the Closing by:

                (a)      the mutual written consent of Seller and Buyer;

                (b)      Buyer, if the Closing has not occurred on or before December 1, 2003 and the failure to consummate the Asset Purchase on or before such date did not result from the failure by the Buyer to fulfill any undertaking or commitment provided for herein that is required to be fulfilled prior to the Closing;

                (c)      Seller, if the Closing has not occurred on or before December 1, 2003 and the failure to consummate the Asset Purchase on or before such date did not result from the failure by Seller or any of its Affiliates to fulfill any undertaking or commitment provided for herein that is required to be fulfilled prior to the Closing; (d) Buyer, if the Case shall have been dismissed and not reinstated in the Bankruptcy Court within 10 Business Days of any such dismissal;

                (e)      Buyer, if the Bidding Procedures Order shall not have been entered on the docket of the Bankruptcy Court on or prior to September 11, 2003; provided, however, that Buyer shall not be in breach of this Agreement in any material respect at the time of termination;

                (f)      Buyer, if the Bidding Procedures Order shall not have become a Final Order on or prior to September 21, 2003; provided, however, that Buyer shall not be in breach of this Agreement in any material respect at the time of termination; provided further, however, that Buyer shall not be entitled to terminate this Agreement as a result of the Bidding Procedures Order not becoming a Final Order on or prior to September 21, 2003 if (i) the Bidding Procedures Order is not a Final Order as of such time solely as a result of the fact that the time for instituting or filing a challenge to such order shall not have expired, and (ii) it is determined by a court of competent jurisdiction that the Bidding Procedures Order is an interlocutory order as of such time;

                (g)      Buyer, if the Approval Order shall not have become a Final Order on or prior to November 24, 2003; provided, however, that Buyer shall not be in breach of this Agreement in any material respect at the time of termination;

                (h)      Buyer, if (i) the Bidding Procedures Order, or (ii) the Approval Order, in either case, is vacated, stayed, or reversed, or supplemented, amended, or modified in any manner adverse in any material respect to Buyer in its reasonable opinion and such vacation, stay, reversal, supplement, amendment or modification, as the case may be, is not cured to the reasonable satisfaction of Buyer within ten Business Days after the occurrence thereof; provided, that Buyer shall not be in breach of this Agreement in any material respect at the time of termination;

                (i)      Buyer, if since the date hereof there shall have occurred material damage or casualty loss to, or there shall exist a material defect in or condition of (whether latent or patent, and whether existing before or arising after the date hereof), the Power Plant that individually or collectively renders the Power Plant physically incapable of generating electric power and delivering it to the Interconnect Point in the Ordinary Course, if such damage, loss, defect or condition shall not have been cured within twenty Business Days after the occurrence thereof (or, as to defects or conditions, the identification thereof by or to Seller); provided, however, that if despite Seller’s exercise of all commercially reasonable efforts to diligently cure such damage, loss, defect or condition it would be and is incapable of being cured through the use of such efforts within such twenty Business Day period, at the end of such period as would suffice to cure such damage, loss, defect or condition through the exercise of all commercially reasonable efforts to do so if such damage, loss, defect or condition has not then been cured;

                (j)      Buyer, upon: (i) conversion of the Case to a case under Chapter 7 of the Bankruptcy Code; (ii) Seller seeking to transfer the venue of the Case; (iii) the filing by Seller of a plan of reorganization or liquidation for Seller which does not provide for the sale of the Purchased Assets to Buyer under this Agreement, or the confirmation of any such plan, whether or not filed by Seller; or (iv) the appointment of a trustee for Seller;

                (k)      Buyer, if Seller accepts or the Bankruptcy Court approves an alternative bid for any of the Purchased Assets or Seller otherwise decides to pursue an Alternative Transaction, or Seller, if Seller accepts or the Bankruptcy Court approves an alternative bid for any of the Purchased Assets pursuant to the terms of the Bidding Procedures Order;

                (l)      [Intentionally omitted];

                (m)      [Intentionally omitted];

                (n)      Buyer, provided that Buyer shall not be in breach of this Agreement in any material respect at the time of termination, upon a breach of this Agreement in any material respect on the part of Seller and failure to cure such breach within ten Business Days after notice thereof, subject, however, to Section 5.2(e) to the extent applicable;

                (o)      Seller, provided that Seller shall not be in breach of this Agreement in any material respect at the time of termination, upon a breach of this Agreement in any material respect on the part of Buyer, and Buyer’s failure to cure such breach within ten Business Days after notice thereof;

                (p)      either Seller or Buyer if a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 12.1(p) shall have complied with Section 5.5 above, and with respect to other matters not covered by Section 5.5 above, shall have used all commercially reasonable efforts to remove such order, decree, ruling or other action;

                (q)      Buyer in accordance with Section 5.2(e); or

                (r)      Buyer if the Prepetition Lenders (or the collateral agent or administrative agent therefor) take affirmative steps to exercise the sale or foreclosure rights and remedies afforded them against Seller or any of the Purchased Assets.

         Notwithstanding the foregoing, if the Case shall not have been filed with the Bankruptcy Court by the Business Day immediately subsequent to the date hereof, subject to the proviso in Section 12.2(i) this Agreement will automatically terminate and become void and of no effect unless, if the Case shall not have been filed with the Bankruptcy Court by such Business Day, prior to the end of that day Buyer notifies Seller in writing that this Agreement shall not terminate on such day, in which event the Agreement shall instead automatically terminate and become void and of no effect on such later date as is notified by Buyer to Seller in writing unless the Case is filed with the Bankruptcy Court prior to such later date.

        Section 12.2      Procedure and Effect of Termination.  In the event of termination of this Agreement by either Seller or Buyer pursuant to Section 12.1 above, (i) written notice thereof shall forthwith be given by the terminating party to the other party hereto specifying the basis for such termination, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, provided that the provisions of Article X, Sections 3.20, 4.3, 5.2(a) and 5.2(b), and Article XIII hereof (and the definitions referenced in this Agreement used therein) shall survive the termination of this Agreement and shall also survive the automatic expiration of this Agreement pursuant to Section 12.1 and (ii) such termination and automatic expiration shall (absent fraud or material breach of this Agreement) be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) other than as set forth in or pursuant to an order of the Bankruptcy Court.

ARTICLE XIII
Miscellaneous

        Section 13.1      Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        Section 13.2      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent preempted by federal bankruptcy laws.

        Section 13.3      Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        Section 13.4      Forum Selection and Consent to Jurisdiction.  For so long as Seller is subject to the jurisdiction of the Bankruptcy Court, the parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matter arising under or in connection with this Agreement, and consent to the jurisdiction of, the Bankruptcy Court.

        Section 13.5      [Intentionally omitted.]

        Section 13.6      Entire Agreement; Third-Party Beneficiaries.  This Agreement (including agreements incorporated herein) and the Exhibits and Schedules hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. Except as provided in Sections 13.9 and 5.12, this Agreement is not intended to confer upon any Person not a party hereto any rights or remedies hereunder.

        Section 13.7      Expenses.  Except as set otherwise expressly forth in this Agreement, whether the Asset Purchase is or is not consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

        Section 13.8      Notices.  All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, facsimile or other electronic transmission service to the appropriate address or number as set forth below.

Notices to Seller shall be addressed to:

NRG McClain LLC
c/o NRG Energy, Inc.
901 Marquette Avenue
Suite 2300
Minneapolis, MN 55402-3265
Attention: George P. Schaefer
Facsimile No.: (612) 373-8804

with a required copy to:

NRG West Coast LLC
4600 Carlsbad Blvd.
Carlsbad, CA 92008
Attention: David Lloyd
Facsimile No.: (760) 268-4017

or at such other address and to the attention of such other person as Seller may designate by written notice to Buyer.

Notices to Buyer shall be addressed to:

Oklahoma Gas and Electric Company
PO Box 321
Oklahoma City, Oklahoma 73101-0321
Attention: Peter B. Delaney
Facsimile No.: (405) 553-3625
with a required copy to:

Jones Day
77 West Wacker Drive, Suite 3500
Chicago, Illinois 60601-1692
Attention: Peter D. Clarke
Facsimile No.: (312) 782-8585

or at such other address and to the attention of such other person as Buyer may designate by written notice to Seller.

        Section 13.9      Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including any trustee appointed in respect of Seller under the Bankruptcy Code); provided, however, that no party hereto shall assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party hereto (except that Buyer may transfer, assign, and delegate any or all of its rights and obligations arising under this Agreement and any of the Transaction Documents to a subsidiary of Buyer; provided further, however, that any such assignment shall not relieve Buyer from any liability or obligation hereunder or under the Transaction Documents).

        Section 13.10      Headings; Definitions.  The Section and Article headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All defined terms and phrases herein are equally applicable to both the singular and plural forms of such terms.

        Section 13.11      Amendments and Waivers.  This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Seller may waive compliance by Buyer or Buyer may waive compliance by Seller with any term or provision of this Agreement on the part of such party to be performed or complied with, but only by an instrument in writing. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

        Section 13.12      Interpretation.  In this Agreement, unless clear contrary intention appears: (a) the singular number includes the plural number and vice versa; (b) reference to any

Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes each other gender; (d) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, (e) reference to any Article, Section, Schedule or Exhibit means such Article, Section, Schedule or Exhibit to this Agreement, and references in any Article, Section, Schedule, Exhibit or definition to any clause means such clause of such Article, Section, Schedule, Exhibit or definition, (f) “hereunder,” “hereof,” “hereto,” “herein” and words of similar import are reference to this Agreement as a whole and not to any particular Section or other provision hereof; (g) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including;” (h) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (i) reference to any law (including statutes and ordinances) means such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder; and (j) unless otherwise specified in this Agreement, all accounting terms used in this Agreement shall be interpreted, all determinations with respect to accounting matters under this Agreement, and all financial statements and certificates and reports as to financial matters required to be furnished under this Agreement shall be prepared in accordance with GAAP, consistent with Seller’s historical practices, applied on a consistent basis.

        Section 13.13      Electronic Signatures.

                (a)      Notwithstanding the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001 et seq.), the Uniform Electronic Transactions Act, or any other Law relating to or enabling the creation, execution, delivery, or recordation of any contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the Parties, no Party shall be deemed to have executed this Agreement or any other Transaction Document (including any amendment or other change thereto) unless and until such Party shall have executed this Agreement or such Transaction Document or other document on paper by a handwritten original signature or any other symbol executed or adopted by a Party with current intention to authenticate this Agreement or such Transaction Document or such other document contemplated.

                (b)      Delivery of a copy of this Agreement or any other Transaction Document or such other document bearing an original signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall have the same effect as physical delivery of the paper document bearing the original signature. “Originally signed” or “original signature” means or refers to a signature that has not been mechanically or electronically reproduced.

        Section 13.14      Arbitration.

                (a)      Subject to Section 13.4, either Buyer or Seller (the “claimant”) may give written notice to the other (hereinafter “respondent”) of its intention to arbitrate any dispute among the parties hereto arising out of or in connection with this Agreement or any alleged breach hereof, which notice shall contain a statement setting forth the nature of the dispute, the amount involved, if any, and the remedy sought, and file with an office of the American Arbitration Association (“AAA”) located in New York, New York or Chicago, Illinois a copy of the notice and a copy of the arbitration provisions of this Agreement, together with the appropriate filing fee as provided in the Schedule of the AAA Commercial Arbitration Rules as amended and effective on January 1, 2003 (the “AAA Rules”).

                (b)      The AAA shall give notice of such filing to the respondent which may file an answering statement in duplicate with the AAA within ten days after notice from the AAA, in which event the respondent shall at the same time send a copy of the answering statement to the claimant. If a counterclaim is asserted, it shall contain a statement setting forth the nature of the counterclaim, the amount involved, if any, and the remedy sought. If a counterclaim is made, the appropriate fee provided in the fee schedule to the AAA Rules shall be forwarded to the AAA with the answering statement. If no answering statement is filed within the stated time, it will be treated as a denial of the claim. Failure to file an answering statement shall not operate to delay the arbitration.

                (c)      The AAA Rules and the AAA Optional Procedures for Large, Complex Commercial Disputes (the “Optional Procedures”), as modified or revised by the provisions herein, shall govern these proceedings. The arbitration shall be conducted by a single arbitrator selected pursuant to Section R-13 of the AAA Rules thereof, with prehearing discovery permitted pursuant to the AAA Rules and Optional Procedures. Under Section R-13 of the AAA Rules, the AAA will place on its list of potential arbitrators only persons from the Large, Complex Commercial Case Panel who are retired judges or practicing attorneys with at least twenty years experience in large commercial cases. Under Section R-44 of the AAA Rules, the arbitrator shall render a reasoned award, setting forth the findings of fact and conclusions of law upon which the award is based, which award shall be final and binding upon the parties, and judgment on any such award or final decision of the arbitrator may be entered in any court having jurisdiction.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

"SELLER"

NRG McCLAIN LLC

By:	/s/ Scott J. Davido
Name:	Scott J. Davido
Title:	Vice President

"BUYER"

OKLAHOMA GAS AND ELECTRIC COMPANY

By:	/s/ Jack T. Coffman
Name:	Jack T. Coffman
Title:	Sr. Vice President, Power Supply

EXHIBIT	DESCRIPTION

A	Forms of Real Property Deed and Bill of Sale
B	Form of Sale Motion
C	Form of Bidding Procedures Order
D	Form of Approval Order

SCHEDULE
2.2(e)	Retained Books and Records
2.2(j)	Excluded Contracts
2.2(l)	Other Retained Assets
2.8	Purchase Price Allocation
3.3(b)	Seller Required Regulatory Approvals
3.3(c)	Seller Required Consents
3.4	Ownership of Purchased Assets
3.6	Compliance with Orders
3.7	Intellectual Property
3.8	Contracts
3.10	Permits and Licenses
3.11	Owned Real Property
3.12	Litigation
3.13(a)	Compliance with Applicable Laws
3.13(b)	Environmental Matters
3.13(c)	Environmental Reports
3.14	Employee Benefit Plans
3.15	Warranty Matters
3.16	Tax Matters
3.17	Insurance Policies
3.21	Absence of Changes
4.4	Buyer Required Regulatory Approvals
5.1	Conduct of Business Before the Closing Date
8.4	Key Contracts

EXHIBIT A TO
ASSET PURCHASE AGREEMENT

REAL PROPERTY DEED AND BILL OF SALE

SPECIAL WARRANTY DEED

KNOW ALL PERSONS BY THESE PRESENTS:

        That NRG MCCLAIN LLC (formerly known as Duke Energy McClain, L.L.C.), a Delaware limited liability company (the “Grantor”), in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other valuable considerations, in hand paid, the receipt of which is hereby acknowledged, does hereby grant, bargain, sell and convey unto OKLAHOMA GAS AND ELECTRIC COMPANY, an Oklahoma corporation (the “Grantee”), the following (collectively, the “Property”):

(a)	A seventy-seven percent (77%) undivided interest in that certain tract of real property situated in McClain County, Oklahoma, as specifically described on
Exhibit A-1 attached hereto and made a part hereof; and

(b)	A one hundred percent (100%) interest in those two certain tracts of real property situated in McClain County, Oklahoma, as specifically described on Exhibit A-2 attached hereto and made a part hereof;

together with all and singular the improvements thereon and the appurtenances thereunto belonging, and warrant the title to the same against all persons claiming by, through or under the Grantor, but not otherwise SUBJECT TO all “Permitted Liens”, as such term is defined in that certain Asset Purchase Agreement dated as of August 18, 2003 by and between Grantor and Grantee (the “Permitted Exceptions”).

        TO HAVE AND TO HOLD the Property and appurtenances, tenements and hereditaments thereto belonging unto the Grantee, the Grantee’s successors and assigns, forever free, clear and discharged of and from all former grants, charges, taxes, judgments, mortgages, liens and encumbrances of whatsoever nature made or suffered to be made by or through the Grantor, but not otherwise, EXCEPT THE PERMITTED EXCEPTIONS.

        Signed and delivered effective as of the ______ day of ________, 20__.

NRG MCCLAIN LLC, a Delaware limited liability
company

By:
Name:
Title:

STATE OF	)
) ss.
COUNTY OF	)

        The foregoing instrument was acknowledged before me this ______ day of _____________, 20___, by , as , of NRG McClain LLC, a Delaware limited liability company, on behalf of said company and he is personally known to me.

Notary Public

My Commission Expires:

               (SEAL)

EXHIBIT A-1

Legal Description of 77% Undivided Interest Parcel

Parcel 1:

A piece, parcel or tract of land lying in Section Thirty-five (35), Township Ten (10) North, Range Four (4) West of the Indian Meridian, McClain County, State of Oklahoma, being a part of Government Lots Two (2) and Three (3) and a part of the North Half (N/2) of the South Half (S/2) of said Section 35, being more particularly described by metes and bounds as follows: Commencing at the Southeast (SE/C) of said Section 35; thence North 00(degree)00'00" East along the East line of said Section 35 a distance of 1320.00 feet to the Southeast (SE/C) of the North Half (N/2) of the South Half (S/2) of said Section 35; thence North 89(degree)47'39" West, along the South line of the North Half (N/2) of the South Half (S/2) of said Section 35, a distance of 2025.00 feet, to a point 3255.00 feet East of the West line of said Section 35, said point being the POINT OF BEGINNING; thence continuing North 89(degree)47'39" West along said South line a distance of 1239.00 feet; thence North 00(degree)00'00" East a distance of 2736.98 feet to a point on the South Bank of the Canadian River; thence South 89(degree)32'16" East a distance of 192.08 feet; thence South 78(degree)33'08" East a distance of 540.73 feet; thence South 84(degree)56'11" East a distance of 605.31 feet; thence South 00(degree)00'00" West a distance of 2196.44 feet to a point 383.00 feet North of the South line of the N/2 of the S/2 of said Section 35; thence North 89(degree)47'39" West and parallel with said South line a distance of 86.00 feet; thence South 00(degree)00'00" West a distance of 383.00 feet to the POINT OR PLACE OF BEGINNING.

EXHIBIT A-2

Legal Description of 100% Interest Parcels

WELLSITE #1 (Parcel 2):

A part of the East Half (E/2) of the East Half (E/2) of the Southwest Quarter (SW/4) of Section FOUR (4), Township NINE (9) North, Range FOUR (4) West of the Indian Meridian, McClain County, Oklahoma, being more particularly described as follows: COMMENCING at the Southwest Corner of Said SW/4; THENCE North 89(degree)44'43" East along the South line of said SW/4 a distance of 2087.00 feet; THENCE North 00(degree)47'53" West a distance of 188.00 feet to the POINT OF BEGINNING; THENCE continuing North 00(degree)47'53" West a distance of 225.00 feet; THENCE North 89(degree)12'07" East a distance of 242.50 feet; THENCE South 00(degree)47'53" East a distance of 225.00 feet; THENCE South 89(degree)12'07" West a distance of 242.50 feet to the POINT OR PLACE OF BEGINNING.

WELLSITE #2 (Parcel 4):

A part of the East Half (E/2) of the East Half (E/2) of the Southwest Quarter (SW/4) of Section FOUR (4), Township NINE (9) North, Range FOUR (4) West of the Indian Meridian, McClain County, Oklahoma, being more particularly described as follows: COMMENCING at the Southwest Corner of Said SW/4; THENCE North 89(degree)44'43" East along the South line of said SW/4 a distance of 2087.00 feet; THENCE North 00(degree)47'53" West a distance of 1312.00 feet to the POINT OF BEGINNING; THENCE continuing North 00(degree)47'53" West a distance of 145.00 feet; THENCE North 89(degree)12'07" East a distance of 185.00 feet; THENCE South 00(degree)47'53" East a distance of 145.00 feet; THENCE South 89(degree)12'07" West a distance of 185.00 feet to the POINT OR PLACE OF BEGINNING.

EXHIBIT B

Permitted Exceptions

[to come]

BILL OF SALE

                     WHEREAS, pursuant to the terms and provisions of that certain Asset Purchase Agreement, dated as of August 18, 2003 (the "Agreement"), by and between NRG McClain LLC, a Delaware limited liability company ("Seller") and Oklahoma Gas and Electric Company, an Oklahoma corporation ("Buyer"), Seller has agreed to sell, transfer, convey, assign and deliver to Buyer, and Buyer has agreed to acquire and accept from Seller, the Purchased Assets (as defined in the Agreement);

                     NOW, THEREFORE, KNOW ALL PERSONS BY THESE PRESENTS, that Seller, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby sell, transfer, convey, assign and deliver to Buyer, all of Seller's right, title and interest in and to the Purchased Assets, SAVE AND EXCEPT, HOWEVER, those portion of the Purchased Assets that are being transferred and conveyed by Seller to Buyer pursuant to that certain Special Warranty Deed and those two certain Conveyance and Assignment agreements dated of even date herewith (the "Transferred Assets"), to have and to hold the same unto Buyer, its successors and assigns, forever.

                     This Bill of Sale is made for and shall inure to the benefit of Buyer and its successors and assigns, and all issues and questions concerning the construction, validity, enforcement and interpretation of this Bill of Sale shall be governed by, and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

[remainder of page intentionally left blank]

                     IN WITNESS WHEREOF, this Bill of Sale has been duly executed and delivered by the undersigned duly authorized officers of Seller and Buyer on this _____ day of _______________, 2003.

NRG MCCLAIN LLC, a Delaware limited
liability company

By:
Its:

OKLAHOMA GAS AND ELECTRIC
COMPANY, an Oklahoma corporation

By:
Its:

EXHIBIT B TO
ASSET PURCHASE AGREEMENT

SALE MOTION

KIRKLAND & ELLIS LLP
Citicorp Center
153 East 53rd Street
New York, NY 10022-4675
Telephone: (212) 446-4800
Facsimile: (212) 446-4900
Matthew A. Cantor, Esq. (MC 7727)
Robbin L. Itkin, Esq. (RI 1019)
Ryan Blaine Bennett, Esq. (RB 5236) (Admitted Pro Hac Vice)

Reorganization Counsel for
Debtor and Debtor in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

x
In re		:	Chapter 11
:
NRG ENERGY, INC., et al.,		:
		:	Case No. 03-13024 (PCB)
	Debtors.	:
		:	(Jointly Administered)
x
In re		:
		:	Chapter 11
NRG McCLAIN LLC,		:
		:	Case No. 03-_____ (PCB)
	Debtor.	:
x

THIS MOTION APPLIES TO:
All Debtors		NRG Power Marketing, Inc.
NRG Energy, Inc.		NRG Capital LLC
Arthur Kill Power LLC		NRG Finance Company I LLC
Astoria Gas Turbine Power LLC		NRG Central U.S. LLC
Berrians I Gas Turbine Power LLC		NRG Eastern LLC
Big Cajun II Unit 4 LLC		NRGenerating Holdings (No. 23) B.V.
Connecticut Jet Power LLC		NRG New Roads Holdings LLC
Devon Power LLC		NRG Northeast Generating LLC
Dunkirk Power LLC		NRG South Central Generating LLC
Huntley Power LLC		Oswego Harbor Power LLC
Louisiana Generating LLC		Somerset Power LLC
Middletown Power LLC		South Central Generation Holding LLC
Montville Power LLC		Norwalk Power LLC
Northeast Generation Holding LLC	X	NRG McClain LLC

MOTION FOR ORDERS PURSUANT TO SECTIONS 105(A), 363, 365 AND 1146(C) OF
THE BANKRUPTCY CODE: (A) (I) ESTABLISHING BIDDING PROCEDURES AND

BID PROTECTIONS IN CONNECTION WITH THE SALE OF SUBSTANTIALLY ALL
OF THE ASSETS OF NRG MCCLAIN LLC, (II) APPROVING THE FORM AND
MANNER OF NOTICES, (III) APPROVING THE FORM OF THE ASSET PURCHASE
AGREEMENT AND (IV) SETTING A SALE HEARING DATE; AND
(B) (I) APPROVING THE SALE FREE AND CLEAR OF ALL LIENS, CLAIMS AND
ENCUMBRANCES TO THE SUCCESSFUL BIDDER, (II) AUTHORIZING THE
ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY
CONTRACTS AND UNEXPIRED LEASES AND (III) GRANTING RELATED RELIEF

        NRG McClain LLC (“NRG McClain” or the “Debtor”) respectfully submits this motion (the “Motion”) for entry of two orders pursuant to sections 105(a), 362, 363, 365 and 1146(c) of title 11 of the United States Code (as amended, the “Bankruptcy Code”). The Debtor first requests the entry of an order, substantially in the form attached hereto as Exhibit A (the “Bidding Procedures Order”): (a) establishing bidding procedures and certain protections (the “Bidding Procedures”) payable to the Purchaser (as such term is defined below) including a break-up fee or expense reimbursement in connection with the sale of substantially all of the assets of NRG McClain (the “Sale Assets”); (b) approving the form and manner of notice of such sale; (c) approving the form of the asset purchase agreement attached hereto as Exhibit B (the “Asset Purchase Agreement”); (d) setting a hearing date to consider approval of the sale of the Sale Assets (the “Sale Hearing”); and (e) granting certain related relief. The Debtor also requests the entry of a second order, substantially in the form attached hereto as Exhibit C (the “Approval Order”): (a) approving the sale of the Sale Assets, free and clear of (i) all liens, claims and encumbrances and (ii) certain transfer taxes, to the successful bidder (the “Successful Bidder”); (b) authorizing the assumption and assignment of certain executory contracts and unexpired leases; and (c) granting certain related relief. In support of this Motion, the Debtor respectfully represents as follows:

I.         JURISDICTION

1.	This Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157(b)(1) and 1334(b). This proceeding is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A), (M), (N) and (O). Venue of this Motion is proper under 28 U.S.C. §§ 1408 and 1409.

2.	The statutory predicates for this Motion are sections 105, 362, 363, 365 and 1146(c) of the Bankruptcy Code, and Rules 2002, 6004 and 6006 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”).

II.        BACKGROUND

3.	On May 14, 2003 (the “NRG Commencement Date”), NRG Energy, Inc. (“NRG”) and certain of its affiliates (collectively, the “NRG Debtors”) filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code.[1] The NRG Debtors continue in possession of their properties and are operating and managing their businesses as debtors and debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

4.	On the date hereof (the “NRG McClain Commencement Date”), NRG McClain, a direct subsidiary of NRG, filed its voluntary petition for relief under chapter 11 of the Bankruptcy Code.

5.	NRG and its direct and indirect Debtor and nondebtor subsidiaries (collectively, the “NRG Companies”) comprise a leading global energy company primarily engaged in the ownership and operation of power generation facilities and the sale and marketing of energy, capacity and

1        On June 5, 2003, two additional NRG-related entities, NRG Nelson Turbines, LLC and LSP-Nelson
          Energy, LLC, commenced voluntary chapter 11 cases as well, both of which are pending before this Court.

related products throughout the world. The NRG Companies are one of the largest independent power generation companies in the world, measured by their net ownership interest in power generation facilities.

6.	NRG McClain, a direct and wholly-owned subsidiary of NRG, owns a 77% undivided ownership interest (with Oklahoma Municipal Power Authority, a governmental agency of the State of Oklahoma, owning the remaining 23%) as a tenant-in-common in an approximately 520 MW gas-fired electric generating facility primarily located in McClain County, Oklahoma (the “McClain Facility”) and is engaged in the business of generating and selling electric power therefrom.

7.	Prior to the Commencement Date, NRG McClain entered into a credit agreement, dated as of November 28, 2001 (as heretofore amended, supplemented or otherwise modified, the “Prepetition Credit Agreement”), among NRG McClain, the lenders party thereto from time to time (the “Prepetition Secured Lenders”) and West LB AG (f/k/a Westdeutsche Landesbank Girozentrale), New York branch, as administrative agent and collateral agent for the Prepetition Secured Lenders (the “Agent”).

8.	Pursuant to the Prepetition Credit Agreement and related documentation (all such documentation, together with the Prepetition Credit Agreement, the “Existing Agreements”), NRG McClain pledged substantially all of its assets in favor of the Agent for its benefit and the ratable benefit of the Prepetition Secured Lenders. In addition, NRG pledged all of its membership interests in NRG McClain, and issued a guarantee to the

Prepetition Secured Lenders in respect of certain obligations of NRG McClain under the Existing Agreements.

9.	As of the Commencement Date, NRG McClain was indebted to the Prepetition Secured Lenders under the Existing Agreements in an aggregate principal amount of approximately $156,500,000, plus interest thereon and fees, expenses and other obligations incurred in connection therewith. As of the Commencement Date, NRG McClain was in default under the Existing Agreements. Specifically, NRG McClain missed two scheduled payments of principal (an $8 million payment due on December 31, 2002, with respect to working capital loans, and an approximately $778,000 payment due on June 30, 2003, with respect to a term loan), and defaulted on several covenants.

10.	Available financial projections show that, based on current market conditions for electric power in the region, the McClain Facility, if operated on a purely merchant power basis, will not be able to meet scheduled debt service. Indeed, projections indicate that substantial additional cash infusions will be required during such period to operate the McClain Facility. Neither NRG nor the Prepetition Secured Lenders are prepared to provide additional funds to NRG McClain to operate its facility at a loss during such period.

11.	As a result of all of the foregoing and after evaluating its options to sell the McClain Facility, NRG McClain extensively negotiated and subsequently entered into an asset purchase agreement, dated as of August

18, 2003 (the “Asset Purchase Agreement”), with Oklahoma Gas and Electric Company (“OG&E” or the “Purchaser”) pursuant to which NRG McClain, subject to Bankruptcy Court approval, has agreed to sell to OG&E (subject to a higher or better offer) substantially all of its assets, including NRG McClain’s ownership interest in the McClain Facility.

III.       THE MARKETING AND SALE OF THE SALE ASSETS

12.	In April 2002, NRG and NRG McClain consulted with their financial advisors in an effort to evaluate NRG McClain’s investment in the McClain Facility and related assets, and to identify various potential strategic and financial buyers selected on the basis of a variety of factors, including perceived interest in the Sale Assets, familiarity with the Debtor’s industry and financial ability to consummate a sale transaction with the Debtor. As of the NRG McClain Commencement Date, no viable third party offer had been identified other than that which is contemplated in the Asset Purchase Agreement.

13.	In or around February 2003, the Debtor began detailed negotiations with OG&E. On February 20, the Debtor received a letter of interest from OG&E specifying the terms and conditions of a possible transaction, and on May 2, 2003, the Debtor received a draft asset purchase agreement from OG&E.

14.	The Debtor, in consultation with its various financial advisors, evaluated the terms and benefits of OG&E’s proposal, as well as the benefits of other alternatives. The Debtor, in its business judgment, concluded that the proposal from OG&E which formed the basis of the Asset Purchase

Agreement offered the most advantageous terms and greatest economic benefit to the Debtor and its creditors, at which point, the Debtor commenced its negotiations with OG&E concerning the terms of the Sale.

15.	On August 18, 2003, the Debtor and the Purchaser executed the Asset Purchase Agreement, which requires that the Sale Assets be sold pursuant to section 363 of the Bankruptcy Code free and clear of all liens, claims and encumbrances. Pursuant to the Asset Purchase Agreement, the Sale is subject to higher or better offers, and the Purchaser is treated as a stalking horse purchaser. The Purchaser’s agreement to serve as a stalking horse purchaser was conditioned on receiving the bidding protections described below.

IV.        THE PROPOSED SALE

16.	After extensive arms-length negotiations between the Debtor and the Purchaser, the parties entered into the Asset Purchase Agreement for the sale and purchase of the Sale Assets on terms and conditions that include or contemplate the following salient provisions:[2]

(a)	Sale Assets. The Sale Assets consist of all of the Debtor’s right, title and interest in and to all assets owned by or leased or licensed to the Debtor and used or held by the Debtor whether real, personal or mixed, tangible or intangible, excepting only the Retained Assets.

(b)	Purchase Price. The Purchaser will pay $159,950,000.00 in immediately available funds, subject to certain adjustments described in the Asset Purchase Agreement (such amount, or the

2        The following description of the Asset Purchase Agreement is provided for the convenience of the Court and parties in interest. To the extent that there are any discrepancies between this summary and the Asset
          Purchase Agreement, the terms and language of the Asset Purchase Agreement shall govern. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Asset Purchase
          Agreement.

higher amount of any other Accepted Bid (as defined below), being the “Purchase Price”).[3]

(c)	Executory Contracts and Unexpired Leases. The Debtor shall assume and assign to the Purchaser all of the executory contracts and unexpired leases listed on Schedule 3.8 to the Asset Purchase Agreement (collectively, the “Assigned Agreements”) and shall pay any and all cure amounts pursuant to section 365 of the Bankruptcy Code necessary for the assumption of the Assigned Agreements. The Purchaser has the right to amend Schedule 3.8 at any time prior to Closing.

(d)	Closing Conditions. The consummation of the Asset Purchase Agreement by the Purchaser is subject to, among others, the following conditions, as more fully set forth in Article VIII of the Asset Purchase Agreement:

(i)	all representations and warranties of the Debtor shall be true on and as of the Closing Date (except representations and warranties made only as of a specific earlier date) with the same effect as though they were made on the Closing Date;

(ii)	the Purchaser will have obtained all necessary regulatory consents;

(iii)	this Court will have entered an order approving the sale of the Sale Assets to the Purchaser, and such order will have become a Final Order; and

(iv)	no materially adverse effect to the ability of the McClain Facility to operate shall have occurred.

(e)	Bidding Protections. As more fully discussed below, the Purchaser is entitled to payment of a break-up fee or an expense reimbursement and the protection of an initial overbid amount (collectively, the “Bidding Protections”):

(i)	Upon termination of the Asset Purchase Agreement due solely to the Debtor closing an Alternative Transaction (as defined below) (and provided that such transaction is not the result of the termination of the Asset Purchase

3        Pursuant to the Asset Purchase Agreement, the Purchase Price may be adjusted: (a) by adding the amount of natural gas prepaid by the Debtor to be supplied to the Purchaser after the Closing; and (b) by subtracting (i) the amount, if any, of property or casualty insurance proceeds received by the Debtor on account of loss or damage to the Sale Assets, but not applied by the Debtor to pay the costs of repairs or replacements thereof and (ii) ad valorem and personal property taxes allocable to the period prior to the
          Closing but not paid by the Debtor.

Agreement pursuant to Sections 12.1(b), (o) or (p) thereof), the Purchaser will be entitled to a fee (the “Break-Up Fee”), payable from the proceeds of such Alternative Transaction in accordance with paragraph 28 below, in the amount of $5,000,000; provided that the Break-Up Fee shall not be payable if such Alternative Transaction results from a credit bid made by the Agent following any termination of the Asset Purchase Agreement by the Purchaser.

(ii)	Upon certain other circumstances where the Break-Up Fee is not otherwise paid, upon termination of the Asset Purchase Agreement pursuant to Section 12.1 thereof (other than clauses (a), (b), (k), (o) or (p) thereof), the Purchaser will be entitled to the reimbursement of its actual documented fees and expenses incurred in connection with the transactions contemplated by the Asset Purchase Agreement up to an aggregate amount of $1,500,000 (the “Expense Reimbursement”).

(iii)	A competing bid will not be considered by the Debtor unless such bid is at least $166,450,000, which is $1,500,000 (the “Initial Overbid Amount”) more than the purchase price set forth in the Asset Purchase Agreement plus the Break-Up Fee (the “Overbid Protection”). Any bids thereafter must be at least $500,000 higher than the then existing highest bid.

V.         PROPOSED AUCTION AND BIDDING PROCEDURES

17.	Consistent with the Asset Purchase Agreement, the Debtor is proposing the Bidding Procedures as the procedures most likely to maximize the realizable value of the Sale Assets for the benefit of the Debtor’s estate, creditors and other interested parties. Pursuant to Section 5.3 of the Asset Purchase Agreement, the Debtor must obtain the Bidding Procedures Order authorizing the Bidding Procedures as a precondition of implementing the proposed sale to the Purchaser or another Successful Bidder. Accordingly, the Debtor seeks immediate approval of the following Bidding Procedures:

(a)	Initial Qualification. Any bidder wishing to receive information relating to the sale of the Sale Assets shall first submit to the Debtor (with a copy to the Agent), at a minimum, the following information (the “Qualifying Information”): (i) certified financial statements for the preceding two years (provided that if such bidder is an entity specially formed to purchase the Sale Assets, it should submit such financial statements of its parent company or principals); (ii) other evidence establishing such bidder’s ability to timely consummate the purchase of the Sale Assets; and (iii) any additional information reasonably requested by the Debtor or the Agent in connection with the Debtor’s evaluation of such bid.

(b)	Confidentiality. All bidders who request an information packet relating to the Sale Assets shall be required to enter into a standard confidentiality agreement with the Debtor.

(c)	Due Diligence. Upon (i) execution of a confidentiality agreement; (ii) the delivery of other Qualifying Information; and (iii) the Debtor’s determination (after consultation with the Agent) that the bidder is qualified to participate in the bidding process, the Debtor shall provide such bidder reasonable access to its books, records and executives to allow the bidder to conduct due diligence prior to the submission of a bid. The Debtor shall not provide any non-public information to any bidder that it has not delivered or made available to the Purchaser. By participating in the Auction, all Qualified Bidders (as defined herein) are deemed to acknowledge that they have had sufficient and reasonable access to the Debtor’s books, records and executives for the purposes of conducting due diligence and opportunity to conduct such due diligence. Qualified Bidders must complete their due diligence prior to the date of the Auction.

(d)	Bid Deadline. All Bids must be submitted to (i) Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, Illinois 60601-6636, Attention: Ryan Blaine Bennett, Esq. (bankruptcy counsel to the Debtor); (ii) Andrews & Kurth, Attn: Paul Pipitone, Esq., 600 Travis, Suite 4200, Houston, Texas 77002 (special corporate counsel to the Debtor); (iii) Jones Day, Attn: Charles N. Bensinger III, Esq., 77 West Wacker, Chicago, Illinois 60601-1692 (counsel to OG&E); (iv) Milbank, Tweed, Hadley & McCloy LLP, Attn: L. Douglas Harris, Esq., and Dennis Dunne, Esq., 1 Chase Manhattan Plaza, New York, New York 10005 (counsel for the Agent); (v) Bingham McCutchen, Attn: Enid L. Veron, Esq., 399 Park Avenue, New York, New York 10022-4689 (counsel to the Committee in the NRG Debtors’ cases); and (vi) counsel to any subsequently appointed committee(s), if any, so as to be received by no later than 10 days prior to the Sale Hearing (the “Bid Submission Deadline”).

(e)	Qualifying Bids. To constitute a qualifying bid (a “Qualifying Bid”) such bid shall, at a minimum: (i) be delivered to the Debtor and other parties in interest pursuant to the delivery requirements on or before the Bid Submission Deadline; (ii) contain an executed copy of a modified version of the Asset Purchase Agreement (with a red-lined comparison to the form of Asset Purchase Agreement attached as Exhibit B to this Motion); (iii) provide a good faith deposit payable to the Debtor (the “Initial Deposit”) in the amount of 5 percent (or, in the case of the Purchaser, 2.5 percent) of the bid amount in cash or other form of consideration; (iv) clearly state the portion of the consideration to be paid in cash (the “Cash Payment”), which must be at least equal to the cash portion of the purchase price provided for in the Asset Purchase Agreement, plus the amount of the Break-Up Fee, and the portion to be paid in any other form of value; (v) provide for the purchase price, taking into account the conditions associated with such proposal, greater than or equal to the sum of $166,450,000, which is (A) $159,950,000 (the stalking horse bid) plus (B) $5,000,000 (the Break-Up Fee) plus (C) $1,500,000 (the Initial Overbid Amount); (vi) identify each executory contract or unexpired lease the assumption and assignment of which is a condition of closing; (vii) provide a statement that the bid shall be irrevocable until 10 days after the Closing Date; (viii) not contain any contingencies to the validity, effectiveness and/or binding nature of the offer, including, without limitation, contingencies for financing, due diligence or inspection; (ix) include evidence of authorization and approval from the bidder’s Board of Directors (or comparable governing body) with respect to the submission, execution and delivery of the bid; (x) provide satisfactory evidence of committed financing or other ability to perform; and (xi) give sufficient indicia that its representative who will be attending the Auction is duly authorized to both bid on behalf of the Qualified Bidder at the Auction and enter into and bind the Qualified Bidder to the asset purchase agreement. Each of the Purchaser, the Agent and any bidder that makes a Qualifying Bid shall be deemed a “Qualified Bidder.” Any party asserting a lien on the Sale Assets may credit bid the value of such lien; provided, however, that any such bid must include a Cash Payment of at least $5 million to cover the Break-Up Fee. Notwithstanding the foregoing, if the Agent credit bids the value of the Prepetition Secured Lenders’ liens, its bid must include a Cash Payment to cover the Break-Up Fee only if the purchase price is equal to or greater than the purchase price set forth in the Asset Purchase Agreement; provided that the Break-Up Fee shall not be payable in the case of an Alternative Transaction resulting from a credit bid made by the Agent following any termination of the Asset Purchase Agreement by the Purchaser.

(f)	Evaluation of Qualifying Bid. Prior to the Auction, the Debtor shall, in consultation with its professionals and the Agent, evaluate each bid, to determine whether such bid is a Qualifying Bid.

(g)	Initial Deposit. All Initial Deposits paid to the Debtor shall be held in an interest bearing account subject to the jurisdiction of the Bankruptcy Court.

(h)	Auction. If more than one Qualifying Bid is received by the Bid Submission Deadline, the Debtor will conduct an auction (the “Auction”) with respect to the Sale Assets. If no Qualifying Bid (other than that of the Purchaser) is received by the Bid Submission Deadline, the Debtor shall report the same to the Bankruptcy Court at the Sale Hearing, where the Debtor shall request (i) that the Purchaser’s bid be deemed the highest or otherwise best offer for the Sale Assets and (ii) authority to proceed to close the Sale, in accordance with the Asset Purchase Agreement, as promptly as possible. The Auction, if required, will be held no later than 3 business days prior to the Sale Hearing, at such date and time as agreed to by the Purchaser, the Debtor and the Agent at the offices of Kirkland & Ellis LLP, Citicorp Center, 153 East 53rd Street, New York, New York 10022-4675, of which the Debtor will notify all Detailed Notice Parties (as defined herein) no later than 5 business days after entry of the Bidding Procedures Order.

Only the Purchaser, the Debtor, the Agent, representatives of the Committee, Qualified Bidders and the professionals of the foregoing shall be entitled to attend and be heard at the Auction, and only Qualified Bidders shall be entitled to make any subsequent bids at the Auction. All Qualified Bidders, or their qualified representatives, must be physically present at the Auction.

During the Auction, bidding shall begin initially with the highest Qualifying Bid and subsequently continue in minimum increments of at least $500,000 higher than the previous bid. Subsequent bids submitted by the Purchaser shall be deemed to include a credit in an amount equal to the Break-Up Fee. Bidding at the Auction shall continue until such time as the highest or otherwise best bid is determined.

At the conclusion of the Auction, the Debtor, in consultation with the Agent, shall select the highest or best Qualified Bid (the

“Accepted Bid”). The bidder submitting such Accepted Bid shall become the “Winning Bidder,” and shall have such rights and responsibilities of the purchaser, as set forth in the applicable asset purchase agreement. Within 24 hours after adjournment of the Auction, the Winning Bidder (if other than the Purchaser) shall complete and execute all agreements, contracts, instruments or other documents evidencing and containing the terms and conditions upon which the Winning Bid was made.

(i)	Sale Hearing. The Accepted Bid shall be subject to the approval of the Bankruptcy Court at the Sale Hearing.

(j)	Closing. Following approval of the Accepted Bid at the Sale Hearing, the Winning Bidder shall close the transaction pursuant to the terms set forth in the applicable asset purchase agreement.

(k)	Return of Initial Deposit. Within 10 business days following the Closing Date, the Debtor shall return the Initial Deposits to each unsuccessful bidder.

(l)	Failure to Close. If the Winning Bidder fails to close the Accepted Bid in breach of the terms of the applicable asset purchase agreement (a “Purchase Default”), the Winning Bidder shall forfeit the Initial Deposit to, and such Initial Deposit shall be retained irrevocably by, the Debtor. In addition, the Debtor shall also retain the right to seek all other appropriate damages from such Winning Bidder. In the event of a Purchase Default, the next highest or otherwise best Qualifying Bid will automatically be deemed to be the Accepted Bid, and the bidder submitting such bid will be deemed to be the Winning Bidder.

VI.        BIDDING PROTECTIONS

18.	The Purchaser has expended, and likely will continue to expend, considerable time, money and energy in lengthy good faith negotiations of the Asset Purchase Agreement and related documents. The Asset Purchase Agreement is the culmination of these efforts.

19.	In recognition of this expenditure of time, energy and resources and the benefit to the Debtor’s estate of securing a “stalking horse” or minimum bid, the Debtor has agreed to provide the Bidding Protections to the

Purchaser. The Debtor seeks to provide to the Purchaser the Break-Up Fee, the Expense Reimbursement and the Overbid Protection.

20.	The Debtor shall be obligated to pay the Break-Up Fee to the Purchaser if the Debtor consummates any transaction (which payment shall be made from the proceeds of such transaction) involving the sale, recapitalization or other disposition of all or substantially all of the Sale Assets to an entity or entities other than the Purchaser (an “Alternative Transaction”), provided that such transaction is not the result of the termination of the Asset Purchase Agreement pursuant to Sections 12.1(b), (o) or (p) thereof, and further provided that the Break-Up Fee shall not be payable if such Alternative Transaction results from a credit bid made by the Agent following any termination of the Asset Purchase Agreement by the Purchaser.

21.	The Debtor shall be obligated to pay the Expense Reimbursement to the Purchaser only if the Asset Purchase Agreement is terminated pursuant to Section 12.1 thereof (other than clauses (a), (b), (k), (o) or (p) thereof); provided, however, that the Debtor shall not be obligated to pay the Expense Reimbursement under any circumstances in which it pays the Break-Up Fee. The Break-Up Fee and Expense Reimbursement, as applicable, shall each constitute an administrative expense of the Debtor’s estate that shall be payable, in the case of an Alternative Transaction, in accordance with paragraph 28 below from the proceeds thereof and payable prior to any NRG Support Payment Amount or other NRG

Support Claim under the Omnibus Restructuring and Consent Agreement, dated as of August 18, 2003, among the Debtor, the Prepetition Secured Lenders and the Agent (the “ORCA”). In a case other than an Alternative Transaction, the Expense Reimbursement shall be payable pursuant and subject to the terms and conditions set forth in the ORCA.

22.	The Bidding Protections were a material inducement for, and a condition of, the Purchaser’s entry into the Asset Purchase Agreement. The Debtor believes that the Bidding Protections are fair and reasonable in view of, among other things, (a) the intensive analysis and negotiation undertaken by the Purchaser in connection with the transactions contemplated by the Asset Purchase Agreement and (b) the fact that the efforts of the Purchaser have increased the chances that the Debtor will receive the highest or otherwise best offer for the Sale Assets by establishing a minimum bid for other bidders, placing the property of the Debtor’s estate in a sale configuration mode, thereby attracting other bidders to the Auction, and serving as a catalyst for other potential or actual bidders, all to the benefit of the Debtor, its estate, its creditors and all other parties in interest.

23.	The Purchaser is unwilling to commit to hold open its offer to purchase the Sale Assets under the terms of the Asset Purchase Agreement unless the Bidding Protections are approved and payment of the Break-Up Fee and the Expense Reimbursement is authorized. The Debtor thus requests that the Court approve the Bidding Protections and authorize payment of the Break-Up Fee and the Expense Reimbursement pursuant to the terms and conditions of the Asset Purchase Agreement.

VII.       ASSUMPTION AND ASSIGNMENT OF CONTRACTS

24.	The Debtor also seeks authority under Bankruptcy Code sections 105(a) and 365 to (i) assume and assign the Assigned Agreements identified on Schedule 3.8 to the Asset Purchase Agreement (subject to Purchaser’s right to modify such schedule), effective as of the Closing Date, and (ii) execute and deliver to the Purchaser or the Winning Bidder such documents or other instruments as may be necessary to assign and transfer the Assigned Agreements thereto.

25.	The Debtor believes it is necessary to establish a process by which the Debtor and the counter-parties to the Assigned Agreements (the “Contract Parties”) can establish the cure obligations, if any, necessary to be paid under section 365 of the Bankruptcy Code for the assumption of the Assigned Agreements (the “Cure Amounts”).

26.	To facilitate a prompt resolution of disputes, if any, relating to the Cure Amounts or otherwise to the assignment of the Assigned Agreements, the Debtors propose the following deadlines and procedures:

(a)	Notice of Cure Objection Deadline: Within 5 business days after the date the Bidding Procedures Order is entered, the Debtor shall serve a copy of such Order together with the Notice of Debtor’s Intent to Assume and Assign Executory Contracts and Unexpired Leases (the “Contract Assignment Notice”), substantially in the form attached as Exhibit D to this Motion, by regular mail to the Contract Parties notifying them of the Debtor’s intent to assume and assign each agreement listed on Schedule 3.8 to the Asset Purchase Agreement (as it may be modified by that time) and of the Cure Amount determined by the Debtor for each such Assigned Agreement to be necessary for such assumption and assignment on the Closing Date. If Schedule 3.8 to the Asset Purchase Agreement is amended subsequent to the mailing of the initial Contract Assignment Notice, the Debtor shall serve a copy of the Bidding Procedures Order and a subsequent Contract Assignment Notice(s) on any additional Contract Party or any other party affected thereby within 5 business days of such amendment.

(b)	Cure Objections: Any Contract Party seeking to (a) assert a Cure Amount based on defaults, conditions or pecuniary losses under its Assigned Agreement (collectively, the “Cure Obligation”) different from that set forth on any of the Contract Assignment Notices or (b) object to the potential assumption and assignment of its Assigned Agreement on any other grounds, shall be required to file and serve an objection (a “Cure Objection”), in writing, setting forth with specificity (a) any and all Cure Obligations that the Contract Party asserts must be cured or satisfied respecting such Assigned Agreement and/or (b) if the objection to the potential assignment of such Assigned Agreement is based on adequate assurance issues, what information with respect to the Purchaser or another Winning Bidder such Contract Party requires to satisfy its adequate assurance concerns.

(c)	Cure Objection Deadline: To be considered a timely Cure Objection, the Cure Objection must be filed with the Court and a copy delivered to each of: (i) Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, Illinois 60601-6636, Attention: Ryan Blaine Bennett, Esq. (bankruptcy counsel to the Debtor); (ii) Andrews & Kurth, Attn: Paul Pipitone, Esq., 600 Travis, Suite 4200, Houston, Texas 77002 (special corporate counsel to the Debtor); (iii) Jones Day, Attn: Charles N. Bensinger III, Esq., 77 West Wacker, Chicago, Illinois 60601-1692 (counsel to OG&E); (iv) Milbank, Tweed, Hadley & McCloy LLP, Attn: L. Douglas Harris, Esq., and Dennis Dunne, Esq., 1 Chase Manhattan Plaza, New York, New York 10005 (counsel for the Agent); (v) Bingham McCutchen, Attn: Enid L. Veron, Esq., 399 Park Avenue, New York, New York 10022-4689 (counsel to the Committee in the NRG Debtors’ cases); and (vi) counsel to any subsequently appointed committee(s), if any, so as to be received no later than 15 days after service of the Cure Assignment Notice (the “Cure Objection Deadline”).

(d)	Failure to File Cure Objection: Unless a Cure Objection is timely filed and served by a Contract Party by the Cure Objection Deadline, the Court shall enter an order authorizing or effecting the assumption and assignment of the applicable Assigned Agreement at the Sale Hearing or otherwise without regard to any objection such party may have or any provisions to the contrary in the applicable Assigned Agreement.

(e)	Waiver of Cure Objection: Contract Parties that fail to file and serve Cure Objections as provided above shall be deemed to have waived and released any and all Cure Obligations and shall be forever barred and estopped from asserting or claiming against the Debtor, the Purchaser or any other assignee of the relevant contract or lease that any additional amounts are due or defaults exist, or prohibitions or conditions to assignment exist or must be satisfied, under such Assigned Agreement for the period prior to the Closing Date.

(f)	Reservation of Rights: The Debtor and the Purchaser each reserve the right to exclude or add any Assigned Agreement from or to the proposed Sale and to withdraw the request to assume and assign any Assigned Agreement pursuant to the terms of the Asset Purchase Agreement.

27.	The Debtor believes that the proposed process is fair, reasonable and provides sufficient notice to the Contract Parties. Accordingly, the Debtor requests that the Court approve the procedures set forth above, including the form of the Contract Assignment Notice.

VIII.      USE OF SALE PROCEEDS

28.	The Debtor also is requesting the authority to direct the Purchaser or the Winning Bidder (as applicable) to disburse the Purchase Price payable at the closing (the date thereof being the “Closing Date”), on the Closing Date, as follows: (a) to the Purchaser, the Break-Up Fee or the Expense Reimbursement (as applicable); (b) to NRG, the portion of the NRG Support Payment Amount mutually agreed to by the Agent and NRG at least 5 business days prior to the Closing Date, reflecting the undisputed portion of (i) amounts set forth in the NRG Support Calculations provided to the Agent in accordance with the ORCA prior to such date and

(ii) related expenses anticipated to be incurred through the Closing Date (such amounts, collectively, being the “Undisputed NRG Support Payment Amount”); (c) to the escrow agent designated pursuant to an escrow agreement in substantially the form attached hereto as Exhibit G, the sum of (i) the excess, if any, of the amount requested by NRG as constituting the NRG Support Payment Amount over the Undisputed NRG Support Payment Amount and (ii) an additional contingency amount, if any, mutually agreed to by NRG and the Agent at least 5 business days prior to the Closing Date in respect of the NRG Support Payment Amount not otherwise included in the amount referred to in the immediately preceding clause (i); and (d) to the Agent, the balance of the Purchase Price (the “Net Purchase Price”) for repayment of all outstanding loans, interest thereon and fees, expenses and other obligations incurred in connection with the Prepetition Credit Agreement and to be otherwise applied in accordance with the ORCA. All capitalized terms used in this paragraph and not otherwise defined herein shall have the respective meanings given to them in the ORCA.

IX.        PROPOSED NOTICE OF SALE, AUCTION AND BIDDING PROCEDURES

29.	Bankruptcy Rules 2002(a)(2) and 6004(a) require that notice of a proposed sale of substantially all of a debtor’s assets be given to all creditors. The Debtor proposes to send two forms of notice to creditors in this case, both of which will be served no later than 5 business days after entry of the Bidding Procedures Order.

30.	The first form of notice, attached hereto as Exhibit E (the “Detailed Notice”), is a detailed notice that provides the time and place of the Auction, if any, a summary of the terms and conditions of the proposed Sale and the time set for any objection deadlines. The Detailed Notice, together with a copy of the Bidding Procedures Order, will be served upon the following entities (collectively, the “Detailed Notice Parties”):

(a)	Governmental Entities:

(i)	the U.S. Trustee;

(ii)	the Federal Energy Regulatory Commission;

(iii)	the Internal Revenue Service

(iv)	the United States Environmental Protection Agency;

(v)	any applicable Oklahoma environmental agency;

(vi)	the Pension Benefit Guaranty Corporation;

(vii)	the Securities and Exchange Commission; and

(viii)	all relevant federal, state and local taxing authorities.

(b)	Debtor’s significant creditors:

(i)	counsel for the Agent;

(ii)	all other persons who are known by the Debtor to have liens upon or are asserting a security interest in the Sale Assets;

(iii)	all financial institutions that have provided loans to the Debtor;

(iv)	holders of the twenty largest unsecured claims against the Debtor; and

(v)	counsel to the Committee in the NRG Debtors’ cases.

(c)	All non-debtor parties to the Assigned Agreements.

(d)	All known parties that have expressed an interest in writing to the Debtors in the last 12 months in acquiring the Sale Assets.

(e)	Any entity that has filed a notice of appearance and demand for service of papers pursuant to Bankruptcy Rule 2002 as of the date of service of the Detailed Notice in the NRG Debtors’ cases or the NRG McClain’s case.

31.	In addition to the Detailed Notice, the Debtor proposes to send a general notice (the “General Notice”, attached hereto as Exhibit F) that will alert creditors of the time and place of the proposed auction, if any, the time and place of the Sale Hearing and the time for filing an objection, and will direct them to contact Kirkland & Ellis LLP, proposed counsel to the Debtor, for more information. Additionally, pursuant to Bankruptcy Rule 2002(l), the Debtor proposes to submit for publishing the General Notice in the national edition of the Wall Street Journal and the Daily Oklahoman no later than 10 business days after entry of the Bidding Procedures Order.

32.	The Debtor believes that the foregoing notice is sufficient to provide effective notice of the Bidding Procedures, the Auction and the proposed Sale to potentially interested parties in a manner designed to maximize the chance of obtaining the broadest possible participation in the Sale, while minimizing costs to the estate. Accordingly, the Debtor requests that the Court find that the proposed notice procedures are sufficient under the circumstances, and that no further notice of the Auction, Bidding Procedures or the proposed Sale is required.

X.         MEMORANDUM OF POINTS AND AUTHORITIES

             A.          The Proposed Sale Is Within the Debtor’s Sound Business Judgment and
                           Should Therefore Be Approved

33.	This court has statutory authority to authorize the sale of the Sale Assets to the Purchaser or another Winning Bidder. Cinicola v. Schaffenberger, 248 F.3d 110, 112 (3d Cir. 2001); In re Met-L-Wood Corp., 861 F.2d 1012 (7th Cir. 1988); cert. denied, Gekas v. Pipin, 490 U.S. 1006 (1989); In re Andy Frain Services, Inc., 798 F.2d 1113 (7th Cir. 1986) reconsideration denied; In re Lionel Corp., 722 F.2d 1063, 1070-71 (2d Cir. 1983); In re Titusville Country Club, 128 B.R. 396, 399 (Bankr. W.D. Pa. 1991); In re Ionosphere Clubs, Inc., 100 B.R. 670, 674-77 (Bankr. S.D.N.Y. 1989). Section 363(b)(1) of the Bankruptcy Code provides that “[t]he trustee, after notice and a hearing, may use, sell, or lease, other than in the ordinary course of business, property of the estate.” 11 U.S.C. § 363(b)(1). Moreover, Bankruptcy Code section 105(a) provides, in relevant part, that “[t]he court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of this title.” 11 U.S.C. § 105(a).

34.	A debtor’s sale or use of property of the estate outside the ordinary course of business should be approved by the Court if the debtor can demonstrate a sound business justification for the proposed transaction. In re Delaware & Hudson Ry. Co., 124 B.R. 169, 175-76 (D. Del. 1991); see also, Fulton State Bank v. Schipper, 933 F.2d 513, 515 (7th Cir. 1991) (finding that debtor’s decision must be supported by “some articulated business justification”); Committee of Equity Sec. Holders v. Lionel Corp. (In re Lionel), 722 F.2d 1063, 1070-71 (2d Cir. 1983); Stephens Ind., Inc. v. McClung. 789 F.2d 386, 389-90 (6th Cir. 1986); In re Abbotts Dairies of Pennsylvania, Inc., 788 F.2d 143, 147 (3d Cir. 1986) (enunciating the good faith requirement); In re Continental Airlines, Inc., 780 F.2d 1223 (5th Cir. 1986); In re United Healthcare System, Inc., 1997 WL 176574 (D.N.J. 1997) (finding that courts typically must examine whether there was: (1) adequate notice to interested parties, (2) adequate price paid for the asset, (3) good faith by the parties, and (4) sound business reason for the sale) (citations omitted); Titusville Country Club, 128 B.R. at 399 (stating that the “sound business judgment test requires (i) that a sound business purpose justifies the sale outside the ordinary course of business, (ii) that adequate and reasonable notice has been provided to all of the interested parties, (iii) that the debtor has obtained a fair and reasonable price, and (iv) good faith); and In re Phoenix Steel Corp., 82 B.R. 334, 335-36 (Bankr. D. Del. 1987) (listing elements necessary for approval of a section 363 sale in a chapter 11 case).

35.	The Debtor submits that there is more than an adequate business justification to sell the Sale Assets to the Purchaser (or another Winning Bidder, as the case may be). Based upon the results of their exhaustive analysis of the Debtor’s ongoing and future business prospects, the Debtor’s management and financial advisors have concluded that the best way to maximize the value of the Debtor’s assets is to commence an expeditious sale of substantially all of such assets. See Lionel, 722 F.2d at 1071 (the most important factor in approving a section 363 sale whether the asset is increasing or decreasing in value).

36.	The Purchaser has offered substantial value for the Sale Assets. The Debtor respectfully submits that such consideration is both fair and reasonable. But to dispel any doubt, the sale of the Sale Assets will be subject to competing bids, thereby enhancing the Debtor’s ability to receive the highest and best value for its estate. Consequently, the fairness and reasonableness of the consideration to be received by the Debtor will ultimately be demonstrated by a “market check” through an auction process, which is the best means for establishing whether a fair and reasonable price is being paid.

37.	The Sale to the Purchaser is intended to result in proceeds of approximately $159,950,000. The Net Purchase Price, in addition to any remaining funds in the project’s operating accounts at the time of closing, will be used to repay the Debtor’s obligations to the Prepetition Secured Lenders and other creditors. Indeed, by the resulting pay down of the all or substantially all of the Debtor’s outstanding secured debt, the Sale should concurrently reduce NRG’s potential exposure pursuant to a debt service guaranty of the Debtor’s obligations under the Prepetition Credit Agreement. Given the economic prospects of operating the McClain Facility as a stand-alone merchant facility and the lack of interest by other third parties, the transaction contemplated in the Asset Purchase

Agreement represents the best possible alternative to maximize the value of the estate for the benefit of the Debtor’s estate and creditors.

38.	Finally, as discussed herein, all creditors and parties in interest will receive adequate notice of the Bidding Procedures, the Auction and the Sale. Such notice is reasonably calculated to provide timely and adequate notice to the Debtor’s major creditor constituencies, those parties potentially interested in bidding on the Sale Assets and others whose interests are potentially implicated by the proposed sale. The Debtor submits that such notice is sufficient, under section 363(b) of the Bankruptcy Code, for entry of the Approval Order.

39.	Under the circumstances, sound business reasons exist that justify the immediate sale of the Sale Assets outside of the ordinary course of business and prior to the confirmation of a reorganization plan. Accordingly, the Debtor submits that the proposed Sale to the Purchaser pursuant to Bankruptcy Code section 363 should be approved.

             B.          The Purchaser is a Good Faith Purchaser and is Entitled to the Protections
                           of Bankruptcy Code Section 363(m)

40.	Section 363(m) of the Bankruptcy code provides:

The reversal or modification on appeal of an authorization under subsection (b) or (c) of this section of a sale or lease of property does not affect the validity of a sale or lease under such
authorization to an entity that purchased or leased such property in good faith, whether or not such entity knew of the pendency of the appeal, unless such authorization and such sale or lease were stayed pending appeal.

11 U.S.C. §. 363(m). While the Bankruptcy Code does not define "good faith", the Second Circuit in In re Colony Hill Associates, 11 F.3d 269 (2d Cir. 1997) held that:

The ‘good faith’ component of the test under §363(m) speaks to the equity of the [bidder’s] conduct in the course of the sale proceedings. Typically, the misconduct that would destroy a
purchaser’s good faith status at the judicial sale involves fraud, collusion between the purchaser and other bidders or the trustee, or an attempt to take grossly unfair advantage of other bidders.

11 F.3d at 276.

41.	The Asset Purchase Agreement came as a result of arms-length negotiations and was not tainted by fraud, collusion or bad faith. Accordingly, the Debtor requests that the Court make a finding that the Purchaser is entitled to the protections of Bankruptcy Code section 363(m).

             C.          The Sale Satisfies the Requirements of Bankruptcy Code Section 363(f) for a
                           Sale Free and Clear of Liens, Claims, Encumbrances and Interests

42.	Under section 363(f) of the Bankruptcy Code, a debtor in possession may sell property free and clear of any lien, claim, or interest in such property if, among other things:

(1)	applicable nonbankruptcy law permits sale of such property free and clear of such interest;

(2)	such entity consents;

(3)	such interest is a lien and the price at which such property is sold is greater than all liens on such property;

(4)	such interest is in bona fide dispute; or

(5)	such entity could be compelled, in a legal or equitable proceeding, to accept a money satisfaction of such interest.

11 U.S.C. § 363(f).

43.	Because section 363(f) of the Bankruptcy Code is drafted in the disjunctive, satisfaction of any one of its five requirements will be sufficient to permit the sale of the Sale Assets free and clear of liens, claims, encumbrances, pledges, mortgages, security interests, charges, options, and other interests (collectively, the “Interests”). The Debtor satisfies at least two of these requirements. First, the Prepetition Secured Lenders, who hold a lien on substantially all of the Sale Assets, have consented to the sale pursuant to the terms of the Asset Purchase Agreement, on the conditions that: (a) the Purchase Price is equal to at least the Minimum Amount (as such term is defined in the ORCA); (b) the Net Purchase Price is paid directly by the Purchaser or the Winning Bidder (as applicable) to the Agent; and (c) the Agent’s rights under section 363(k) of the Bankruptcy Code are fully preserved.

44.	In addition, all holders of interests in the Sale Assets could be compelled to accept a money satisfaction of their interests in legal or equitable proceedings in accordance with section 363(f)(5) of the Bankruptcy Code. Such legal or equitable proceedings include proceedings to confirm a plan of reorganization, under which the holder of a lien may be compelled to accept payment in satisfaction of its lien pursuant to section 1129(b)(2)(A) of the Bankruptcy Code.

45.	In fact, section 1129(b)(2)(A) of the Bankruptcy Code specifically allows a debtor to sell property subject to a lien free and clear of such lien if such lien attaches to the net proceeds of the sale, subject to any claims and defenses the debtor may possess with respect thereto. The Debtor submits that any existing interests in the Sale Assets will immediately attach to the net proceeds of the Sale. Indeed, the Debtor intends, and requests the Court’s approval, to have the Net Purchase Price paid directly by the Purchaser or the Winning Bidder (as applicable) to the Agent in satisfaction of the Prepetition Secured Lenders’ liens.

46.	Based upon the foregoing, the sale of the Sale Assets free and clear of liens, claims, encumbrances and interests should be approved under section 363(f) of the Bankruptcy Code.

             D.          The Debtor's Request for Relief from Transfer Taxes Under Bankruptcy
                           Code Section 1146(c) Should be Granted

47.	Pursuant to section 1146(c) of the Bankruptcy Code, the “transfer . . . or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of this title, may not be taxed under any law imposing a stamp or similar tax.” This provisions has been broadly construed to include sales and transfers that occur outside a chapter 11 plan and before or after plan confirmation, provided that such sales and transfers enable the confirmation and consummation of a chapter 11 plan for the debtor. See e.g., City of New York v. Jacoby-Bender, Inc. (In re Jacoby-Bender, Inc.), 758 F.2d 840, 842 (2d Cir. 1985); City of New York v. Smoss Enterprises Corp. (In re Smoss Enterprises Corp.), 54 B.R. 950, 951 (E.D.N.Y. 1985) (holding that section 1146(c) applied when “the transfer of property was essential to the confirmation of a plan”); In re United Press Int’l, Inc., Case No. 91-B-13955 (FSC) 1992 Bankr. LEXIS 842 at

*4 (Bankr. S.D.N.Y. May 18, 1992) (finding that section 1146(c) exemption applied to section 363 sale where the value of the debtor’s assets were likely to deteriorate over the time necessary to confirm a plan). In so holding, courts have focused upon whether the sale and transfer is “necessary to the consummation of a plan.” Id. at 842.

48.	The Debtor submits that there is no doubt that the proposed sale is “necessary to the consummation of a plan.” Simply put, if there is no sale, there will likely be no plan. As previously discussed, the Debtor will use the net sale proceeds to satisfy claims asserted against it. Without this opportunity, the Debtor may be forced to conduct a “fire sale” of their assets, and settle for the resultant depressed prices. Accordingly, the Debtor submits that the sale of its assets falls within the scope of the exemption provided for under section 1146(c) of the Bankruptcy Code. See In re Permar Provisions, Inc., 79 B.R. 530, 534 (Bankr. E.D.N.Y. 1987) (sale of property one year prior to plan confirmation was exempt under section 1146(c) of the Bankruptcy Code where sale proceeds were distributed to secured and unsecured creditors).

             E.          The Court Should Waive or Reduce the Ten Day Stay Periods Required By
                           Rules 6004(g) and 6006(d) of the Federal Rule Bankruptcy Procedure

49.	Pursuant to Bankruptcy Rule 6004(g), unless the court orders otherwise, all orders authorizing the sale of property pursuant to section 363 of the Bankruptcy Code are automatically stayed for 10 days after entry of the order. Fed. R. Bankr. P. 6004(g). The purpose of Bankruptcy Rule 6004(g) is to provide sufficient time for an objecting party to appeal before the order can be implemented. See Advisory Committee Notes to Fed. R. Bankr. P. 6004(g).

50.	Although Bankruptcy Rule 6004(g) and the Advisory Committee Notes are silent as to when a court should “order otherwise” and eliminate or reduce the 10 day stay period, Collier suggests that the 10 day stay period should be eliminated to allow a sale or other transaction to close immediately “where there has been no objection to the procedure.” 10 Collier on Bankruptcy 15th Ed. Rev., 6064.09 (L. King, 15th rev. ed. 1988). Furthermore, Collier provides that if an objection is filed and overruled, and the objecting party informs the court of its intent to appeal, the stay may be reduced to the amount of time actually necessary to file such appeal. Id.

51.	Similarly, Bankruptcy Rule 6006(d) stays all orders authorizing a debtor to assign an executory contract or unexpired lease pursuant to section 365(f) of the Bankruptcy Code for 10 days, unless the court orders otherwise.

52.	To preserve the value of the Sale Assets and limit the costs of administering and preserving the Sale Assets, it is critical that the Debtor close the sale of the Sale Assets as soon as possible after all closing conditions have been met or waived. Accordingly, the Debtor hereby requests that the Court waive the 10-day stay periods under Bankruptcy Rules 6004(g) and 6006(d), or in the alternative, if an objection to the sale or to the assignment of a contract or lease is filed, reduce the stay period to the minimum amount of time needed by the objecting party to file its appeal to allow the sale to close as provided under the Asset Purchase Agreement.

             F.          The Assumption and Assignment of Assigned Agreements Should Be
                           Authorized

53.	Section 365(f) of the Bankruptcy Code provides that a debtor in possession may assign an executory contract or unexpired lease of the debtor only if (a) the debtor in possession assumes such contract or lease in accordance with the provisions of section 365, and (b) adequate assurance of future performance by the assignee of such contract or lease is provided. 11 U.S.C. § 365(f)(2). Under section 365(a) of the Bankruptcy Code, a debtor, “subject to the court’s approval, may assume or reject any executory contract or unexpired lease of the debtor.” 11 U.S.C. § 365(a).

54.	Section 365(b)(1) of the Bankruptcy Code, in turn, codifies the requirements for assuming an unexpired lease or executory lease or executory contract of a debtor. This subsection provides:

(b)(1) If there has been a default in an executory contract or unexpired lease of the debtor, the trustee may not assume such contract or lease unless, at the time of assumption of such contract or lease, the trustee —

(A) cures or provides adequate assurance that the trustee will promptly cure, such default;

(B) compensates, or provides adequate assurance that the trustee will promptly compensate, a party other than the debtor to such contract or lease, for any actual pecuniary loss to such party resulting from such default; and

(C) provide adequate assurance of future performance under such contract or lease.

11 U.S.C. § 365(b)(1).

55.	The meaning of “adequate assurance of future payment” depends on the facts and circumstances of each case, but should be given “practical, pragmatic construction.” EBG Midtown South Corp. v. McLaren/Hart Envtl. Engineering Corp. (In re Sanshoe Worldwide Corp.), 139 B.R. 585, 592 (S.D.N.Y. 1992) (citations omitted), aff’d, 993 F.2d 300 (2d Cir. 1993).

56.	When an executory contract or lease is to be assumed and assigned, adequate assurance may be provided by, among other things demonstrating the financial health of the assignee and its experience and ability in managing the type of enterprise or property assigned. See e.g., In re Bygaph, Inc., 56 B.R. 596, 605-06 (Bankr. S.D.N.Y. 1986) (stating that adequate assurance of future performance is present when a prospective assignee of lease from debtor has financial resources and has expressed a willingness to devote sufficient funding to the business in order to give it a strong likelihood of success).

57.	To the extent that any defaults exist under any Assigned Agreements, the Debtor will cure such defaults pursuant to the procedures outlined herein. Moreover, the Debtor will demonstrate facts at the Sale Hearing that show the Purchaser’s (or the Winning Bidder’s, as the case may be) financial credibility, experience in the industry, and willingness and ability to perform under the Assigned Agreements. The Sale Hearing will therefore provide the Court and other interested parties with the opportunity to evaluate and, if necessary, challenge the ability of the Purchaser (or the Winning Bidder, as the case may be) to provide adequate assurance of future performance under the Assigned Agreements. Accordingly, the Debtor submits that the assumption and assignment of the Assigned Agreements as set forth herein should be approved.

             G.          Conducting an Auction Pursuant to the Bidding Procedures is in the Best
                           Interests of the Debtor's Estate and Creditors

58.	The Debtor believes that the Auction and proposed Bidding Procedures will promote active bidding from seriously interested parties and will ultimately reveal the best or otherwise highest offer available for the Sale Assets. The proposed Bidding Procedures will allow the Debtor to conduct the Auction in a controlled, fair and open fashion that will encourage participation by financially capable bidders who demonstrate the ability to close a transaction. The Debtor believes that the Bidding Procedures will encourage, rather than hinder, bidding for the Sale Assets, are consistent with other procedures previously approved by this Court, and are appropriate under the relevant standards governing auction proceedings and bidding incentives in bankruptcy proceedings. See, e.g., In re Kmart, Case No. 02-B02474 (SPS) (Bankr. N.D. Ill. May 10, 2002); In re Global Crossing, Case No. 02-40188 (S.D.N.Y., March 25, 2002) (REG); In re Randall’s Island Family Golf Center, Inc., 261 B.R. 96 (S.D.N.Y. 2001); In re Integrated Resources, Inc., 147 B.R. 650 (S.D.N.Y. 1992).

             H.          Bid Protection Provisions Are Warranted

59.	To compensate the Purchaser for serving as a “stalking horse” whose bid will be subject to better or higher offers, the Debtor and the Purchaser seek authority for the Debtor to pay the Purchaser the Break-up Fee if the Purchaser is not the Winning Bidder, pay the Expense Reimbursement in certain other circumstances and provide for the Overbid Protection described herein. The Debtor and the Purchaser believe that the Break-up Fee, the Expense Reimbursement and Overbid Protection are fair and reasonable, given the benefits to the estate of having a definitive Asset Purchase Agreement and the risk to the Purchaser that a third-party offer may ultimately be accepted, and are necessary to preserve the value of the Debtor’s estate.

60.	Bidding incentives such as the Break-up Fee, Expense Reimbursement and Overbid Protection encourage a potential purchaser to invest the requisite time, money and effort to conduct due diligence and sale negotiations with a debtor (or in this case a prospective debtor) despite the inherent risks and uncertainties of the chapter 11 process. See e.g., In re 995 Fifth Ave. Assocs., L.P., 96 B.R. 24, 28 (Bankr. S.D.N.Y. 1989) (finding that bidding incentives may be “legitimately necessary to convince a white knight to enter the bidding by providing some form of compensation for the risks it is undertaking”) (citations omitted); In re Marrose Corp., Case Nos. 89 B 12171-12179 (B), 1992 WL 33848 at *5 (Bankr. S.D.N.Y. 1992) (stating that “[a]greements to provide breakup fees or reimbursement of fees and expenses are meant to compensate the potential acquirer who serves as a catalyst or ‘stalking horse’ which attracts more favorable offers”).

61.	The Debtor submits that break-up fees, expense reimbursements and overbid protections are a normal, and oftentimes necessary component of sales outside the ordinary course of business under section 363 of the Bankruptcy Code. See e.g., In re Kmart, Case No. 02-B02474 (SPS) (Bankr. N.D. Ill. May 10, 2002) (authorizing a termination fee and overbid protections for potential bidders); In re Comdisco, Inc., Case No. 01-24795 (RB) (Bankr. N.D. Ill. Aug. 9, 2002) (approving a termination fee as, inter alia, an actual and necessary cost and expense of preserving the Debtor’s estate, of substantial benefit to the Debtor’s estate, and a necessary inducement for, and a condition to, the proposed purchaser’s entry into the purchase agreement); In re Integrated Resources, Inc., 147 B.R. at 660 (noting that break-up fees may be legitimately necessary to convince a “white knight” to offer an initial bid by providing some form of compensation for the expenses such bidder incurs, and the risks such bidder faces by having its offer held open, subject to higher and better offers); In re Crowthers McCall Pattern, Inc., 114 B.R. 877, 880 (Bankr. S.D.N.Y. 1990) (approving an overbid requirement in an amount equal to the approved break-up fee); In re Kupp Acquisition Corp., Case No. 96-1223 (PJW) (Bankr. D. Del. March 3, 1997).

62.	In this case, the proposed Break-up Fee, Expense Reimbursement and Overbid Protection are of substantial benefit to the Debtor, its creditors and estate. See e.g., In re Integrated Resources Inc., 147 B.R. at 660; In re Kmart Corp., Case No. 02-B02474 (SPS) (Bankr. N.D. Ill. May 10, 2002); In re Comdisco, Inc., Case No. 01-24795 (RB) (Bankr. N.D. Ill. Aug. 9, 2002) (finding proposed termination fee to be of substantial benefit to the Debtor’s estate). Moreover, the Break-Up Fee, which is approximately 3.1% of the purchase price provided for in the Asset Purchase Agreement, the Expense Reimbursement, which is less than 1% of the purchase price provided for in the Asset Purchase Agreement, and Overbid Protection, which is approximately 5.0% of the purchase price provided for in the Asset Purchase Agreement when aggregated with the Break-Up Fee, are reasonable and appropriate in light of the size and nature of the sale of the Sale Assets and the efforts that have been and will be expended by the Purchaser. See Consumer News and Business Channel Partnership v. Dow Jones/Group W Television Company (In re Financial News Network, Inc.), 931 F.2d 217, 219 (2nd Cir. 1991) (breakup fee of 2.8% and overbid protection of 9.5% approved); Doehring v. Crown Corporation (In re Crown Corp.), 679 F.2d 774 (9th Cir. 1982) (overbid protection of 4.9% approved); In re Canyon Partnership, 55 B.R. 520 (Bankr. S.D. Cal. 1985) (overbid protection of 3% approved). Finally, the Break-Up Fee and other Bidding Protections are necessary to ensure that the Purchaser will continue to pursue its proposed acquisition of the Sale Assets. See 11 U.S.C. § 503(b) (defining actual and necessary costs and expenses of preserving a debtor’s estate). Accordingly, the Debtor believes that the

Break-Up Fee, Expense Reimbursement and Overbid Protection should be approved.

             I.          Notice

63.	Notice of this Motion has been given to (a) the Office of the United States Trustee, (b) counsel to the administrative agents for the Debtors’ prepetition secured lenders, including the Prepetition Agent, (c) counsel for the Creditors’ Committee, (d) counsel to the Ad Hoc Committees, (e) counsel to the indenture trustees pursuant to the NRG Debtors’ secured indentures, (f) Xcel and its counsel, and (g) counsel to OG&E. The Debtors submit that, in light of the nature of the relief requested, no other or further notice need be given.

        WHEREFORE, the Debtor respectfully requests that the Court: (i) enter the Bidding Procedures Order; (ii) enter the Approval Order and (iii) grant such other and further relief as the Court deems necessary or appropriate.

Dated: August ____, 2003
New York, New York

Respectively submitted,

KIRKLAND & ELLIS LLP

Matthew A. Cantor, Esq. (MC 7727)
Robbin L. Itkin, Esq. (RI 1019)
Ryan Blaine Bennett, Esq. (RB 5236) (Admitted Pro Hac Vice)
Citigroup Center
153 East 53rd Street
New York, NY 10022-4675
Telephone: (212) 446-4800
Facsimile: (212) 446-4900

Reorganization Counsel for
Debtor and Debtor in Possession

EXHIBIT A

[BIDDING PROCEDURES ORDER]

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

x
In re		:	Chapter 11
:
NRG ENERGY, INC., et al.,		:
		:	Case No. 03-13024 (PCB)
	Debtors.	:
		:	(Jointly Administered)
x
In re		:
		:	Chapter 11
NRG McCLAIN LLC,		:
		:	Case No. 03-_____ (PCB)
	Debtor.	:
x

THIS ORDER APPLIES TO:
All Debtors		NRG Power Marketing, Inc.
NRG Energy, Inc.		NRG Capital LLC
Arthur Kill Power LLC		NRG Finance Company I LLC
Astoria Gas Turbine Power LLC		NRG Central U.S. LLC
Berrians I Gas Turbine Power LLC		NRG Eastern LLC
Big Cajun II Unit 4 LLC		NRGenerating Holdings (No. 23) B.V.
Connecticut Jet Power LLC		NRG New Roads Holdings LLC
Devon Power LLC		NRG Northeast Generating LLC
Dunkirk Power LLC		NRG South Central Generating LLC
Huntley Power LLC		Oswego Harbor Power LLC
Louisiana Generating LLC		Somerset Power LLC
Middletown Power LLC		South Central Generation Holding LLC
Montville Power LLC		Norwalk Power LLC
Northeast Generation Holding LLC	X	NRG McClain LLC

ORDER PURSUANT TO SECTIONS 105(A), 363 AND 365
OF THE BANKRUPTCY CODE (A) ESTABLISHING
BIDDING PROCEDURES AND BID PROTECTIONS
IN CONNECTION WITH THE SALE OF SUBSTANTIALLY
ALL OF THE ASSETS OF NRG MCCLAIN LLC; (B) APPROVING
THE FORM AND MANNER OF NOTICES AND FIXING DEADLINES
TO OBJECT TO CURE AMOUNTS AND ASSET SALE; (C) APPROVING
THE FORM OF THE ASSET PURCHASE AGREEMENT; (D) SETTING
AN AUCTION AND SALE HEARING; AND (E) GRANTING RELATED RELIEF

        Upon the motion (the “Motion”) of NRG McClain LLC (the “Debtor”) in the above-captioned chapter 11 cases for, among other things, the entry of an order: (a) establishing bidding procedures and protections in connection with the sale of substantially all of the assets of NRG McClain LLC; (b) approving the form and manner of various notices; (c) approving the form of the asset purchase agreement; (d) setting a sale hearing date; and (e) granting certain related relief; and it being found that the relief requested in the Motion is in the best interest of the Debtor, its estate, creditors and interest holders; and after due deliberations and sufficient cause appearing therefor;

                               IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1.	Service of the Motion, the notice of the Motion and the Bidding Procedures Order and the hearing thereon in the manner set forth in the Motion is hereby approved as constituting proper, timely, adequate and sufficient notice under the circumstances in accordance with section 102(1) of the Bankruptcy Code and Bankruptcy Rules 2002, 6004 and 6006 and no other further notice is required with respect thereto.

2.	The Bidding Protections set forth in the Motion are hereby approved, specifically as follows:

(a)	The Debtor shall be obligated to pay to the Purchaser $5,000,000 (the “Break-Up Fee”) if the Debtor consummates any transaction (which payment shall be made from the proceeds of such transaction) involving the sale, recapitalization or other disposition of all or substantially all of the Sale Assets to an entity or entities other than the Purchaser (an “Alternative Transaction”), payable from the proceeds of such Alternative Transaction in accordance with paragraph 28 of the Motion; provided that such transaction is not the result of the termination of the Asset Purchase Agreement pursuant to Sections 12.1(b), (o) or (p) thereof and further provided that the Break-Up Fee shall not be payable if such Alternative Transaction results from a credit bid made by the Agent following any termination of the Asset Purchase Agreement by the Purchaser.

(b)	The Debtor shall be obligated to reimburse the Purchaser for its actual documented fees and expenses incurred in connection with the transactions contemplated by the Asset Purchase Agreement, up to an aggregate amount of $1,500,000 (the “Expense Reimbursement”) in the event the Asset Purchase Agreement is terminated pursuant to Section 12.1 thereof (other than clauses (a), (b), (k), (o) or (p) thereof); provided, however, that the Debtor shall not be obligated to pay the Expense Reimbursement under any circumstances in which it pays the Break-Up Fee. The Break-Up Fee and Expense Reimbursement, as applicable, shall each constitute an administrative expense of the Debtor’s estate that shall be payable, in the case of an Alternative Transaction, in accordance with paragraph 28 of the Motion from the proceeds thereof and payable prior to any NRG Support Payment Amount or other NRG Support Claim under the Omnibus Restructuring and Consent Agreement, dated as of August 18, 2003, among the Debtor, the Prepetition Secured Lenders and the Agent (the “ORCA”). In a case other than an Alternative Transaction, the Expense Reimbursement shall be payable pursuant and subject to the terms and conditions set forth in the ORCA.

(c)	A competing bid will not be considered by the Debtor unless such bid is at least $166,450,000, which is $1,500,000 (the “Initial Overbid Amount”) more than the purchase price set forth in the Asset Purchase Agreement plus the Break-Up Fee (the “Overbid Protection”). Any bids thereafter must be at least $500,000 higher than the then existing highest bid.

3.	The Bidding Procedures set forth in the Motion are hereby approved, as follows:

(a)	Initial Qualification. Any bidder wishing to receive information relating to the sale of the Sale Assets shall first submit to the Debtor (with a copy to the Agent), at a minimum, the following information (the “Qualifying Information”): (i) certified financial statements for the preceding two years (provided that if such bidder is an entity specially formed to purchase the Sale Assets, it should submit such financial statements of its parent company or principals); (ii) other evidence establishing such bidder’s ability to timely consummate the purchase of the Sale Assets; and (iii) any additional information reasonably requested by the Debtor or the Agent in connection with the Debtor’s evaluation of such bid.

(b)	Confidentiality. All bidders who request an information packet relating to the Sale Assets shall be required to enter into a standard confidentiality agreement with the Debtor.

(c)	Due Diligence. Upon (i) execution of a confidentiality agreement; (ii) the delivery of other Qualifying Information; and (iii) the Debtor’s determination (after consultation with the Agent) that the bidder is qualified to participate in the bidding process, the Debtor shall provide such bidders reasonable access to its books, records and executives to allow the bidder to conduct due diligence prior to the submission of a bid. The Debtor shall not provide any non-public information to any bidder that it has not delivered or made available to the Purchaser. By participating in the Auction, all Qualified Bidders (as defined herein) are deemed to acknowledge that they have had sufficient and reasonable access to the Debtor’s books, records and executives for the purposes of conducting due diligence and opportunity to conduct such due diligence. Qualified Bidders must complete their due diligence prior to the date of the Auction.

(d)	Bid Deadline. All Bids must be submitted to (i) Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, Illinois 60601-6636, Attention: Ryan Blaine Bennett, Esq. (bankruptcy counsel to the Debtor); (ii) Andrews & Kurth, Attn: Paul Pipitone, Esq., 600 Travis, Suite 4200, Houston, Texas 77002 (special corporate counsel to the Debtor); (iii) Jones Day, Attn: Charles N. Bensinger III, Esq., 77 West Wacker, Chicago, Illinois 60601-1692 (counsel to OG&E); (iv) Milbank, Tweed, Hadley & McCloy LLP, Attn: L. Douglas Harris, Esq., and Dennis Dunne, Esq., 1 Chase Manhattan Plaza, New York, New York 10005 (counsel for the Agent); (v) Bingham McCutchen, Attn: Enid L. Veron, Esq., 399 Park Avenue, New York, New York 10022-4689 (counsel to the Committee in the NRG Debtors’ cases); and (vi) counsel to any subsequently appointed committee(s), if any, so as to be received by no later than 10 days prior to the Sale Hearing (the “Bid Submission Deadline”).

(e)	Qualifying Bids. To constitute a qualifying bid (a “Qualifying Bid”) such bid shall, at a minimum: (i) be delivered to the Debtor and other parties in interest pursuant to the delivery requirements on or before the Bid Submission Deadline; (ii) contain an executed copy of a modified version of the Asset Purchase Agreement (with a red-lined comparison to the form of Asset Purchase Agreement attached as Exhibit B to the Motion); (iii) provide a good faith deposit payable to the Debtor (the “Initial Deposit”) in the amount of 5 percent (or, in the case of the Purchaser, 2.5 percent) of the bid amount in cash or other form of consideration; (iv) clearly state the portion of the consideration to be paid in cash (the “Cash Payment”), which must be at least equal to the cash portion of the purchase price provided for in the Asset Purchase Agreement, plus the amount of the Break-Up Fee, and the portion to be paid in any other form of value; (v) provide for the purchase price, taking into account the conditions associated with such proposal, greater than or equal to the sum of $166,450,000, which is (A) $159,950,000 (the stalking horse bid) plus (B) $5,000,000 (the Break-Up Fee) plus (C) $1,500,000 (the Initial Overbid Amount); (vi) identify each executory contract or unexpired lease the assumption and assignment of which is a condition of closing; (vii) provide a statement that the bid shall be irrevocable until 10 days after the Closing Date; (viii) not contain any contingencies to the validity, effectiveness and/or binding nature of the offer, including, without limitation, contingencies for financing, due diligence or inspection; (ix) include evidence of authorization and approval from the bidder’s Board of Directors (or comparable governing body) with respect to the submission, execution and delivery of the bid; (x) provide satisfactory evidence of committed financing or other ability to perform; and (xi) give sufficient indicia that its representative who will be attending the Auction is duly authorized to both bid on behalf of the Qualified Bidder at the Auction and enter into and bind the Qualified Bidder to the asset purchase agreement. Each of the Purchaser, the Agent and any bidder that makes a Qualifying Bid shall be deemed a “Qualified Bidder.” Any party asserting a lien on the Sale Assets may credit bid the value of such lien; provided, however, that any such bid must include a Cash Payment of at least $5 million to cover the Break-Up Fee. Notwithstanding the foregoing, if the Agent credit bids the value of the Prepetition Secured Lenders’ liens, its bid must include a Cash Payment to cover the Break-Up Fee only if the purchase price is equal to or greater than the purchase price set forth in the Asset Purchase Agreement; provided that the Break-Up Fee shall not be payable in the case of an Alternative Transaction resulting from a credit bid made by the Agent following any termination of the Asset Purchase Agreement by the Purchaser.

(f)	Evaluation of Qualifying Bid. Prior to the Auction, the Debtor shall, in consultation with its professionals and the Agent, evaluate each bid, to determine whether such bid is a Qualifying Bid.

(g)	Initial Deposit. All Initial Deposits paid to the Debtor shall be held in an interest bearing account subject to the jurisdiction of the Bankruptcy Court.

(h)	Auction. If more than one Qualifying Bid is received by the Bid Submission Deadline, the Debtor will conduct an auction (the “Auction”) with respect to the Sale Assets. If no Qualifying Bid (other than that of the Purchaser) is received by the Bid Submission Deadline, the Debtor shall report the same to the Bankruptcy Court at the Sale Hearing, where the Debtor shall request (i) that the Purchaser’s bid be deemed the highest or otherwise best offer for the Sale Assets and (ii) authority to proceed to close the Sale, in accordance with the Asset Purchase Agreement, as promptly as possible. The Auction, if required, will be held no later than 3 business days prior to the Sale Hearing, at such date and time as agreed to by the Purchaser, the Debtor and the Agent at the offices of Kirkland & Ellis LLP, Citicorp Center, 153 East 53rd Street, New York, New York 10022-4675, of which the Debtor will notify all Detailed Notice Parties (as defined herein) no later than 5 business days after entry of the Bidding Procedures Order.

Only the Purchaser, the Debtor, the Agent, representatives of any official statutory committees appointed in the Bankruptcy Case, if any, Qualified Bidders and the professionals of the foregoing shall be entitled to attend and be heard at the Auction, and only Qualified Bidders shall be entitled to make any subsequent bids at the Auction. All Qualified Bidders, or their qualified representatives, must be physically present at the Auction.

During the Auction, bidding shall begin initially with the highest Qualifying Bid and subsequently continue in minimum increments of at least $500,000 higher than the previous bid. Subsequent bids submitted by the Purchaser shall be deemed to include a credit in an amount equal to the Break-Up Fee. Bidding at the Auction shall continue until such time as the highest or otherwise best bid is determined.

At the conclusion of the Auction, the Debtor, in consultation with the Agent, shall select the highest or best Qualified Bid (the “Accepted Bid”). The bidder submitting such Accepted Bid shall become the “Winning Bidder,” and shall have such rights and responsibilities of the purchaser, as set forth in the applicable asset purchase agreement. Within 24 hours after adjournment of the Auction, the Winning Bidder (if other than the Purchaser) shall complete and execute all agreements, contracts, instruments or other documents evidencing and containing the terms and conditions upon which the Winning Bid was made.

(i)	Sale Hearing. The Accepted Bid shall be subject to the approval of the Bankruptcy Court at the Sale Hearing. The Sale Hearing shall be held on ____________, 2003 at __:__ _.m. at this Court.

(j)	Closing. Following approval of the Accepted Bid at the Sale Hearing, the Winning Bidder shall close the transaction pursuant to the terms set forth in the applicable asset purchase agreement.

(k)	Return of Initial Deposit. Within 10 business days following the Closing Date, the Debtor shall return the Initial Deposits to each unsuccessful bidder.

(l)	Failure to Close. If the Winning Bidder fails to close the Accepted Bid in breach of the terms of the applicable asset purchase agreement (a “Purchase Default”), the Winning Bidder shall forfeit the Initial Deposit to, and such Initial Deposit shall be retained irrevocably by, the Debtor. In addition, the Debtor shall also retain the right to seek all other appropriate damages from such Winning Bidder. In the event of a Purchase Default, the next highest or otherwise best Qualifying Bid will automatically be deemed to be the Accepted Bid, and the bidder submitting such bid will be deemed to be the Winning Bidder.

4.	The Procedures for notifying Contract Parties and resolving any potential cure amount disputes in connection with the Debtor’s proposed assumption of executory contracts and unexpired leases and assignment of such agreements to the Purchaser (or other Winning Bidder), as set forth below, are hereby approved:

(a)	Notice of Cure Objection Deadline: Within 5 business days after the date the Bidding Procedures Order is entered, the Debtor shall serve a copy of such Order together with the Notice of Debtor’s Intent to Assume and Assign Executory Contracts and Unexpired Leases (the “Contract Assignment Notice”), substantially in the form attached as Exhibit D to the Motion, by regular mail to the Contract Parties notifying them of the Debtor’s intent to assume and assign each agreement listed on Schedule 3.8 to the Asset Purchase Agreement (as it may be modified by that time) and of the Cure Amount determined by the Debtor for each such Assigned Agreement to be necessary for such assumption and assignment on the Closing Date. If Schedule 3.8 to the Asset Purchase Agreement is amended subsequent to the mailing of the initial Contract Assignment Notice, the Debtor shall serve a copy of the Bidding Procedures Order and a subsequent Contract Assignment Notice(s) on any additional Contract Party or any other party affected thereby within 5 business days of such amendment.

(b)	Cure Objections: Any Contract Party seeking to (a) assert a Cure Amount based on defaults, conditions or pecuniary losses under its Assigned Agreement (collectively, the “Cure Obligation”) different from that set forth on any of the Contract Assignment Notices or

(b) object to the potential assumption and assignment of its Assigned Agreement on any other grounds, shall be required to file and serve an objection (a “Cure Objection”), in writing, setting forth with specificity (a) any and all Cure Obligations that the Contract Party asserts must be cured or satisfied respecting such Assigned Agreement and/or (b) if the objection to the potential assignment of such Assigned Agreement is based on adequate assurance issues, what information with respect to the Purchaser or another Winning Bidder such Contract Party requires to satisfy its adequate assurance concerns.

(c)	Cure Objection Deadline: To be considered a timely Cure Objection, the Cure Objection must be filed with the Court and a copy delivered to each of: (i) Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, Illinois 60601-6636, Attention: Ryan Blaine Bennett, Esq. (bankruptcy counsel to the Debtor); (ii) Andrews & Kurth, Attn: Paul Pipitone, Esq., 600 Travis, Suite 4200, Houston, Texas 77002 (special corporate counsel to the Debtor); (iii) Jones Day, Attn: Charles N. Bensinger III, Esq., 77 West Wacker, Chicago, Illinois 60601-1692 (counsel to OG&E); (iv) Milbank, Tweed, Hadley & McCloy LLP, Attn: L. Douglas Harris, Esq., and Dennis Dunne, Esq., 1 Chase Manhattan Plaza, New York, New York 10005 (counsel for the Agent); (v) Bingham McCutchen, Attn: Enid L. Veron, Esq., 399 Park Avenue, New York, New York 10022-4689 (counsel to the Committee in the NRG Debtors’ cases); and (vi) counsel to any subsequently appointed committee(s), if any, so as to be received no later than 15 days after service of the Cure Assignment Notice (the “Cure Objection Deadline”).

(d)	Failure to File Cure Objection: Unless a Cure Objection is timely filed and served by a Contract Party by the Cure Objection Deadline, the Court shall enter an order authorizing or effecting the assumption and assignment of the applicable Assigned Agreement at the Sale Hearing or otherwise without regard to any objection such party may have or any provisions to the contrary in the applicable Assigned Agreement.

(e)	Waiver of Cure Objection: Contract Parties that fail to file and serve Cure Objections as provided above shall be deemed to have waived and released any and all Cure Obligations and shall be forever barred and estopped from asserting or claiming against the Debtor, the Purchaser or any other assignee of the relevant contract or lease that any additional amounts are due or defaults exist, or prohibitions or conditions to assignment exist or must be satisfied, under such Assigned Agreement for the period prior to the Closing Date.

(f)	Reservation of Rights: The Debtor and the Purchaser each reserve the right to exclude or add any Assigned Agreement from or to the proposed Sale and to withdraw the request to assume and assign any Assigned Agreement pursuant to the terms of the Asset Purchase Agreement.

5.	The forms of the Detailed Notice and the General Notice attached to the Motion as Exhibits E and F, respectively, are hereby approved and shall be served by the Debtor in accordance with the procedures set forth in the Motion. In addition, the Debtor shall publish the General Notice in the national edition of the Wall Street Journal and the Daily Oklahoman no later than 10 business days after entry of this Order.

6.	Each of the Purchaser and the Agent shall be deemed a party in interest with standing to appear and to be heard in connection with any motion, hearing or other proceeding relating to the Asset Purchase Agreement or the sale of the Sale Assets. The Agent’s rights under section 363(k) of the Bankruptcy Code are fully preserved.

7.	This Court shall retain jurisdiction over any matter or dispute arising from the implementation of this Order.

Dated: New York, New York

         _____________, 2003

United States Bankruptcy Judge

EXHIBIT B

[FORM OF ASSET PURCHASE AGREEMENT]

EXHIBIT C

[APPROVAL ORDER]

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

x
In re		:	Chapter 11
:
NRG ENERGY, INC., et al.,		:
		:	Case No. 03-13024 (PCB)
	Debtors.	:
		:	(Jointly Administered)
x
In re		:
		:	Chapter 11
NRG McCLAIN LLC,		:
		:	Case No. 03-_____ (PCB)
	Debtor.	:
x

THIS ORDER APPLIES TO:
All Debtors		NRG Power Marketing, Inc.
NRG Energy, Inc.		NRG Capital LLC
Arthur Kill Power LLC		NRG Finance Company I LLC
Astoria Gas Turbine Power LLC		NRG Central U.S. LLC
Berrians I Gas Turbine Power LLC		NRG Eastern LLC
Big Cajun II Unit 4 LLC		NRGenerating Holdings (No. 23) B.V.
Connecticut Jet Power LLC		NRG New Roads Holdings LLC
Devon Power LLC		NRG Northeast Generating LLC
Dunkirk Power LLC		NRG South Central Generating LLC
Huntley Power LLC		Oswego Harbor Power LLC
Louisiana Generating LLC		Somerset Power LLC
Middletown Power LLC		South Central Generation Holding LLC
Montville Power LLC		Norwalk Power LLC
Northeast Generation Holding LLC	X	NRG McClain LLC

ORDER: (A) AUTHORIZING DEBTOR’S SALE OF ASSETS,
FREE AND CLEAR OF LIENS, CLAIMS AND ENCUMBRANCES
PURSUANT TO SECTION 363 OF THE BANKRUPTCY CODE;
(B) AUTHORIZING DEBTOR’S ASSUMPTION AND ASSIGNMENT
OF CERTAIN UNEXPIRED LEASES AND OTHER EXECUTORY
CONTRACTS PURSUANT TO SECTION 365 OF
THE BANKRUPTCY CODE; AND (C) GRANTING RELATED RELIEF

        Upon the motion (the “Motion”) of NRG McClain LLC (the “Debtor”) in the above-captioned chapter 11 cases for, among other things, entry of an order: (a) approving the sale of assets free and clear of (i) all liens, claims and encumbrances and (ii) certain transfer taxes to the Winning Bidder; (b) authorizing the assumption and assignment of certain executory contracts and unexpired leases; and (c) granting related relief; and

        Upon this Court’s order, dated _________, 2003, (A) Establishing Bidding Procedures and Bid Protections in Connection with the Sale of Substantially All of the Assets of NRG McClain LLC; (B) Approving the Form and Manner of Notices and Fixing Deadlines to Object to Cure Amounts and Asset Sale; (C) Approving the Form of the Asset Purchase Agreement; (D) Setting an Auction and Sale Hearing Dates; and (E) Granting Certain Related Relief (the “Bidding Procedures Order”); and

        Due and sufficient notice of the sale transactions and related relief approved hereby (collectively, the “Sale”), the Auction and the Sale Hearing (as defined below) having been given to all parties entitled thereto; and

        A hearing (the “Sale Hearing”) having been held before this Court on __________, 2003 to consider the Sale, at which time all parties in interest were afforded an opportunity to be heard; and the Court having heard testimony and received evidence in support of approval of the Sale;

        NOW, THEREFORE, based upon this Court’s review of all of (a) the evidence proffered or adduced at, (b) memoranda and objections filed in connection with, and (c) arguments of counsel made at, the Sale Hearing; and upon the entire record of the Sale Hearing; and after due deliberation thereon; and good cause appearing therefor;

        IT IS HEREBY FOUND AND DETERMINED THAT:

        A.       This Court has jurisdiction to hear and determine the Motion and the matters set forth herein pursuant to 28 U.S.C. §§ 157 and 1334.

        B.       Venue of these cases in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409(a).

        C.       Capitalized terms used herein that are not otherwise defined in this Order shall have the meanings ascribed to such terms in the Asset Purchase Agreement, dated as of ____________, 2003 (the “Asset Purchase Agreement”)4 between the Debtor and Oklahoma Gas and Electric Company (the “Purchaser”) or, if not otherwise defined in the Asset Purchase Agreement or this Order, the meanings ascribed to such terms in the Motion.

        D.       Determination of the Motion is a core proceeding under 28 U.S.C. §§ 157(b)(2)(A) and 157(b)(2)(N). The statutory predicates for the relief requested herein are sections 105, 363, 365 and 1146 of the Bankruptcy Code and Rules 2002, 6004, 6006, 9007 and 9008 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”).

        E.       Proper, timely, adequate and sufficient notice of the Motion, the Sale Hearing, the Sale, the assumption and assignment of the Contracts designated pursuant to the Asset Purchase Agreement for assumption by the Debtor and assignment to the Purchaser (collectively, the “Assigned Agreements”) and the other relief granted herein has been provided in accordance with the Bidding Procedures Order and applicable law, including sections 102(1), 105(a), 363 and 365 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 6006, 9006, 9008 and 9014 and the Local Rules of this Court, and no other or further notice of the Motion, the Sale Hearing, the Sale, the assumption and assignment of the Assigned Agreements or the entry of this Order is required.

        F.       A reasonable opportunity to bid on the Sale Assets or to object or be heard regarding the relief requested in the Motion and granted herein has been afforded to all interested persons and entities, including: (a) all parties, if any, that are known to claim interests in the Assigned Agreements; (b) all parties, if any, that are known to claim interests in or liens upon the

4         A copy of the Asset Purchase Agreement without its voluminous exhibits and schedules is attached hereto as Exhibit A.

Sale Assets; and (c) all governmental taxing authorities that have, or as a result of the sale of Sale Assets, may have claims, contingent or otherwise, against the Debtor or the Sale Assets.

        G.       Approval of the Asset Purchase Agreement and consummation of the sale of the Sale Assets to the Purchaser at this time is in the best interests of the Debtor and its creditors. The Debtor has articulated good and sufficient business justification supporting the sale of the Sale Assets to the Purchaser pursuant to section 363 of the Bankruptcy Code. The Debtor and the Purchaser have fully complied with the Bidding Procedures Order and the bidding procedures established therein.

        H.       The Prepetition Secured Lenders have consented to the Sale, subject to the provisions of paragraphs 8 and 9 hereof.

        I.       Approval of the Debtor’s assumption of the Assigned Agreements and the Debtor’s assignment of the Assigned Agreements to the Purchaser is in the best interests of the Debtor and its estate and creditors. The Debtor has articulated good and sufficient business justifications supporting the assumption and assignment of the Assigned Agreements to the Purchaser pursuant to section 365 of the Bankruptcy Code.

        J.       Each Assigned Agreement is a valid and binding agreement of the Debtor and is an executory contract or unexpired lease of the Debtor subject to assumption and assignment under section 365 of the Bankruptcy Code. The cure amounts for the Assigned Agreements established pursuant to the procedures set forth in the Bidding Procedures Order and as identified on the Cure Schedule attached hereto as Exhibit __, or as otherwise established pursuant to the procedures set forth in this Order, represent all amounts necessary to cure all defaults and compensate Contract Parties for all pecuniary losses under the Assigned Agreements pursuant to section 365(b) of the Bankruptcy Code. Adequate assurance (within the meaning of section 365(f)(2)(B) of the Bankruptcy Code) of the Purchaser’s future performance under the Assigned Agreements has been provided and all other requirements and conditions of section 365 of the Bankruptcy Code for the assumption by the Debtor and assignment to the Purchaser of each of the Assigned Agreements has been satisfied.

        K.       The Contract Parties have either: (a) consented to the assumption and assignment of the Assigned Agreements; (b) are deemed to have consented to such assumption and assignment by their failure to timely file Cure Objections as required by the Bidding Procedures Order; or (c) had their objections to the assumption and assignment of the Assigned Agreements overruled by the Bankruptcy Court.

        L.       The Debtor has good and marketable title in and to the Sale Assets. The consideration to be paid by the Purchaser under the Asset Purchase Agreement constitutes adequate and fair value for the Sale Assets.

        M.       The Asset Purchase Agreement (a) was negotiated, proposed and entered into in good faith, from arm’s length bargaining positions, by the Debtor and the Purchaser, without collusion; and (b) constitutes the highest or otherwise best offer for the Sale Assets. The Purchaser is entitled to the protections of a good faith purchaser pursuant to section 363(m) of the Bankruptcy Code with respect to the transactions approved hereby.

        N.       The Sale Assets constitute property of the Debtor’s estate within the meaning of section 541(a) of the Bankruptcy Code. The Debtor may sell and transfer the Sale Assets to the Purchaser free and clear of any and all interests in or liens, claims or encumbrances (collectively, the “Encumbrances”) upon the Sale Assets because (1) all such Encumbrances will attach to the net proceeds of the Sale with the same force and in the same order of priority as they currently enjoy with respect to the Sale Assets, and (2) all creditors claiming an interest in the Sale Assets either (a) have consented to the Sale or are deemed to have consented to the Sale by failing to object to the relief granted herein; (b) could be compelled in a legal or equitable proceeding to accept a monetary satisfaction of such interests, liens, claims or encumbrances; or (c) otherwise fall within the provisions of section 363(f) of the Bankruptcy Code.

        O.       The sale of the Sale Assets is a prerequisite to the Debtor’s ability to confirm and consummate a plan of liquidation. The Sale is a sale in contemplation of such a plan and, accordingly, is a transfer pursuant to section 1146(c) of the Bankruptcy Code, which shall not be taxed under any law imposing a stamp, transfer, recording or similar tax.

        P.       The Court expressly finds that there is no just reason for delay in the implementation of this Order, and the closing of the Sale may occur as soon as all the conditions precedent to such closing have been satisfied or waived in accordance with the terms and conditions of the Asset Purchase Agreement.

        NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1.	The findings set forth above and conclusions of law stated herein shall constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any finding of fact later shall be determined to be a conclusion of law, it shall be so deemed. To the extent any conclusion of law later shall be determined to be a finding of fact, it shall be so deemed.

2.	The request set forth in the Motion to approve the Sale shall be, and it hereby is, granted on the terms contained herein.

3.	All objections to the Motion or the relief requested therein (whether stated in a written objection or on the record at the Sale Hearing) that have not been withdrawn, waived or settled, and all reservations of rights included therein, are hereby overruled on the merits; provided, however, that unresolved disputes with respect to Cure Amounts may be resolved on the terms provided herein after the date hereof.

4.	The terms and conditions of the Asset Purchase Agreement (including all exhibits and schedules thereto and related ancillary agreements) hereby are approved in all respects, and the sale of the Sale Assets to the Purchaser pursuant to the Asset Purchase Agreement is hereby authorized under sections 363(b) and 363(f) of the Bankruptcy Code.

5.	The Debtor is authorized to execute and deliver, and empowered to fully perform under, consummate and implement, the Asset Purchase Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Asset Purchase Agreement and the transactions contemplated thereby and to take all further actions as may reasonably be requested by the Purchaser for the purpose of assigning, transferring, granting, conveying and conferring to the Purchaser, or reducing to possession, any or all of the Sale Assets. The Purchaser shall not be required to seek or obtain relief from the automatic stay under section 362 of the Bankruptcy Code to enforce any of its remedies under the Asset Purchase Agreement or any other related sale document. The automatic stay imposed by section 362 of the

Bankruptcy Code is modified solely to the extent necessary to implement the preceding sentence.

6.	Pursuant to section 363(f) of the Bankruptcy Code and upon the Closing under the Asset Purchase Agreement, good and marketable title to the Sale Assets shall be transferred to the Purchaser, and the Sale Assets shall be free and clear of all Liens, claims, encumbrances or other interests that may be asserted against the Sale Assets (collectively, “Encumbrances”), with any such Encumbrances to attach to the proceeds of the Sale (the “Sale Proceeds”) in the order of their priority, with the same validity, force and effect that they now have as against the Sale Assets.

7.	All persons and entities holding Encumbrances of any kind and nature with respect to the Sale Assets hereby are barred from asserting such Encumbrances against the Debtor, its estate, the Purchaser, and their respective affiliates, successors or assigns or their respective properties (including the Sale Assets).

8.	All encumbrances shall attach to the proceeds of the Sale Assets with the same force and effect, and in the same order of priority, as such Encumbrances currently enjoy with respect to the Sale Assets, and subject to any existing defenses or counterclaims.

9.	The Purchaser or the Winning Bidder (as applicable) is authorized and directed to disburse the Purchase Price payable at the closing (the date thereof being the “Closing Date”), on the Closing Date, as follows: (a) to the Purchaser, the Break-Up Fee or the Expense Reimbursement (as

applicable); (b) to NRG, the portion of the NRG Support Payment Amount mutually agreed to by the Agent and NRG at least 5 business days prior to the Closing Date, reflecting the undisputed portion of (i) amounts set forth in the NRG Support Calculations provided to the Agent in accordance with the ORCA prior to such date and (ii) related expenses anticipated to be incurred through the Closing Date (such amounts, collectively, being the “Undisputed NRG Support Payment Amount”); (c) to the escrow agent designated pursuant to an escrow agreement in substantially the form attached hereto as Exhibit G, the sum of (i) the excess, if any, of the amount requested by NRG as constituting the NRG Support Payment Amount over the Undisputed NRG Support Payment Amount and (ii) an additional contingency amount, if any, mutually agreed to by NRG and the Agent at least 5 business days prior to the Closing Date in respect of the NRG Support Payment Amount not otherwise included in the amount referred to in the immediately preceding clause (i); and (d) to the Agent, the balance of the Purchase Price (the “Net Purchase Price”) for repayment of all outstanding loans, interest thereon and fees, expenses and other obligations incurred in connection with the Prepetition Credit Agreement and to be otherwise applied in accordance with the ORCA. All capitalized terms used in this paragraph and not otherwise defined herein shall have the respective meanings given to them in the ORCA.

10.	If any person or entity that has filed financing statements or other documents or agreements evidencing Encumbrances on or interests in the

Sale Assets shall not have delivered to the Debtor prior to the Closing, in proper form for filing and execution by the appropriate parties, termination statements, instruments of satisfaction or releases of all Encumbrances or other interests which the person or entity has with respect to the Sale Assets, the Debtor hereby is authorized to execute and file such statements, instruments, releases or other documents on behalf of the person or entity with respect to the Sale Assets following payment of the Purchase Price on the Closing Date.

11.	Subject to and conditioned upon the Closing of the transactions contemplated by the Asset Purchase Agreement and any amendments to the schedules thereto (including pursuant to Section 5.6(b) of the Asset Purchase Agreement), the Debtor is authorized to assume the Assigned Agreements, and thereupon to assign the Assigned Agreements to the Purchaser, pursuant to sections 365(a), 365(f) and 363(m) of the Bankruptcy Code. If the Closing does not occur, the Assigned Agreements shall not be deemed to have been assumed by the Debtor or assigned to the Purchaser. Likewise, if a Contract is removed from the list of Assigned Agreements in accordance with the terms of the Asset Purchase Agreement, such agreement shall be an Excluded Contract and shall not be deemed to have been assumed by the Debtor or assigned to the Purchaser, pursuant to section 365 of the Bankruptcy Code.

12.	Any Contract Party that did not file a timely objection to the Motion in accordance with the Bidding Procedures Order or whose objection is overruled hereby shall: (a) be deemed to have consented to the Debtor’s assumption and assignment of the Assigned Agreements and the satisfaction of the requirements of section 365 of the Bankruptcy Code, other than as to cure amounts; and (b) as to cure amounts, (i) be deemed to have consented to the amounts set forth in the Cure Schedule or such other amount expressly agreed to by the parties or ordered by the Court, and (ii) be forever barred and estopped and permanently enjoined from asserting or claiming against the Debtor, the Purchaser, the Debtor’s and the Purchaser’s respective affiliates, successors or assigns or their respective properties (including the Sale Assets) that any additional amounts are due or defaults exist on account of obligations alleged to have accrued prior to the date of the Closing.

13.	Each non-Debtor party to an Assigned Agreement hereby is forever barred, estopped and permanently enjoined from asserting against the Purchaser, its affiliates, successors or assigns or their respective properties (including the Sale Assets), any default or breach under any Assigned Agreement; any claim of lack of consent or any other condition to assignment thereof; or any counterclaim, defense, setoff, right of recoupment or any other claim, arising under or related to the Assigned Agreements and existing as of the Closing Date or arising by reason of the sale of the Sale Assets, except to the extent expressly provided for in the Asset Purchase Agreement.

14.	The sale, transfer, assignment and delivery of the Sale Assets shall not be subject to any Encumbrances of any kind or nature whatsoever. All persons or entities holding Encumbrances against or with respect to the Sale Assets of any kind or nature whatsoever shall be, and hereby are, forever barred, estopped and permanently enjoined from asserting, prosecuting or otherwise pursuing such Encumbrances against the Purchaser, its affiliates, successors and assigns or their respective properties (including the Sale Assets). Following the Closing Date, no holder of an Encumbrance against or with respect to the Sale Assets shall interfere with the Purchaser’s title to or use and enjoyment of the Sale Assets based on or related to such Encumbrances, and all such Encumbrances shall be and hereby are channeled, transferred and attached solely and exclusively to the Sale Proceeds.

15.	Upon the Closing of the transactions contemplated by the Asset Purchase Agreement, the Purchaser shall assume all obligations and responsibilities of the Debtor under the Assigned Agreements to the extent set forth in the Asset Purchase Agreement; provided, however, that the Debtor shall be liable for any Cure Amounts as and to the extent required by this Order, the Bidding Procedures Order and the Asset Purchase Agreement. In no event shall the Purchaser be liable for such Cure Amounts.

16.	From and after the Closing of the transactions contemplated by the Asset Purchase Agreement, the Debtor shall be released from any and all obligations, claims and liabilities the Purchaser may incur under the Assigned Agreements.

17.	To the extent a Contract is added to the list of the Assigned Agreements in accordance with the terms of the Asset Purchase Agreement, or the cure amount for a Contract otherwise is not properly included in the Cure Notice, the Debtors shall serve within 10 days of the Closing a notice to the non-Debtor parties to such Contract that the Debtor seeks to assume and assign the Contract to the Purchaser as part of the Sale (the “Supplemental Cure Notice”). The Supplemental Cure Notice shall include the proposed cure amount for the Contract. The non-Debtor parties to the Contract shall have 10 days from the Date of service of the Supplemental Cure Notice (the “Supplemental Deadline”) to assert an objection to the assumption and assignment of the Assigned Agreement or the proposed cure amount. Any such objection must by filed with the Court and served on the Debtor and the Purchaser by the Supplemental Deadline. If no timely objection is filed and served with respect to an Assigned Agreement, the assumption and assignment of such Assigned Agreement and the proposed cure amount shall be deemed approved, final and effective as of, and conditioned upon the occurrence of, the Closing Date, pursuant to section 365 of the Bankruptcy Code, without further order of the Court. If a timely objection is received and the parties are unable to resolve such objection, it will be scheduled to be heard by the Court at the next regularly scheduled omnibus hearing in these chapter 11 cases that is at least 10 days after the Supplemental Deadline, or at such other date as agreed by the parties.

18.	To the extent a Contract is removed from the list of Assigned Agreements in accordance with the terms of the Asset Purchase Agreement, the Debtor shall, within 10 days of Closing, serve a notice to the non-Debtor parties to such Contract that the Debtor will not seek to assume or assign such Contract to the Purchaser as part of the Sale.

19.	The Assigned Agreements shall be transferred to, and remain in full force and effect for the benefit of, the Purchaser or its designees in accordance with their respective terms, notwithstanding any provision in any such Assigned Agreement (including those described in sections 365(b)(2) and 365(f) of the Bankruptcy Code) that otherwise would have the effect of prohibiting, restricting or conditioning such assignment or transfer.

20.	All defaults or other obligations of the Debtor under the Assigned Agreements arising or accruing prior to the Closing Date have been cured or shall promptly be cured by the Debtor in accordance with this Order, and the Purchaser shall have no liability or obligation with respect to any default or obligation arising or accruing under any Assigned Agreement prior to the Closing Date.

21.	This Court retains jurisdiction: (a) to enforce and implement the terms and provisions of the Asset Purchase Agreement and each of the agreements executed in connection therewith; (b) to interpret, implement and enforce the provisions of this Order; and (c) to resolve any disputes arising under or related to the foregoing.

22.	The Asset Purchase Agreement (including exhibits and schedules thereto) and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties thereto in accordance with the terms thereof without further order of this Court.

23.	The transfer of the Sale Assets to the Purchaser shall not be subject to taxation under any state or local law imposing a stamp, transfer or similar tax in accordance with section 1146(c) of the Bankruptcy Code.

24.	The failure specifically to include any particular provisions of the Asset Purchase Agreement in this Order shall not diminish or impair the efficacy of such provision, it being the intent of the Court that the Asset Purchase Agreement and each and every provision, term and condition thereof be authorized and approved in its entirety.

25.	The consideration provided by the Purchaser for the Sale Assets under the Asset Purchase Agreement shall be deemed to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory or possession thereof or the District of Columbia.

26.	The consideration provided by the Purchaser for the Sale Assets under the Asset Purchase Agreement is fair and reasonable.

27.	Upon entry of this Order by this Court, the Purchaser shall be entitled to the protection of section 363(m) of the Bankruptcy Code with respect to the Asset Purchase Agreement, including the assumption and assignment of the Assigned Agreements approved and authorized herein (or by subsequent order) and the other transactions comprising the Sale. The transactions contemplated by the Asset Purchase Agreement are undertaken by the Purchaser in good faith as that term is used in section 363(m) of the Bankruptcy Code, and, accordingly, the reversal or modification on appeal of this Order and the authorization to consummate the transactions provided herein shall not affect the validity of any transfer under the Asset Purchase Agreement and this Order to the Purchaser, unless such transfer is duly stayed pending such appeal.

28.	On the Closing Date, this Order will be construed and shall constitute for any and all purposes a full and complete general assignment, conveyance and transfer of the Sale Assets and a bill of sale transferring good and marketable title in such Sale Assets to the Purchaser to the full extent set forth in the Asset Purchase Agreement.

29.	Each and every federal, state and local governmental agency or department is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Asset Purchase Agreement and this Order.

30.	This Order (a) shall be effective as a determination that, upon their attachment to the Sale Proceeds on the Closing Date, all Encumbrances of any kind or nature whatsoever existing as to, against or with respect to the Sale Assets prior to the Closing Date have been unconditionally released, discharged and terminated with respect to the Sale Assets, and that the conveyances described herein have been effected, and (b) shall be binding upon and shall govern the acts of all entities, including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state and local officials and all other persons and entities who may be required by operation of law, the duties of their office or contract to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Sale Assets.

31.	All entities that are presently, or on the Closing Date may be, in possession of some or all of the Sale Assets are hereby directed to surrender possession of the Sale Assets to the Purchaser on the Closing Date.

32.	Any amounts payable by the Debtor to the Purchaser pursuant to the Asset Purchase Agreement or any transactions contemplated thereby (including, without limitation, any monies held in escrow) shall (a) constitute administrative priority expenses of the Debtor’s estate pursuant to sections 503(b) and 507(a)(1) of the Bankruptcy Code and (b) be paid by the Debtor in the time and manner provided in the Asset Purchase Agreement without further order of this Court.

33.	Nothing contained in any chapter 11 plan confirmed in these cases or the order confirming any such plan or in any other order in these cases (including any order entered after any conversion of these cases to cases under chapter 7 of the Bankruptcy Code) shall alter, conflict with or derogate from the provisions of the Asset Purchase Agreement or the terms of this Order, including, but not limited to, (a) the obligation of the Debtor to pay any amounts due to the Purchaser pursuant to the Asset Purchase Agreement or any transactions contemplated thereby in the time and manner provided in the Asset Purchase Agreement and without further order of this Court and (b) the status of any such payments as administrative priority expenses of the Debtor’s estate pursuant to sections 503(b) and 507(a)(l) of the Bankruptcy Code.

34.	The terms and provisions of the Asset Purchase Agreement and this Order shall be binding in all respects upon, and shall inure to the benefit of, the Debtor, its estate, creditors and interest holders, the Purchaser, and their respective affiliates, successors and assigns, notwithstanding any subsequent appointment of any trustee for the Debtor under any chapter of the Bankruptcy Code, as to which trustee such terms and provisions likewise shall be binding in all respects. In addition, the terms and provisions of this Order shall be binding in all respects upon any affected third parties including, but not limited to, all persons asserting an Encumbrance against, in or with respect to the Sale Assets to be sold to the Purchaser pursuant to the Asset Purchase Agreement.

35.	The Purchaser shall have no liability or responsibility for any liability or other obligation of the Debtor arising under or related to the Sale Assets other than as expressly set forth in the Asset Purchase Agreement. Without limiting the effect or scope of the foregoing, the transfer of the Sale Assets from the Debtor to the Purchaser does not and will not subject the Purchaser or its affiliates, successors or assigns or their respective properties (including the Sale Assets) to any liability for claims (as that term is defined in section 101(5) of the Bankruptcy Code) against the Debtor or the Sale Assets by reason of such transfer under the laws of the United States, any state, territory or possession thereof or the District of Columbia applicable to such transactions. Neither the Purchaser nor its affiliates, successors or assigns shall be deemed, as a result of any action taken in connection with the purchase of the Sale Assets to: (a) be a successor to the Debtor; (b) have, de facto or otherwise, merged with or into the Debtor; or (c) be a continuation or substantial continuation of the Debtor or any enterprise of the Debtor. Neither the Purchaser nor its affiliates, successors or assigns is acquiring or assuming any liability, warranty or other obligation of the Debtor, except as expressly set forth in the Asset Purchase Agreement and this Order.

36.	This Order shall be effective immediately upon entry pursuant to Bankruptcy Rules 7062 and 9014, and no automatic stay of execution, pursuant to Rule 62(a) of the Federal Rules of Civil Procedure, or Bankruptcy Rules 6004(g) or 6006(d) applies with respect to this Order.

Dated: _____________, 2003

United States Bankruptcy Judge

EXHIBIT D

[CURE NOTICE]

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

x
In re		:	Chapter 11
:
NRG ENERGY, INC., et al.,		:
		:	Case No. 03-13024 (PCB)
	Debtors.	:
		:	(Jointly Administered)
x
In re		:
		:	Chapter 11
NRG McCLAIN LLC,		:
		:	Case No. 03-_____ (PCB)
	Debtor.	:
x

THIS NOTICE APPLIES TO:
All Debtors		NRG Power Marketing, Inc.
NRG Energy, Inc.		NRG Capital LLC
Arthur Kill Power LLC		NRG Finance Company I LLC
Astoria Gas Turbine Power LLC		NRG Central U.S. LLC
Berrians I Gas Turbine Power LLC		NRG Eastern LLC
Big Cajun II Unit 4 LLC		NRGenerating Holdings (No. 23) B.V.
Connecticut Jet Power LLC		NRG New Roads Holdings LLC
Devon Power LLC		NRG Northeast Generating LLC
Dunkirk Power LLC		NRG South Central Generating LLC
Huntley Power LLC		Oswego Harbor Power LLC
Louisiana Generating LLC		Somerset Power LLC
Middletown Power LLC		South Central Generation Holding LLC
Montville Power LLC		Norwalk Power LLC
Northeast Generation Holding LLC	X	NRG McClain LLC

TO: PARTIES ON THE ATTACHED SERVICE LIST

NOTICE OF DEBTOR’S INTENT TO ASSUME AND
ASSIGN EXECUTORY CONTRACTS AND UNEXPIRED LEASES
PURSUANT TO THE DEBTOR’S MOTION SEEKING, AMONG
OTHER THINGS, AUTHORITY TO SELL ASSETS PURSUANT TO
SECTIONS 105(A), 363, 365 AND 1146(C) OF THE BANKRUPTCY CODE

        PLEASE TAKE NOTICE that the Honorable Prudence Carter Beatty will conduct a hearing (the “Sale Hearing”) in Courtroom [____] of the United States Bankruptcy Court located at the Alexander Hamilton Courthouse, One Bowling Green, New York, NY

10004 to consider the motion filed by NRG McClain LLC (the “Debtor” or “NRG McClain”) on __________, 2003 to sell substantially all of its assets (the “Sale Motion”).5 All capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Sale Motion.

        Pursuant to the Sale Motion, the Debtor intends to assume and assign to the Purchaser, or another successful bidder, those executory contracts and unexpired leases identified on Schedule A attached hereto (the “Assigned Agreements”), pursuant to section 365 of title 11 of the United States Code (the “Bankruptcy Code”).

        The Debtor has indicated on Schedule A hereto the respective amounts due and owing, if any, under each Assigned Agreement (the “Cure Amounts”). The Bankruptcy Code requires the Debtor to pay the Cure Amounts (which include all of the Debtor’s prepetition obligations under the Assigned Agreements) in full to the parties owed such amounts as a condition to the Debtor’s assumption of the Assigned Agreements.

        Any interested party seeking to object to (a) the applicable the Cure Amount as determined by the Debtor, or to otherwise assert that any other amounts, defaults, conditions or pecuniary losses must be cured or satisfied under its Assigned Agreement for such agreement to be assumed or (b) the assignment of its Assigned Agreement for any other reason, must file and serve an objection (a “Cure Objection”) setting forth with specificity (a) any and all defaults which such party asserts must be cured or (b) the grounds for any other objection, so that such Cure Objection is received by: (i) Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago,

[5]	The Sale Motion is captioned as “Motion for Orders Pursuant to Sections 105(A), 363, 365 and 1146(C) of the Bankruptcy Code: (A) (I) Establishing Bidding Procedures and Bid Protections in Connection With the Sale of Substantially All of the Assets of NRG McClain LLC, (II) Approving the Form and Manner of Notices, (III) Approving the Form of the Asset Purchase Agreement and (IV) Setting a Sale Hearing Date; and (B) (I) Approving the Sale Free and Clear of All Liens, Claims and Encumbrances to the Successful Bidder, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and (III) Granting Related Relief.

Illinois 60601-6636, Attention: Ryan Blaine Bennett, Esq. (bankruptcy counsel to the Debtor); (ii) Andrews & Kurth, Attn: Paul Pipitone, Esq., 600 Travis, Suite 4200, Houston, Texas 77002 (special corporate counsel to the Debtor); (iii) Jones Day, Attn: Charles N. Bensinger III, Esq., 77 West Wacker, Chicago, Illinois 60601-1692 (counsel to OG&E); (iv) Milbank, Tweed, Hadley & McCloy LLP, Attn: L. Douglas Harris, Esq., and Dennis Dunne, Esq., 1 Chase Manhattan Plaza, New York, New York 10005 (counsel for the Agent); (v) Bingham McCutchen, Attn: Enid L. Veron, Esq., 399 Park Avenue, New York, New York 10022-4689 (counsel to the Committee in the NRG Debtors’ cases); and (vi) counsel to any subsequently appointed committee(s), if any (collectively, the “Service Parties”), no later than 15 days after service of this notice (the “Cure Objection Deadline”).

        Unless a Cure Objection is filed and served by a party to an Assigned Agreement by the Cure Objection Deadline, all parties who have received actual or constructive notice hereof shall be deemed to have waived and released any right to assert a Cure Amount different from that proposed by the Debtor, if any, and to have otherwise consented to the assignment of the applicable Assigned Agreement to the Purchaser and shall be forever barred and estopped from asserting or claiming against the Debtor, its estate, the Purchaser or any other assignee of the relevant Assigned Agreement that any additional amounts are due or default exists, or conditions to assignment must be satisfied.

        Each Cure Objection shall set forth the asserted Cure Amount, along with a description of how these amounts are derived, the period(s) to which such amounts relate, the specific types and dates of any alleged defaults, pecuniary losses and conditions to assignment, and the support therefor, including the underlying obligation itself asserted in detail and a detailed description of any and all unliquidated claims, contingent claims, percentage rent, real estate taxes, common area maintenance or similar adjustable charges. All documents or writings establishing the claim must be attached to the Cure Objection.

        Unless a Cure Objection is timely filed and served by a party to an Assigned Agreement by the Cure Objection Deadline, the Court shall enter an order authorizing or effecting the assumption and assignment of such Assigned Agreement at the Sale Hearing or otherwise without regard to any objection such party may have.

        A properly filed and served Cure Objection shall reserve such party’s rights against the Debtor (but not against the Purchaser or another successful bidder) with respect to the Cure Objection but shall not constitute an objection to the relief generally requested in the Sale Motion. Parties wishing to otherwise object to the relief requested in the Sale Motion must file and serve a separate objection, stating with particularity such party’s grounds for objecting, so as to be received by the Service Parties on or before 4:00 p.m., Eastern Prevailing Time on __________, 2003.

        If you agree with the Cure Amount(s) indicated on Schedule A and do not otherwise object to the Debtor’s assignment of your contract, you need not take any further action.

        The Debtor’s decision to assume and assign the Assigned Agreements is subject to Court approval and consummation of the sale of the Sale Assets. Accordingly, the Debtor shall be deemed to have assumed and assigned each Assigned Agreement as of the date of and only upon the Closing Date, and absent such closing, each Assigned Agreement shall neither be deemed assumed nor assigned and shall in all respects be subject to further administration under the Bankruptcy Code.

        The Debtor and the Purchaser each reserve the right to remove any Assigned Agreement from the proposed sale and to withdraw the request to assume and assign any Assigned Agreement pursuant to the terms of the Asset Purchase Agreement.

        The Asset Purchase Agreement with the Purchaser is subject to higher and better offers and the Assigned Agreements may be assigned to a party other than the Purchaser. In order to ascertain the identity of the prevailing successful bidder and the entity to which the Assigned Agreement will be assigned, you must attend the Sale Hearing or such other hearing as indicated by the Debtor.

Dated: August ____, 2003
New York, New York

Respectively submitted, KIRKLAND & ELLIS LLP

Matthew A. Cantor, Esq. (MC 7727)
Robbin L. Itkin, Esq. (RI 1019)
Ryan Blaine Bennett, Esq. (RB 5236) (Admitted Pro Hac Vice)
Citigroup Center
153 East 53rd Street
New York, NY 10022-4675
Telephone: (212) 446-4800
Facsimile: (212) 446-4900

Reorganization Counsel for Debtor and Debtor in Possession

EXHIBIT E

[DETAILED NOTICE]

KIRKLAND & ELLIS LLP
Citicorp Center
153 East 53rd Street
New York, NY 10022-4675
Telephone: (212) 446-4800
Facsimile: (212) 446-4900
Matthew A. Cantor, Esq. (MC 7727)
Robbin L. Itkin, Esq. (RI 1019)
Ryan Blaine Bennett, Esq. (RB 5236) (Admitted Pro Hac Vice)

Reorganization Counsel for
Debtor and Debtor in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

x
In re		:	Chapter 11
:
NRG ENERGY, INC., et al.,		:
		:	Case No. 03-13024 (PCB)
	Debtors.	:
		:	(Jointly Administered)
x
In re		:
		:	Chapter 11
NRG McCLAIN LLC,		:
		:	Case No. 03-_____ (PCB)
	Debtor.	:
x

THIS NOTICE APPLIES TO:
All Debtors		NRG Power Marketing, Inc.
NRG Energy, Inc.		NRG Capital LLC
Arthur Kill Power LLC		NRG Finance Company I LLC
Astoria Gas Turbine Power LLC		NRG Central U.S. LLC
Berrians I Gas Turbine Power LLC		NRG Eastern LLC
Big Cajun II Unit 4 LLC		NRGenerating Holdings (No. 23) B.V.
Connecticut Jet Power LLC		NRG New Roads Holdings LLC
Devon Power LLC		NRG Northeast Generating LLC
Dunkirk Power LLC		NRG South Central Generating LLC
Huntley Power LLC		Oswego Harbor Power LLC
Louisiana Generating LLC		Somerset Power LLC
Middletown Power LLC		South Central Generation Holding LLC
Montville Power LLC		Norwalk Power LLC
Northeast Generation Holding LLC	X	NRG McClain LLC

TO: PARTIES ON THE ATTACHED SERVICE LIST

        NOTICE OF MOTION FOR ORDERS PURSUANT TO SECTIONS 105(A), 363, 365 AND 1146(C) OF THE BANKRUPTCY CODE: (A) (I) ESTABLISHING BIDDING PROCEDURES AND BID PROTECTIONS IN CONNECTION WITH THE SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF NRG MCCLAIN LLC, (II) APPROVING THE FORM AND MANNER OF NOTICES, (III) APPROVING THE FORM OF THE ASSET PURCHASE AGREEMENT and (IV) SETTING A SALE HEARING DATE; AND (B) (I) APPROVING THE SALE FREE AND CLEAR OF ALL LIENS, CLAIMS AND ENCUMBRANCES TO THE SUCCESSFUL BIDDER, (II) AUTHORIZING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY
CONTRACTS AND UNEXPIRED LEASES AND (III) GRANTING RELATED RELIEF

        PLEASE TAKE NOTICE that on _________, 2003, the Honorable Prudence Carter Beatty will conduct a hearing (the “Sale Hearing”) in Courtroom [____] of the United States Bankruptcy Court located at the Alexander Hamilton Courthouse, One Bowling Green, New York, NY 10004 to consider the motion filed by NRG McClain LLC (the “Debtor” or “NRG McClain”) on __________, 2003 to sell substantially all of its assets (the “Sale Motion”).6 All capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Sale Motion.

        By the Sale Motion, the Debtor seeks the entry of two orders pursuant to sections 105(a), 363, 365 and 1146(c) of title 11 of the United States Code (the “Bankruptcy Code”). The Debtor first requests the entry of an order, substantially in the form attached to the Motion as Exhibit A (the “Bidding Procedures Order”): (a) establishing bidding procedures and protections payable to the Purchaser (as such term is defined below) including a break-up fee and expense reimbursement (the “Bidding Procedures”) in connection with the sale of substantially all of the assets of NRG McClain; (b) approving the form and manner of notice of sale; (c) approving the form of the Asset Purchase Agreement attached to the Motion as Exhibit B (the

[6]	The Sale Motion is captioned as “Motion for Orders Pursuant to Sections 105(A), 363, 365 and 1146(C) of the Bankruptcy Code: (A) (I) Establishing Bidding Procedures and Bid Protections in Connection With the Sale of Substantially All of the Assets of NRG McClain LLC, (II) Approving the Form and Manner of Notices, (III) Approving the Form of the Asset Purchase Agreement and (IV) Setting a Sale Hearing Date; and (B) (I) Approving the Sale Free and Clear of All Liens, Claims and Encumbrances to the Successful

“Asset Purchase Agreement”); (d) setting a hearing date to consider final approval of the sale of the Sale Assets (the “Sale Hearing”); and (e) granting related relief. The Debtor also requests the entry of a second order, substantially in the form attached to the Motion as Exhibit C (the “Approval Order”): (a) approving the sale of the Sale Assets, free and clear of all liens, claims and encumbrances, to the successful bidder (the “Successful Bidder”) at the conclusion of the Sale Hearing; (b) authorizing the assumption and assignment of certain executory contracts and leases; and (c) granting related relief.

        The Debtor believes that the transactions contemplated by the Asset Purchase Agreement represent the best alternative available to the Debtor to maximize the value of its bankruptcy estate (the “Estate”) and that consummation of the Sale will be in the best interests of the Estate and its creditors. The specific relief requested in the Sale Motion and certain material terms and conditions of the Asset Purchase Agreement are summarized below.

        PLEASE TAKE FURTHER NOTICE that, pursuant to the Court’s Order Pursuant to Sections 105(a), 363 and 365 of the Bankruptcy Code (A) Establishing Bidding Procedures and Bid Protections in Connection with the Sale of Substantially All of the Assets of NRG McClain LLC; (B) Approving the Form and Manner of Notices and Fixing Deadlines to Object to Cure Amounts and Asset Sale; (C) Approving the Form of the Asset Purchase Agreement; (D) Setting an Auction and Sale Hearing; and (E) Granting Related Relief (the “Bidding Procedures Order”) entered on _________, 2003, any objection to the relief requested in the Sale Motion must:

(a)	be in writing;

(continued...)
Bidder, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and (III) Granting Related Relief.

(b)	conform to all applicable requirements of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedures and the Local Bankruptcy Rules;

(c)	set forth the name of the objector and the nature and amount of any claim or interest held by such objector against the Debtor’s estate or any property thereof;

(d)	state with particularity any legal and factual basis for the objection and the specific grounds therefore; and

(e)	be filed by __________, 2003 with the Clerk of the Bankruptcy Court and served directly upon the following: (1) the Debtor, c/o Ryan Blaine Bennett, Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, Illinois 60601 and Andrews & Kurth LLP, Attn: Paul Pipitone, 600 Travis, Suite 4200, Houston, Texas 77002; (2) the Agent, c/o L. Douglas Harris and Dennis Dunne, Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005; (3) the Purchaser, c/o Charles N. Bensinger III, Jones Day, 77 West Wacker, Chicago, Illinois 60601; and (4) the Committee in the NRG Debtors’ cases, c/o Enid L. Veron, Bingham McCutchen, 399 Park Avenue, New York, New York 10022-4689.

        PLEASE TAKE FURTHER NOTICE that pursuant to the Bidding Procedures Order, the failure of any person or entity to file an objection to the Sale Motion on a timely basis shall be a bar to the assertion by any such person or entity of any objection to the Debtor’s consummation of the transactions contemplated by the Sale Motion.

I.         THE PROPOSED SALE

        PLEASE TAKE FURTHER NOTICE that after extensive arms-length negotiations between the Debtor and the Purchaser, the parties entered into an agreement for the sale and purchase of the Sale Assets on the following terms and conditions:

(f)	Sale Assets. The Sale Assets consist of all of the Debtor’s right, title and interest in and to all assets owned by or leased or licensed to the Debtor and used or held by the Debtor whether real, personal or mixed, tangible or intangible, excepting only the Retained Assets.

(g)	Purchase Price. The Purchaser will pay $159,950,000.00 in immediately available funds, subject to certain adjustments described in the Asset Purchase Agreement (such amount, or the higher amount of any other accepted bid, being the “Purchase Price”).

(h)	Executory Contracts and Unexpired Leases. The Debtor shall assume and assign to the Purchaser all of the executory contracts and unexpired leases listed on Schedule 3.8 to the Asset Purchase Agreement (collectively, the “Assigned Agreements”) and shall pay any and all cure amounts pursuant to section 365 of the Bankruptcy Code relating to the assumption of the Assigned Agreements. The Purchaser has the right to amend Schedule 3.8 at any time prior to Closing.

(i)	Closing Conditions. The consummation of the Asset Purchase Agreement by the Purchaser is subject to, among others, the following conditions, as more fully set forth in Article VIII of the Asset Purchase Agreement:

(i)	all representations and warranties of the Debtor shall be true on and as of the Closing Date (except representations and warranties made only as of a specific earlier date) with the same effect as though they were made on the Closing Date;

(ii)	the Purchaser will have obtained all necessary regulatory consents;

(iii)	this Court will have entered a final order approving the sale of the Sale Assets to the Purchaser;

(iv)	no materially adverse effect to the ability of the McClain Facility to operate shall have occurred; and

(v)	the Debtor shall have satisfied certain other obligations under the Asset Purchase Agreement.

(j)	Bidding Protections. As more fully discussed below, the Purchaser is entitled to payment of a break-up fee or an expense reimbursement and the protection of an initial overbid amount (collectively, the “Bidding Protections”):

(i)	Upon termination of the Asset Purchase Agreement due solely to the Debtor closing an Alternative Transaction (as defined below) (and provided that such transaction is not the result of the termination of the Asset Purchase Agreement pursuant to Sections 12.1(b), (o) or (p) thereof), the Purchaser will be entitled to a fee (the “Break-Up Fee”), payable from the proceeds of such Alternative Transaction in accordance with paragraph 28 of the Sale Motion, in the amount of $5,000,000; provided that the Break-Up Fee shall not be payable if such Alternative Transaction results from a credit bid made by the Agent following any termination of the Asset Purchase Agreement by the Purchaser.

(ii)	Upon certain other circumstances where the Break-Up Fee is not otherwise paid, upon termination of the Asset Purchase Agreement pursuant to Section 12.1 thereof (other than clauses (a), (b), (k), (o) or (p) thereof), the Purchaser will be entitled to the reimbursement of its actual documented fees and expenses incurred in connection with the transactions contemplated by the Asset Purchase Agreement up to an aggregate amount of $1,500,000 (the “Expense Reimbursement”).

(iii)	A competing bid will not be considered by the Debtor unless such bid is at least $166,450,000, which is $1,500,000 (the “Initial Overbid Amount”) more than the purchase price set forth in the Asset Purchase Agreement plus the Break-Up Fee (the “Overbid Protection”). Any bids thereafter must be at least $500,000 higher than the then existing highest bid.

II.        PROPOSED AUCTION AND BIDDING PROCEDURES

        PLEASE TAKE FURTHER NOTICE that Debtor has requested certain bidding procedures for all parties interested in bidding on the Sale Assets as detailed in the Bidding Procedures Order served concurrently herewith.

III.       BIDDING PROTECTIONS

        PLEASE TAKE FURTHER NOTICE that in recognition of the Purchaser’s expenditure of time, energy and resources and the benefit to the Debtor’s estate of securing a “stalking horse” or minimum bid, the Debtor has agreed to provide the Bidding Protections to the Purchaser in the form of the Break-up Fee, the Expense Reimbursement and the Overbid Protection, as follows:

(a)	The Debtor shall be obligated to pay the Break-Up Fee to the Purchaser if the Debtor consummates any transaction (which payment shall be made from the proceeds of such transaction) involving the sale, recapitalization or other disposition of all or substantially all of the Sale Assets to an entity or entities other than the Purchaser (an “Alternative Transaction”), provided that such transaction is not the result of the termination of the Asset Purchase Agreement pursuant to Sections 12.1(b), (o) or (p) thereof, and further provided that the Break-Up Fee shall not be payable if such Alternative Transaction results from a credit bid made by the Agent following any termination of the Asset Purchase Agreement by the Purchaser.

(b)	The Debtor shall be obligated to pay the Expense Reimbursement to the Purchaser only if the Asset Purchase Agreement is terminated pursuant to Section 12.1 thereof (other than clauses (a), (b), (k), (o) or (p) thereof); provided, however, that the Debtor shall not be obligated to pay the Expense Reimbursement under any circumstances in which it pays the Break-Up Fee. The Break-Up Fee and Expense Reimbursement, as applicable, shall each constitute an administrative expense of the Debtor’s estate that shall be payable, in the case of an Alternative Transaction, in accordance with paragraph 28 of the Sale Motion from the proceeds thereof and payable prior to any NRG Support Payment Amount or other NRG Support Claim under the Omnibus Restructuring and Consent Agreement, dated as of August 18, 2003, among the Debtor, the Prepetition Secured Lenders and the Agent (the “ORCA”). In a case other than an Alternative Transaction, the Expense Reimbursement shall be payable pursuant and subject to the terms and conditions set forth in the ORCA.

(c)	A bid containing a purchase price higher than the Purchase Price set forth in the Asset Purchase Agreement will not be considered by the Debtor unless such Bid is at least $166,450,000, which is $1,500,000 (the “Initial Overbid Amount”) more than the purchase price set forth in the Asset Purchase Agreement plus the Break-Up Fee (the “Overbid Protection”). Any Bids thereafter must be at least $500,000 higher than the then existing highest or best bid.

IV.        ASSUMPTION AND ASSIGNMENT OF CONTRACTS

        PLEASE TAKE FURTHER NOTICE that the Debtor also seeks authority under Bankruptcy Code sections 105(a) and 365 to (i) assume and assign the Assigned Agreements listed on Schedule 3.8 to the Asset Purchase Agreement to the Purchaser free and clear of all claims and interests of any kind whatsoever, effective as of the Closing Date, and (ii) execute and deliver to the Purchaser such documents or other instruments as may be necessary to assign and transfer the Assigned Agreements thereto.

        PLEASE TAKE FURTHER NOTICE that, given the number of agreements likely to be transferred, the Debtor believes it is necessary to establish a process by which the Debtor and the counter-parties (the “Contract Parties”) to the Assigned Agreements can establish the cure obligations necessary to be paid under section 365 of the Bankruptcy Code (the “Cure Amount”).

        PLEASE TAKE FURTHER NOTICE that the Debtor proposes that no later than 5 business days after entry of the Bidding Procedures Order, it provide the Contract Party to each Assigned Agreement with a Contract Assignment Notice, substantially in the form attached to the Motion as Exhibit D, which will include the Debtor’s proposed Cure Amount as shown by the Debtor’s books and records. Pursuant to the Contract Assignment Notice, if the Applicable Contract Party does not properly object no later than 15 days after service of the Contract Assignment Notice, the Court shall enter an order deeming the amount set forth in the Contract Assignment Notice to be the actual Cure Amount payable under section 365 of the Bankruptcy Code.

        PLEASE TAKE FURTHER NOTICE that the Contract Assignment Notice also provides that the Purchaser’s promise to perform under the Assigned Agreements is deemed, absent objection, adequate assurance of future performance under the Assigned Agreements. Finally, the Debtor reserves the right to remove any Assigned Agreement from the Asset Purchase Agreement, thereby retaining all rights and liabilities thereunder.

VI.        SALE OF ACQUIRED ASSETS FREE AND CLEAR OF LIENS

        PLEASE TAKE FURTHER NOTICE that the Debtor proposes, pursuant to section 363(f) of the Bankruptcy Code, to sell the Debtor’s assets free and clear of any claims, liens, interests and/or other encumbrances. All such claims, liens, interests and/or other encumbrances will attach to the proceeds of the Sale. If the Sale Motion is granted and the assets are sold pursuant thereto, any party that believes it may have a claim, lien or interest or other encumbrance against, on, in or otherwise relating to any of the assets, shall be forever barred from asserting or enforcing such claim, lien, interest or other encumbrance against the Purchaser or any of the Sale Assets.

Dated: August ____, 2003
New York, New York

Respectively submitted, KIRKLAND & ELLIS LLP

Matthew A. Cantor, Esq. (MC 7727)
Robbin L. Itkin, Esq. (RI 1019)
Ryan Blaine Bennett, Esq. (RB 5236) (Admitted Pro Hac Vice)
Citigroup Center
153 East 53rd Street
New York, NY 10022-4675
Telephone: (212) 446-4800
Facsimile: (212) 446-4900

Reorganization Counsel for Debtor and Debtor in Possession

EXHIBIT F

[GENERAL NOTICE]

KIRKLAND & ELLIS LLP
Citicorp Center
153 East 53rd Street
New York, NY 10022-4675
Telephone: (212) 446-4800
Facsimile: (212) 446-4900
Matthew A. Cantor, Esq. (MC 7727)
Robbin L. Itkin, Esq. (RI 1019)
Ryan Blaine Bennett, Esq. (RB 5236) (Admitted Pro Hac Vice)

Reorganization Counsel for
Debtor and Debtor in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

x
In re		:	Chapter 11
:
NRG ENERGY, INC., et al.,		:
		:	Case No. 03-13024 (PCB)
	Debtors.	:
		:	(Jointly Administered)
x
In re		:
		:	Chapter 11
NRG McCLAIN LLC,		:
		:	Case No. 03-_____ (PCB)
	Debtor.	:
x

THIS NOTICE APPLIES TO:
All Debtors		NRG Power Marketing, Inc.
NRG Energy, Inc.		NRG Capital LLC
Arthur Kill Power LLC		NRG Finance Company I LLC
Astoria Gas Turbine Power LLC		NRG Central U.S. LLC
Berrians I Gas Turbine Power LLC		NRG Eastern LLC
Big Cajun II Unit 4 LLC		NRGenerating Holdings (No. 23) B.V.
Connecticut Jet Power LLC		NRG New Roads Holdings LLC
Devon Power LLC		NRG Northeast Generating LLC
Dunkirk Power LLC		NRG South Central Generating LLC
Huntley Power LLC		Oswego Harbor Power LLC
Louisiana Generating LLC		Somerset Power LLC
Middletown Power LLC		South Central Generation Holding LLC
Montville Power LLC		Norwalk Power LLC
Northeast Generation Holding LLC	X	NRG McClain LLC

NOTICE OF PROPOSED SALE, AUCTION AND HEARING ON THE DEBTOR’S
MOTION TO SELL SUBSTANTIALLY ALL OF NRG MCCLAIN LLC’S ASSETS

TO ALL INTERESTED PARTIES, PLEASE TAKE NOTICE THAT:

        NRG McClain LLC (the “Debtor”) has entered into an Asset Purchase Agreement with Oklahoma Gas & Electric Company, and has filed a motion (the “Motion”) to sell substantially all of its assets free and clear of liens, claims and encumbrances, pursuant to 11 U.S.C. § 363(f), after an auction and subject to higher or better offers. Pursuant to an Order entered by the Court on _______________, 2003, such auction will be held at the offices of Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, IL 60601 on ____________, 2003 beginning at ____:00 __.m. Prevailing Central Time. Subsequently, a hearing for approval of a sale of substantially all of the Debtor’s assets free and clear of liens to the successful bidder at the auction will be held at the United States Bankruptcy Court, Southern District of New York, Alexander Hamilton Courthouse, One Bowling Green, New York, NY 10004 on ____________, 2003 beginning at __:00 __.m. Prevailing Eastern Time. For details of the auction, bidding procedures and proposed sale please visit www.kccllc.com or call Christopher Schepper at [________________].

        Any objections to the proposed sale must be filed and served so as to be received by the parties identified in the Motion no later than _______________, 2003.

Dated: August ____, 2003
New York, New York

Respectively submitted, KIRKLAND & ELLIS LLP

Matthew A. Cantor, Esq. (MC 7727)
Robbin L. Itkin, Esq. (RI 1019)
Ryan Blaine Bennett, Esq. (RB 5236) (Admitted Pro Hac Vice)
Citigroup Center
153 East 53rd Street
New York, NY 10022-4675
Telephone: (212) 446-4800
Facsimile: (212) 446-4900

Reorganization Counsel for
Debtor and Debtor in Possession

EXHIBIT G

[ESCROW AGREEMENT]

ESCROW AGREEMENT

        THIS ESCROW AGREEMENT, made and entered into as of this [__] day of [_____], 2003 (this “Escrow Agreement”), by and among NRG MCCLAIN LLC, a Delaware limited liability company (the “Debtor”), NRG ENERGY, INC., a Delaware Corporation (“NRG”), [____________], as escrow agent (the “Escrow Agent”), WESTLB AG, NEW YORK BRANCH, as Collateral Agent pursuant to the below-defined Credit Agreement (the “Collateral Agent”) and [____________], as the Winning Bidder (“Winning Bidder”). Capitalized terms used herein and not defined herein shall have the meanings set forth in the below-defined Sale Motion and Approval Order.

RECITALS

        A.       The Debtor, the lenders party thereto from time to time as lenders (the “Lenders”), WestLB AG, New York Branch, as Agent and Collateral Agent are parties to the credit agreement, dated as of November 28, 2001 (as amended, the “Credit Agreement”) under which the Debtor has incurred indebtedness.

        B.       The Debtor and the Collateral Agent, inter alia, are parties to the Omnibus Restructuring and Consent Agreement dated as of August 18, 2003, (the “ORCA”), pursuant to which the Collateral Agent, on behalf of the Lenders, has consented to the Debtor selling substantially all of its assets in accordance with the provisions of the below-defined APA.

        C.       The Debtor and Oklahoma Gas & Electric Company (“OGE”) are parties to an asset purchase agreement dated as of August 18, 2003 (the “APA”), pursuant to which the Debtor has agreed to sell substantially all of its assets pursuant to an auction process under section 363 of the Bankruptcy Code.

        D.       The Debtor, OGE and the Collateral Agent have agreed on the form of certain sale motions to be filed with the court in connection with the sale of the Debtor’s assets

(such motions, the “Sale Motion”). In accordance with the Sale Motion, the Debtor has requested this Court’s approval of the auction process (such approval, the “Approval Order” and, together with the Sale Motion, the “Sale Motion and Approval Order”).

        E.       The Sale Motion and Approval Order provide for certain amounts in dispute as of the Closing Date to be placed into escrow pending either resolution among the parties or this Court’s ruling on how such disputed funds should be distributed. The Sale Motion and Approval Order include this form of escrow agreement for this Court’s consideration in retaining such funds in escrow pending resolution of the appropriate distribution thereof.

AGREEMENTS

        Accordingly, in consideration of the recitals and of the respective agreements and covenants contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

ESCROW

        Section 1.1      Disputed Amounts.

        (a)       Project Sale Proceeds. On the Closing Date, pursuant to the Order Authorizing Debtor’s Sale of Assets Pursuant to 11 U.S.C. §§ 105(a) and 363 (the “Approval Order”), by the United States Bankruptcy Court for the Southern District of New York (the “Court”) having jurisdiction over the jointly administered chapter 11 bankruptcy cases of the Debtor and related entities (the “Case”), the Winning Bidder shall, pursuant to Section VIII paragraph 28 of the Sale Motion and Approval Order, pay to the Escrow Agent, for deposit in an escrow account with the Escrow Agent (the “Account”), to be established by the Escrow Agent at least five business days prior to the Closing Date the sum of (i) the excess, if any, of the amount requested by NRG as constituting the NRG Support Payment Amount over the

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Undisputed NRG Support Payment Amount and (ii) an additional contingency amount, if any, mutually agreed to by NRG and the Agent at least five business days prior to the Closing Date in respect of the NRG Support Payment Amount not otherwise included in the amount referred to in the immediately preceding clause (i) (collectively, the “Disputed Amount”), in accordance with the terms of the Sale Motion and Approval Order.

        (b)       The Disputed Amount shall be held by the Escrow Agent in the Account for the benefit of NRG, the Collateral Agent and OGE. In no event shall the Escrow Agent disburse the Disputed Amount except in accordance with the Sale Motion and Approval Order and this Escrow Agreement.

        Section 1.2      Acceptance of Appointment as the Escrow Agent. The Escrow Agent, by signing this Escrow Agreement, accepts its appointment as escrow agent with respect to the Disputed Amount and agrees to hold and deliver the Disputed Amount and make disbursements from the Account in accordance with the terms of the Sale Motion and Approval Order and this Escrow Agreement.

        Section 1.3      Delivery of Disputed Amount. All Disputed Amounts released hereunder shall be released in accordance with Sections 1.4 and 1.5 hereof.

        Section 1.4      Escrow Period. The Escrow Agent shall hold the Disputed Amount during the Escrow Period. The “Escrow Period” shall commence on the Closing Date and terminate on the earlier of (a) the date the Collateral Agent and NRG reach a mutual agreement with respect to distribution of the amount of the Disputed Amount on deposit in the Escrow Account and obtain approval of the Court with respect to such distribution, if applicable, each of the Collateral Agent and NRG being required to use all commercially reasonable efforts to reach such an agreement and obtain such Court approval, if applicable, within forty-five (45)

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days after the Closing Date (the “45-day Period”), or (b) in the event the parties fail to reach an agreement within the 45-day Period, the date set by the Court pursuant to a special order requested under Section 3.2 of this Escrow Agreement for final settlement of distribution of the Disputed Amount.

        Section 1.5      Distribution of the Disputed Amount. Subject to any order of the Court directing otherwise, after the end of the Escrow Period, the Escrow Agent shall disburse the amount in escrow in accordance with the written direction of the Collateral Agent and NRG. In the event that any funds remain in the Account following disbursements made by the Escrow Agent to NRG, the Escrow Agent shall promptly transfer all such unused funds to the Collateral Agent for disbursement pursuant to Section 6.02 of the ORCA.

        Section 1.6      Method of Payment. All disbursements of the Disputed Amount shall be made by wire transfer of immediately available U.S. Federal funds to the payee so designated to the Escrow Agent to the account for such payee specified in Exhibit A hereto.

ARTICLE II

ESCROW AGENT

        Section 2.1      Rights and Responsibilities of the Escrow Agent.

        (a)       The duties and responsibilities of the Escrow Agent shall be limited to those expressly set forth in this Escrow Agreement and it shall not be subject to, nor obligated to recognize, any other agreement between, or direction or instruction of, any or all of the parties to this Escrow Agreement, unless such agreement, direction or instruction is in writing and made pursuant to a court order.

        (b)       If any controversy or dispute arises between the parties to this Escrow Agreement, or with any other party, concerning the subject matter of this Escrow Agreement, its terms or conditions, the Escrow Agent shall not be required to determine the controversy or to

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take any action regarding it. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by a court order. The Escrow Agent shall have no liability to the parties to this Escrow Agreement or any other party with respect to any such suspension of its performance, including, without limitation, any liability that may arise out of a delay in the disbursement of any funds held in the Account, except as a result of its gross negligence, willful misconduct, or bad faith.

        Section 2.2      Fees and Expenses of the Escrow Agent. The Escrow Agent shall be paid a fee for the establishment of the Account and for the provision of services under this Escrow Agreement as set forth in Exhibit B hereto (the “Escrow Fee”). The Escrow Fee and all reasonable out-of-pocket expenses and disbursements of the Escrow Agent shall, following review and approval thereof by NRG and the Collateral Agent, be paid from the Disputed Amount. In the event that the Disputed Amount is distributed to more than one party, the Escrow Fee and other disbursements payable to the Escrow Agent shall be shared pro rata based upon the percentage distribution received by each recipient of the Disputed Amount.

        Section 2.3      Indemnification of the Escrow Agent. The Debtor agrees to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, reasonable legal counsel fees and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of its duties under this Escrow Agreement, including but not limited to any litigation arising from this Escrow Agreement or involving its subject

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matter; provided, however, that neither the Debtor nor any other party hereto shall indemnify the Escrow Agent for any loss, claim, damage, liability or expense caused by the Escrow Agent’s gross negligence, willful misconduct, or bad faith.

ARTICLE III

MISCELLANEOUS

        Section 3.1      Notices. All notices, consents, approvals, notifications or other communications required of the parties under or pursuant this Escrow Agreement shall be given or made in writing (including by facsimile) delivered to the intended recipient at the address set forth below. All such communications shall be deemed to have been duly given when transmitted by facsimile transmittal (as confirmed by the facsimile machine of the sender) or personally delivered or, in the case of a mailed notice or notice sent by courier, upon receipt.

(i)	If to the Debtor or NRG, to: NRG McClain LLC c/o NRG Energy, Inc. 901 Marquette Avenue Suite 2300 Minneapolis, MN 55042 Attention: George P. Schaefer with a required copy to:
NRG West Coast LLC 4600 Carlsbad Blvd. Carlsbad, CA 92008 Attention: David Lloyd
(ii)	If to the Escrow Agent, to: [__________________] [Address]

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(iii)	If to the Collateral Agent, to:
WestLB AG, New York Branch
1211 Avenue of the Americas, 24th Floor
New York, NY 10036
Attention: Remy Savoya

with a copy to:

WestLB AG, New York Branch
1211 Avenue of the Americas, 24th Floor
New York, NY 10036
Attention: Arcadio Diaz

(iv)	If to the NRG Creditor's Committee, to: NRG Creditor's Committee Bingham McCutchen 399 Park Avenue New York, NY 10022-4689 Attention: Enid L. Veron, Esq.

Any party, by written notice to the other parties pursuant to this Section 3.1, may change the address or the persons to whom notices or copies thereof shall be directed.

        Section 3.2      Special Order Procedures. Each of the Collateral Agent and NRG shall be responsible for requesting such an order promptly upon expiration of the 45-day Period, and such order shall set forth the amounts to be paid to NRG, the Collateral Agent and OGE, as the case may be.

        Section 3.3      Assignment. This Escrow Agreement and the rights and duties hereunder shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. No rights, obligations or liabilities hereunder shall be assignable by any party without the prior written consent of each other party.

        Section 3.4      Entire Agreement. This Escrow Agreement, together with its Exhibits, as well as the Sale Motion and Approval Order to which this Escrow Agreement is an Exhibit, shall constitute the entire agreement among the parties hereto with respect to the subject

7

matter hereof and thereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect thereto.

        Section 3.5      Amendment. This Escrow Agreement may be amended or modified only by an instrument in writing duly executed by each of the parties to this Escrow Agreement.

        Section 3.6      Construction. This Escrow Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York without giving effect to the choice of law provisions thereof. The headings in this Escrow Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Escrow Agreement. Unless otherwise stated, references to Sections and Exhibits are references to Sections and Exhibits of this Escrow Agreement.

        Section 3.7      Third Parties. Nothing expressed or implied in this Escrow Agreement is intended, or shall be construed, to confer upon or give any person or entity other than the parties hereto any rights or remedies under, or by reason of, this Escrow Agreement.

        Section 3.8      Termination. This Escrow Agreement shall terminate at the time of the payment by the Escrow Agent of all of the Disputed Amount in accordance with the provisions of this Escrow Agreement.

        Section 3.9      Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument.

        Section 3.10      Severability. If any one or more of the provisions contained in this Escrow Agreement should be invalid, illegal or unenforceable as to any party or in any jurisdiction, then such provision or provisions shall be invalid, illegal or unenforceable without

8

affecting or otherwise impairing the enforceability of the remaining provisions contained herein and without affecting or otherwise impairing the enforceability of the same provisions in this Escrow Agreement with respect to any other party or in any other jurisdiction.

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        IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first written above.

NRG MCCLAIN LLC
By:_________________________________________________ Name: Title: NRG ENERGY, INC.
By:_________________________________________________ Name: Title:

10

WESTLB AG, NEW YORK BRANCH, as Agent and Collateral Agent
By:_________________________________________________ Name: Title:
By:_________________________________________________ Name: Title:

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[_____________], as Escrow Agent
By:_________________________________________________ Name: Title:

12

[____________________________] as Winning Bidder
By:_________________________________________________ Name: Title:

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Exhibit A

Wire Transfer Details

Exhibit B

Escrow Agent Fee

EXHIBIT C TO
ASSET PURCHASE AGREEMENT

BIDDING PROCEDURES ORDER

(See Exhibit A to the Sale Motion)

EXHIBIT D TO
ASSET PURCHASE AGREEMENT

APPROVAL ORDER

(See Exhibit C to the Sale Motion)

      Exhibit 99.01

OG&E to Acquire 77% Interest in McClain Power Plant
Fuel savings for customers, increased revenue for schools

OKLAHOMA CITY - OGE Energy Corp. (NYSE: OGE) announced today its subsidiary, Oklahoma Gas and Electric Company (OG&E), has signed an agreement to purchase a 77 percent interest in the McClain power plant near Newcastle, Okla. for $159.9 million.

NRG McClain LLC, an indirect subsidiary of NRG Energy Inc. of Minneapolis, agreed to sell its 400-megawatt interest in the 520-megawatt electric generating facility. The remaining 23 percent, or 120 megawatts of generating capacity, will continue to be owned by the Oklahoma Municipal Power Authority (OMPA).

“OG&E has had a longstanding working relationship with the OMPA and we look forward to strengthening our partnership as co-owners of this state-of-the-art power plant,” said Steven E. Moore, chairman, president and CEO of OGE Energy. “For our customers, OG&E’s acquisition of this new generating capacity represents a great opportunity for immediate cost savings and the continued reliability of their electric service.”

The acquisition is expected to close later this year. It is subject to Federal Energy Regulatory Commission approval and antitrust clearance under the Hart-Scott-Rodino Act. Also, since NRG McClain has filed for bankruptcy, the acquisition is subject to the approval of the bankruptcy court.

OG&E sought the acquisition under a 2002 Oklahoma rate settlement agreement which recognized the need for the company to acquire at least 400 megawatts of new generation. “We look forward to working with our state regulatory officials to ensure this power plant serves Oklahoma’s best interests,” Moore said.

OGE Energy spokesman Brian Alford said OG&E considered all options for expanding its capacity to deliver power to its Oklahoma customers. “Acquiring a 77 percent interest in the McClain plant, at the agreed-upon price, was clearly the best option,” Alford said. “It is below the cost of building a new plant and compares favorably to other opportunities in the marketplace. Once we take ownership of this new, highly efficient capacity, the savings for our customers begin right away, not three years from now as would be the case if we built a plant from the ground up.”

As part of the 2002 rate settlement agreement, OG&E guaranteed at least $25 million in annual savings to its customers, made possible by the new generation. Alford said OG&E expects the McClain plant to enable the company to meet that requirement.

Another benefit of OG&E’s ownership of the McClain facility, Alford said, is increased tax revenue for local schools at a time when they need it most. “We will pay more taxes on this plant than are being paid now,” he said. “We have no exemption. This means more money for Oklahoma schools.”

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With this acquisition, OG&E is taking a major step to ensure its long-term power supply needs are met, especially in light of increasing customer demand. In five of the last six years, OG&E customers have set new records for peak power demand. The current record, 5,908 megawatts, was set July 21.

“This new plant will give us an efficient means to meet the growing demand, replace expiring above-market cogeneration contracts that have been mandated by the federal government, and reduce our dependence on power-purchase contracts,” Alford said.

Construction of the McClain plant began in February 2000, initiated by a subsidiary of Duke Energy North America. Duke sold the 23 percent interest to the OMPA in December 2000 and its remaining 77 percent stake to NRG in June 2001, the same month the plant went into production. Using two combined-cycle General Electric generating turbines fueled by natural gas, the plant is rated at 520 megawatts. ONEOK Gas Transportation, a subsidiary of Tulsa-based ONEOK Inc., provides natural gas transportation and storage services to the McClain plant.

OG&E serves approximately 720,000 customers in a service territory spanning 30,000 square miles in Oklahoma and western Arkansas. OGE Energy also is the parent company of Enogex Inc., a natural gas pipeline company with principal operations in Oklahoma and Arkansas.

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